     As filed with the Securities and Exchange Commission on July 2, 2001

                                                      Registration No. 333-63588

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-4

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          ----------------------------

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                     6711                    63-0574085
      ----------------          -----------------          -------------------
      (State or other           (Primary Standard                (I.R.S.
      jurisdiction of               Industrial                  Employer
      incorporation or           Classification            Identification No.)
       organization)               Code Number)

                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                          ----------------------------

                                 ALTON E. YOTHER
                             SOUTHTRUST CORPORATION
                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

         PAUL S. WARE, ESQ.                       JAMES J. WHEATON, ESQ.
   BRADLEY ARANT ROSE & WHITE LLP          TROUTMAN SANDERS MAYS & VALENTINE LLP
    2001 PARK PLACE, SUITE 1400                     2525 DOMINION TOWER
        BIRMINGHAM, AL 35203                        999 WATERSIDE DRIVE
           (205) 521-8000                         NORFOLK, VIRGINIA 23510
                                                        (757) 687-7719

                          ----------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                        Proposed maximum        Proposed maximum       Amount of
            Title of each class of                  Amount to be          offering price       aggregate offering    registration
         securities to be registered                 registered              per unit                price                fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $2.50 per share..........................     5,435,502 Shares(1)              *               $123,466,951(3)       $30,866.74
Rights to Purchase Series 1999 Junior
 Participating Preferred Stock.............     5,435,502 Rights(2)
===================================================================================================================================

*        Not applicable.
(1) This registration statement covers (i) the maximum number of shares of the common stock of the registrant that is expected to be issued in connection with the merger of CENIT Bancorp, Inc. with and into a subsidiary of the registrant based on a conversion ratio known at the time of filing this registration statement, and (ii) the maximum number of shares of common stock reserved for issuance under various option plans of CENIT Bancorp, Inc., the obligations of which will be assumed by the registrant upon consummation of the merger, but which may be issued prior to consummation of the merger to the extent such options are currently exercisable.
(2) Represents one right issued in respect of each share of common stock of the registrant to be issued.
(3) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(f)(1) under the Securities Act of 1933.

                          ----------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                     [Logo]
                               CENIT BANCORP, INC.

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

To the Stockholders of CENIT Bancorp, Inc.:

         The board of directors of CENIT Bancorp, Inc. has approved a merger of CENIT Bancorp, Inc. into SouthTrust of Alabama, Inc., a subsidiary of SouthTrust Corporation. We have scheduled a vote on the merger to be held at our annual stockholders meeting. The annual meeting will be held on August 2, 2001, at 5:00 p.m. at the Norfolk Waterside Marriott Hotel, 235 East Main Street, Norfolk, Virginia. You are cordially invited to attend the meeting, at which you will also be asked to vote on nominees to our board of directors.


         Upon completion of the merger, you will receive 1.14 shares of SouthTrust Corporation common stock in exchange for each share of CENIT common stock that you hold. This conversion ratio is described in the section titled "Effect of the Merger on CENIT Common Stock" on page __ of this proxy statement/prospectus. The conversion ratio represents a value of $29.64 per CENIT common share based on the June 29, 2001 closing price of SouthTrust common stock.


--------------------------------------------------------------------------------
The board of directors has unanimously approved the merger agreement and the merger, and unanimously recommends that you vote "FOR" the approval of the merger agreement. The merger agreement cannot be approved unless the holders of a majority of the shares of CENIT common stock entitled to vote at the meeting approve it. We are sending this proxy statement/prospectus to you to ask for your vote in favor of the merger agreement.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This proxy statement/prospectus describes the merger agreement and the merger in more detail. Enclosed with this proxy statement/prospectus are the notice of meeting and the proxy card for the meeting. Please read all of these materials carefully.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This proxy statement also describes the nominees to CENIT's board of directors. The board of directors unanimously recommends that you vote "FOR" the election of each nominee.
--------------------------------------------------------------------------------

- Shares of SouthTrust common stock are quoted on The Nasdaq Stock Market under the symbol "SOTR".

- Our financial advisor, Trident Securities, has issued its opinion to the board of directors that the conversion ratio is fair from a financial point of view to the CENIT stockholders.

- We expect that the merger generally will be treated as a tax-free transaction for CENIT, SouthTrust and CENIT stockholders. Bradley Arant Rose & White LLP, counsel to SouthTrust, will issue an opinion concerning the federal income tax consequences of the merger. The opinion and the federal income tax consequences of the merger are described in greater detail in the section titled "Federal Income Tax Consequences" on page __ of this proxy statement/prospectus.

         Regardless of whether you plan to attend the annual meeting of CENIT stockholders being held on August 2, 2001, we urge you to complete, sign and return promptly the enclosed proxy card. You may also vote at the annual meeting by telephone or on the Internet, as described on your proxy card. Also enclosed for your review is a copy of the 2000 Annual Report for CENIT Bancorp, Inc.



   /s/CHARLES R. MALBON, JR.                        /s/MICHAEL S. IVES
--------------------------------          --------------------------------------
      CHARLES R. MALBON, JR.                           MICHAEL S. IVES
            Chairman                      President and Chief Executive Officer

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES THAT SOUTHTRUST IS OFFERING THROUGH THIS DOCUMENT ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF SOUTHTRUST, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


         The date of this proxy statement/prospectus is July 3, 2001, and it is being mailed or otherwise delivered to CENIT stockholders on or about that date.

                      REFERENCES TO ADDITIONAL INFORMATION

         This proxy statement/prospectus incorporates important business and financial information about SouthTrust and CENIT from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus, other than certain exhibits to those documents, by requesting them in writing or by telephone from SouthTrust or CENIT, as applicable, at the following addresses:

        SouthTrust Corporation                     CENIT Bancorp, Inc.
         420 North 20th Street                      Main Street Tower
        Birmingham, Alabama 35203            300 East Main Street, Suite 1350
       Attention: Alton E. Yother                 Norfolk, Virginia 23510
             (205) 254-5000                     Attention: John O. Guthrie
                                                     (757) 446-6600


         IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY THURSDAY, JULY 26, 2001 IN ORDER TO RECEIVE THEM BEFORE THE MEETING.

         See "Where You Can Find More Information" on page __ for further information.

                               CENIT Bancorp, Inc.
                                Main Street Tower
                        300 East Main Street, Suite 1350
                             Norfolk, Virginia 23510
                                 (757) 446-6600

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 2, 2001

                            -------------------------

         Notice is hereby given that a meeting of stockholders of CENIT Bancorp, Inc. ("CENIT"), a Delaware corporation, will be held on August 2, 2001 at 5:00 p.m. at the Norfolk Waterside Marriott Hotel, 235 East Main Street, Norfolk, Virginia for the following purposes:

                  1. to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of May 4, 2001, as amended, which provides for the merger of CENIT with and into SouthTrust of Alabama, Inc., a subsidiary of SouthTrust Corporation. In the merger, each share of CENIT common stock outstanding on the effective date of the merger will be converted into a number of shares of SouthTrust common stock determined in accordance with a formula set forth in the merger agreement. You can find a copy of the merger agreement, as amended, in Exhibit A to the accompanying proxy statement/prospectus. Please see the section titled "Effect of the Merger on CENIT Common Stock" on page __ of the accompanying proxy statement/prospectus for more details on the number of SouthTrust shares you would be entitled to receive in the merger.

                  2. to elect three directors for terms of three years each.

                  3. to transact other business, if any, that may properly come before the meeting or any adjournments or postponements of the meeting.

         Only those persons who hold shares of CENIT common stock at the close of business on June 26, 2001 are entitled to notice of and to vote at the meeting or at any adjournment or postponement of the meeting. The meeting may be adjourned or postponed more than once without further notice being given to stockholders of CENIT other than an announcement being made at the meeting or at any adjournment or postponement of the meeting. Any business referred to in this notice may be transacted at any adjournment or postponement of the meeting. A list of stockholders entitled to vote at the meeting will be available at CENIT Bancorp, Inc., Main Street Tower, 300 East Main Street, Suite 1350, Norfolk, Virginia 23510, for a period of ten days prior to the meeting, and will also be available for inspection at the meeting.

         We look forward to seeing you at the meeting. Your vote is important. Please mark, sign and return your proxy card, whether or not you plan to attend the meeting.


                                       By Order of the Board of Directors



                                       John O. Guthrie, Secretary

Norfolk, Virginia

July 3, 2001


WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT CENIT MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES MAY ALSO BE RETURNED BY THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE PROXY CARD.

                                TABLE OF CONTENTS

COMMON QUESTIONS AND ANSWERS ABOUT THE MERGER.............................................................................1

SUMMARY...................................................................................................................2

SELECTED FINANCIAL INFORMATION............................................................................................5
         Selected financial information about SouthTrust..................................................................5
         Selected financial information about CENIT.......................................................................6
         Selected pro forma information...................................................................................7
         Unaudited comparative per share data.............................................................................8

A WARNING ABOUT FORWARD-LOOKING INFORMATION...............................................................................9

THE MEETING..............................................................................................................10
         The Record Date; Quorum Requirement.............................................................................10
         Voting Rights and Votes Required................................................................................10
         Voting at the Meeting; Proxies..................................................................................10
         Solicitation of Proxies.........................................................................................11
         Effect of "Abstentions" and "Broker Non-Votes"..................................................................11

THE MERGER...............................................................................................................12
         General.........................................................................................................12
         Effective Time of the Merger....................................................................................12
         Background of the Merger........................................................................................13
         CENIT's Reasons for the Merger..................................................................................13
         SouthTrust's Reasons for the Merger.............................................................................14
         Opinion of Financial Advisor to CENIT...........................................................................14
         Interests of Certain Persons in the Merger......................................................................20
         Effect of the Merger on CENIT Common Stock......................................................................23
         Effect of the Merger on CENIT Stock Options and Stock Appreciation Rights.......................................23
         Effect of the Merger on the CENIT Employees Stock Ownership Plan................................................25
         Distribution of SouthTrust Stock Certificates...................................................................26
         Timing of Completion of the Merger..............................................................................26
         Regulatory Approvals............................................................................................26
         Conditions to be Satisfied or Waived before the Merger Can be Completed.........................................28
         Conduct of Business by CENIT Pending the Merger.................................................................28
         Other Covenants and Agreements..................................................................................29
         Waiver and Amendment............................................................................................30
         Termination of the Merger Agreement.............................................................................30
         Resales of Shares of SouthTrust Common Stock....................................................................31
         Anticipated Accounting Treatment................................................................................31
         Appraisal Rights................................................................................................31
         SouthTrust Stock Option Agreement...............................................................................31
         Expenses........................................................................................................34

FEDERAL INCOME TAX CONSEQUENCES..........................................................................................35

DESCRIPTION OF SOUTHTRUST CAPITAL STOCK..................................................................................37
         General.........................................................................................................37
         SouthTrust Common Stock.........................................................................................37
         SouthTrust Preferred Stock......................................................................................39

 MARKET PRICE AND DIVIDEND INFORMATION WITH RESPECT TO SOUTHTRUST COMMON STOCK AND CENIT COMMON STOCK....................40
         Market Price....................................................................................................40
         Dividends.......................................................................................................41

COMPARISON OF RIGHTS OF STOCKHOLDERS OF SOUTHTRUST AND STOCKHOLDERS OF CENIT.............................................43
         Voting Rights...................................................................................................43
         Rights on Liquidation...........................................................................................43
         Rights of Pre-emption...........................................................................................43
         Rights to Call a Special Meeting of the Stockholders............................................................43

         Stockholders' Rights to Amend Corporate Governing Documents.....................................................44
         Election and Classification of the Board of Directors...........................................................44
         Nomination of Directors by Stockholders.........................................................................44
         Rights to Remove a Director.....................................................................................44
         Stockholders' Rights to Reports.................................................................................45
         Effect of the Issuance of Preferred Stock.......................................................................45
         Rights Attached to Capital Stock................................................................................45

ELECTION OF DIRECTORS AT THE MEETING.....................................................................................45
         Information with Respect to Nominees and Continuing Directors...................................................46
         Meetings of the Board and Committees of the Board...............................................................47
         Directors' Fees.................................................................................................47
         Executive Compensation..........................................................................................47
         Compensation Committee Interlocks and Insider Participation.....................................................50
         Compensation Committee Report on Executive Compensation.........................................................51
         Stock Performance Graph.........................................................................................52
         Employment Agreements and Change of Control Arrangements........................................................53
         Transactions with Certain Related Persons.......................................................................54
         Other Potential Conflicts.......................................................................................55
         Compliance with Section 16(a) of the Securities Exchange Act of 1934............................................55

SUPERVISION AND REGULATION...............................................................................................55
         SouthTrust......................................................................................................55
         CENIT...........................................................................................................58

OWNERSHIP OF CENIT STOCK.................................................................................................58
         Beneficial Ownership of CENIT Common Stock......................................................................58
         5% Stockholders.................................................................................................59
         Directors and Executive Officers................................................................................59

WHERE YOU CAN FIND MORE INFORMATION......................................................................................61

CENIT'S AUDITORS AND AUDIT COMMITTEE REPORT..............................................................................63
         Independent Accountants.........................................................................................63
         Audit Committee Report..........................................................................................63
         Audit Fees......................................................................................................63
         Financial Information Systems Design And Implementation Fees....................................................63
         All Other Fees..................................................................................................64

OTHER EXPERTS AND COUNSEL................................................................................................64

SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER MATTERS....................................................................64

     EXHIBIT A
         AGREEMENT AND PLAN OF MERGER...................................................................................A-1

     EXHIBIT B
         OPINION OF TRIDENT SECURITIES..................................................................................B-1

     EXHIBIT C
         STOCK OPTION AGREEMENT.........................................................................................C-1

     EXHIBIT D
         CHARTER OF THE AUDIT COMMITTEE OF THE
         CENIT BOARD OF DIRECTORS.......................................................................................D-1

                  COMMON QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.       WHAT DO I NEED TO DO NOW?

A. Just indicate on your proxy card how you want to vote with respect to the merger agreement. Sign and return the proxy card in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so that your shares may be represented and voted at the meeting to be held on August 2, 2001.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. No. Your broker will not be able to vote your shares for or against the merger without instructions from you. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker to vote your shares will be the equivalent of voting against the approval of the merger agreement.

Q.       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the Secretary of CENIT stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may attend the meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy.

Q.       CAN I VOTE WITHOUT MAILING MY PROXY CARD?

A. Yes. You may also vote your proxy by internet or by telephone by following the instructions on your proxy card.

Q.       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After the merger is completed, SouthTrust will send you written instructions explaining how you should exchange your stock certificates.

Q.       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We expect the merger to be completed during the third quarter of 2001. We are working towards completing the merger as quickly as possible. To do so, the stockholders of CENIT must approve the merger agreement and the merger, and SouthTrust must obtain the banking and other regulatory approvals that are necessary to complete the merger.

Q. WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN COPIES OF THIS PROXY STATEMENT/PROSPECTUS?

A.       You should contact Alton E. Yother of SouthTrust, telephone (205)
         254-5000.

Q. WHY ARE WE BEING ASKED TO ELECT DIRECTORS AT THE MEETING IF THE MERGER IS EXPECTED TO HAPPEN IMMEDIATELY AFTER THE MEETING?

A. CENIT is required to have an annual meeting each year, at which it elects members of its board of directors. If the merger is approved, CENIT's separate board of directors will cease to exist once the merger takes place.

                                     SUMMARY

         This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. Each item in this summary refers to the page where that subject is discussed in more detail. You should carefully read the entire proxy statement/prospectus and other documents to which we refer to fully understand the merger. See "Where You Can Find More Information" on page __ on how to obtain copies of those documents. In addition, the merger agreement, as amended, is attached as Exhibit A to this proxy statement/prospectus. We encourage you to read the merger agreement because it is the legal document that governs the merger.


INFORMATION REGARDING SOUTHTRUST AND CENIT

SOUTHTRUST CORPORATION
420 NORTH 20TH STREET
BIRMINGHAM, ALABAMA 35203
(205) 254-5000

SouthTrust is a Delaware corporation and a registered financial holding company, and one of its wholly owned subsidiaries is SouthTrust of Alabama, Inc., an Alabama corporation. SouthTrust of Alabama owns SouthTrust Bank, an Alabama banking corporation. SouthTrust, through its subsidiaries, engages in a full range of banking services from more than 630 banking locations in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Texas. As of March 31, 2001, SouthTrust had consolidated total assets of approximately $46 billion, which ranked it as the twenty-sixth largest bank holding company in the United States.

SouthTrust has pursued a strategy of acquiring banks and financial institutions in or near major metropolitan or growth markets in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Texas. The purpose of this strategy is to give SouthTrust business development opportunities in metropolitan markets with favorable prospects for population and per capita income growth.

SouthTrust routinely evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this proxy statement/prospectus, discussions, and in some cases, negotiations and due diligence activities leading to the execution of preliminary or definitive acquisition agreements may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and, depending on the terms of these transactions, may dilute the SouthTrust common stock to be issued to you in the merger.

CENIT BANCORP, INC.
300 EAST MAIN STREET, SUITE 1350
NORFOLK, VIRGINIA 23510
(757) 446-6600

CENIT is a Delaware corporation and a registered savings and loan holding company. CENIT's wholly owned subsidiary is CENIT Bank, a federally chartered savings bank. CENIT Bank has seven direct or indirect wholly-owned subsidiaries. As of the date of this proxy statement/prospectus, the bank has 19 retail branch offices in southeastern Virginia in addition to its main office. The bank operates 6 off-premises ATMs, in addition to the ATMs located at all but one of its offices. The bank also operates four mortgage offices within the offices of a residential realty company. As of March 31, 2001, CENIT had consolidated assets of $664.8 million, deposits of $504.6 million and stockholders' equity of $52.8 million.

RECOMMENDATIONS OF CENIT'S BOARD AND OPINION OF FINANCIAL ADVISOR  (SEE PAGE __)

The CENIT board believes that the merger is in your best interests and has unanimously approved the merger agreement. The CENIT board recommends that you vote "FOR" approval of the merger agreement.

In deciding to approve the merger, CENIT's board considered the opinion of its financial advisor, Trident Securities, that as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the conversion ratio is fair, from a financial point of view, to the stockholders of CENIT. The full text of this opinion is attached as Exhibit B to this proxy statement/prospectus, and you are urged to read this opinion in its entirety.

MEETING TO BE HELD ON AUGUST 2, 2001 (SEE PAGE __)

The meeting of CENIT stockholders will be held at 5:00 p.m. on August 2, 2001, at the Norfolk Waterside Marriott Hotel, Norfolk, Virginia. At the meeting, you will be asked to consider and vote to approve the merger agreement (which provides for the merger of CENIT into SouthTrust of Alabama).

RECORD DATE SET AT JUNE 26, 2001; A MAJORITY VOTE OF OUTSTANDING SHARES IS REQUIRED TO APPROVE MERGER (SEE PAGE __)

You can vote at the meeting if you owned CENIT common stock at the close of business on June 26, 2001. As of that date, there were 4,430,690 shares of CENIT common stock issued and outstanding and entitled to be voted at the meeting. The affirmative vote of the holders of at least a majority of the shares of CENIT common stock entitled to be cast on the merger agreement is required. IF YOU DO NOT VOTE YOUR SHARES OF COMMON STOCK, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER.

SOUTHTRUST BANK WILL BE THE SURVIVING BANK (SEE PAGE __)

CENIT will be merged with and into SouthTrust of Alabama, and SouthTrust of Alabama will be the surviving corporation after the merger. The directors and officers of SouthTrust of Alabama before the merger will continue to serve as the directors and officers of SouthTrust of Alabama after the merger. In a related transaction, CENIT Bank will be merged with and into SouthTrust Bank. Certain officers of CENIT Bank will become officers of SouthTrust Bank.

MERGER CONSIDERATION (SEE PAGE __)

When the merger is complete, each of your shares of CENIT common stock will be converted into the right to receive 1.14 shares of SouthTrust common stock.

The conversion ratio is fixed except for any adjustments made in the event of a stock split, reverse stock-split or stock dividend issued by SouthTrust. The market price of SouthTrust common stock may change at any time.

Consequently, the value of the SouthTrust common stock you will be entitled to receive as a result of the merger may be significantly higher or lower than its current value or its value at the date of the meeting.

In the case of fractional shares, you will receive cash instead of a fractional share. For example, if you hold 110 shares of CENIT common stock, you will receive 125 shares of SouthTrust common stock, plus a cash payment equal to 0.4 of a share of SouthTrust common stock.

SouthTrust will assume all options to acquire CENIT common stock in accordance with the terms of the CENIT stock option plans. The options will become options to acquire SouthTrust common stock in an amount and for an exercise price adjusted pursuant to the conversion ratio, as described on page __.

The holders of CENIT stock appreciation rights may elect prior to completion of the merger to exercise such rights for stock or cash in an amount determined in accordance with the formula described on page __. To the extent that holders of CENIT stock appreciation rights do not elect to receive cash prior to completion of the merger, such rights will become rights to acquire shares of SouthTrust common stock as described on page __.

At SouthTrust's request, CENIT has agreed to use its best efforts to amend the CENIT stock option and related agreements to provide that all stock appreciation rights that have not been exercised will terminate at the effective time of the merger. If the holders of the stock appreciation rights agree to this amendment, once the merger is effective, all unexercised stock appreciation rights will terminate, but the options to which such rights are related will remain in effect. If the amendment is not approved, the stock appreciation rights will continue in effect but will only be exercisable for shares of SouthTrust common stock and not for cash.

Restricted shares of CENIT common stock awarded to certain CENIT executives pursuant to the CENIT management recognition plan will become earned and vested upon completion of the merger. Each share of CENIT common stock awarded pursuant to the management recognition plan will be converted into the right to receive
1.14 shares of SouthTrust common stock.

GENERALLY, THE MERGER WILL BE A TAX-FREE TRANSACTION FOR CENIT STOCKHOLDERS (SEE PAGE __)

We expect that for United States federal income tax purposes, you will not recognize any gain or loss in the merger, except in connection with any cash that you may receive instead of a fractional share of SouthTrust common stock. Your holding period for the SouthTrust common stock received in the merger, which determines how any gain or loss should be treated for federal income tax purposes upon future sales of SouthTrust common stock, generally will include your holding period for the shares of CENIT common stock you exchange in the merger.

This tax treatment may not apply to all CENIT stockholders, including stockholders who are non-U.S. persons or dealers in securities. You should consult your own tax advisor for a full understanding of the merger's tax consequences for you.

CENIT STOCKHOLDERS DO NOT HAVE APPRAISAL RIGHTS AS A RESULT OF THE MERGER (SEE PAGE __)

The stockholders of CENIT do not have any right to an appraisal of the value of their shares in connection with the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE __)

Some of the directors and executive officers of CENIT have interests in the merger that are different from, or in addition to, your interests. Among those are certain employment and non-competition agreements that provide for payments if the merger is completed, as well as certain rights to indemnification and the rights to participate in the employee benefit plans of SouthTrust.

CONDITIONS THAT MUST BE SATISFIED FOR THE MERGER TO OCCUR (SEE PAGE __)

Completion of the merger is subject to various conditions, which include:

- approval of the merger agreement by CENIT's stockholders and the sole stockholder of SouthTrust of Alabama;

- receipt of all banking and other regulatory consents and approvals necessary to permit completion of the merger;

- no actual or threatened causes of action concerning the merger agreement; and

- receipt of the legal opinion concerning the tax implications of the merger.

CENIT HAS GRANTED SOUTHTRUST AN OPTION TO PURCHASE SHARES OF CENIT COMMON STOCK (SEE PAGE __)

In connection with the merger agreement, CENIT granted SouthTrust an option to purchase up to 1,184,426 shares of CENIT common stock at a price of $26.43 per share. The option is exercisable upon the occurrence of certain events generally involving a competing transaction with a third party to acquire CENIT or a significant amount of its stock or assets. As of the date of this proxy statement/prospectus, we know of no such event that has occurred. The option could have the effect of discouraging other companies from offering to acquire CENIT.

The stock option agreement limits the profit SouthTrust is entitled to receive as a result of the exercise of any rights under the stock option agreement to $4,400,000. We have attached the stock option agreement as Exhibit C to this proxy statement/prospectus.

REGULATORY APPROVALS SOUTHTRUST MUST OBTAIN FOR THE MERGER (SEE PAGE __)

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System, the Alabama State Banking Department, the Office of Thrift Supervision, and the Virginia State Corporation Commission. SouthTrust has filed applications with the Federal Reserve Board, Alabama State Banking Department and the Virginia State Corporation Commission for approval of the merger and has given notice to the Office of Thrift Supervision. In addition, the merger is subject to the approval of or notice to other regulatory authorities. We cannot be certain when or if SouthTrust will obtain the regulatory approvals.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE __)

CENIT and SouthTrust can mutually agree at any time to abandon the merger and terminate the merger agreement, even if CENIT's stockholders have approved it. Either the SouthTrust board or the CENIT board may decide, without the consent of the other, to abandon the merger if:

- the other party breaches the merger agreement in a material way and does not, or cannot, correct the breach in 30 days;

- the other party makes an inaccurate representation or warranty and fails to correct it within 30 days of giving notice of the inaccuracy;

-        the merger has not been completed by October 31, 2001;

- a governmental authority denies an approval necessary to complete the merger, in a final and nonappealable way;

-        CENIT's stockholders fail to approve the merger agreement; or

- certain conditions to the obligations of CENIT and SouthTrust to complete the merger cannot be satisfied.

Under certain circumstances, if SouthTrust terminates the agreement, SouthTrust must reimburse CENIT for expenses paid relating to environmental assessments, title insurance and land surveys, all as described on pages __ to __.

NO SOLICITATION (SEE PAGE __)

CENIT has agreed that CENIT will not, directly or indirectly, solicit or encourage an acquisition proposal by any other person.

STOCKHOLDER RIGHTS (SEE PAGE __)

Currently, your rights as a CENIT stockholder are governed by Delaware law, and our certificate of incorporation and bylaws. After the merger, you will become a SouthTrust stockholder and your rights as a stockholder will continue to be governed by Delaware law, as well as SouthTrust's restated certificate of incorporation and restated bylaws.

MARKET PRICE INFORMATION

SouthTrust common stock is traded on Nasdaq under the symbol "SOTR." CENIT common stock is traded on Nasdaq under the symbol "CNIT." The following tables sets forth the historical price of SouthTrust common stock and CENIT common stock as of the date preceding the public announcement of the merger and as of the most recent date practicable preceding this proxy statement/prospectus, adjusted to reflect the 2-for-1 stock split for SouthTrust common stock declared on April 18, 2001.


                                                           SouthTrust
                                                          Common Stock
                                                        Last Sales Price
                                                        ----------------
                  May 3, 2001                               $23.18
                  June 29, 2001                             $26.00

                                                             CENIT
                                                          Common Stock
                                                        Last Sales Price
                                                        ----------------
                  May 3, 2001                               $16.00
                  June 29, 2001                             $29.50

                         SELECTED FINANCIAL INFORMATION

SELECTED FINANCIAL INFORMATION ABOUT SOUTHTRUST

         The table below presents selected historical consolidated financial information about SouthTrust. The historical income statement data for the five fiscal years ended December 31, 1996 to 2000 is derived from audited consolidated financial statements of SouthTrust. The per share data contained in the table below has been adjusted to reflect the 2-for-1 stock split for SouthTrust common stock declared on April 18, 2001. The financial data for the interim periods ended March 31, 2000 and 2001 is derived from the unaudited historical consolidated financial statements of SouthTrust and reflect, in the opinion of management of SouthTrust, all adjustments of a normal recurring nature necessary for a fair presentation of the unaudited interim period data. Results for the interim periods do not necessarily indicate results that may be expected for any other interim or annual period. You should read the following table in conjunction with the consolidated financial statements of SouthTrust, and the notes relating to the consolidated financial statements, contained in documents included elsewhere in this proxy statement/prospectus or incorporated into this document by reference. See "Where You Can Find More Information" on page __.


                        SOUTHTRUST AND ITS SUBSIDIARIES

                                                                                                                 Three Months
                                                         Years Ended December 31,                               Ended March 31,
                                  ---------------------------------------------------------------------   -------------------------
                                     2000           1999           1998           1997         1996           2001         2000
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------
INCOME STATEMENT DATA
  (in thousands,
     except per share data):
  Interest income ..............  $ 3,394,088    $ 2,906,447    $ 2,557,462   $ 2,232,252   $ 1,804,220   $   844,497   $   815,507
  Interest expense .............    2,008,351      1,539,538      1,386,256     1,186,079       938,194       493,575       459,347
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------
    Net interest income ........    1,385,737      1,366,909      1,171,206     1,046,173       866,026       350,922       356,160
  Provision for loan losses ....       92,827        141,249         94,796        90,613        90,027        22,811        30,662
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------
  Net interest income after
    provision for loan losses ..    1,292,910      1,225,660      1,076,410       955,560       775,999       328,111       325,498
  Non-interest income ..........      516,751        444,296        385,748       270,306       253,518       130,348       112,915
  Securities gains (losses) ....      (11,068)          (739)            94           201         1,291            12           561
  Non-interest expense .........    1,087,196      1,010,501        914,443       748,216       643,298       267,002       263,612
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------
  Income before income taxes ...      711,397        658,716        547,809       477,851       387,510       191,469       175,362
  Income taxes .................      229,067        215,543        179,199       171,143       132,807        61,613        57,274
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------
    Net income .................  $   482,330    $   443,173    $   368,610   $   306,708   $   254,703   $   129,856   $   118,088
                                  ===========    ===========    ===========   ===========   ===========   ===========   ===========

  Net income per diluted
    common share ...............  $      1.43    $      1.32    $      1.13   $      1.02   $      0.90   $      0.38   $      0.35
  Cash dividends declared
    per common share ...........         0.50           0.44           0.38          0.34          0.30          0.14          0.13
  Average diluted common
    shares outstanding
    (in thousands) .............      337,812        337,556        328,296       302,016       284,308       341,728       337,394

BALANCE SHEET DATA (at period end)
  (in thousands):
  Total assets .................  $45,146,531    $43,262,512    $38,133,774   $30,906,445   $26,223,193   $45,957,237   $43,866,339
  Total loans, net of unearned
    income .....................   31,396,156     31,697,841     27,317,506    22,474,785    19,331,132    31,963,745    31,824,574
  Total deposits ...............   30,702,539     27,739,345     24,839,892    19,586,584    17,305,493    28,558,942    28,550,481
  Total stockholders' equity ...    3,352,460      2,927,429      2,738,266     2,194,641     1,734,892     3,530,597     2,974,260

SELECTED FINANCIAL INFORMATION ABOUT CENIT

         The following table presents selected historical consolidated financial information for CENIT. Our historical income statement data for the five fiscal years ended December 31, 1996 to 2000 is derived from our audited consolidated financial statements. The financial data for the interim periods ended March 31, 2000 and March 31, 2001, are derived from the unaudited historical consolidated financial statements of CENIT and reflect, in the opinion of our management, all adjustments of a normal recurring nature necessary for a fair presentation of unaudited interim period data. Results for the interim periods do not necessarily indicate results which may be expected for any other interim or annual period. You should read the following table in conjunction with our financial statements, and the notes relating to our financial statements, which are incorporated in this proxy statement/prospectus by reference. See "Where You Can Find More Information" on page __.

                           CENIT AND ITS SUBSIDIARIES

                                                                                                                 Three Months
                                                         Years Ended December 31,                               Ended March 31,
                                  ---------------------------------------------------------------------   -------------------------
                                     2000           1999           1998           1997         1996           2001         2000
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------
INCOME STATEMENT DATA
  (in thousands,
     except per share data):
  Interest income ..............  $    46,374    $    43,312    $    47,031   $    50,776   $    48,171   $    11,507   $    11,598
  Interest expense .............       24,861         21,980         25,805        29,310        28,087         5,971         6,204
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------
    Net interest income ........       21,513         21,332         21,226        21,466        20,084         5,536         5,394
  Provision for loan losses ....           48             98            510           600           377            12            29
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------
  Net interest income after
    provision for loan losses ..       21,465         21,234         20,716        20,866        19,707         5,524         5,365
  Other income .................        6,659          7,132          7,013         5,713         3,894         1,756         1,593
  Other expenses ...............       19,247         18,899         18,197        17,312        18,172         4,714         4,787
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------
  Income before income taxes ...        8,877          9,467          9,532         9,267         5,429         2,566         2,171
  Provision for income taxes ...        3,196          3,408          3,417         3,264         1,821           949           782
                                  -----------    -----------    -----------   -----------   -----------   -----------   -----------

  Net income ...................  $     5,681    $     6,059    $     6,115   $     6,003   $     3,608   $     1,617   $     1,389
                                  ===========    ===========    ===========   ===========   ===========   ===========   ===========

  Net income per diluted
    common share ...............  $      1.27    $      1.30    $      1.27   $      1.20   $       .72   $       .38   $       .30
  Cash dividends declared
    per common share ...........          .60            .60            .41           .33           .25           .16           .15
  Average diluted common shares
    outstanding (in thousands) .        4,461          4,659          4,830         4,986         4,998         4,301         4,600


BALANCE SHEET DATA
  (at period end)
     (in thousands):
  Total assets .................  $   632,229    $   674,213    $   641,056   $   718,083   $   707,100   $   664,815   $   664,129
  Total loans, net of
    unearned income ............      472,516        469,618        484,783       486,487       422,219       461,823       464,826
  Total deposits ...............      494,484        464,618        496,772       507,670       498,965       504,564       498,183
  Total stockholders' equity ...       51,453         51,265         50,076        49,937        49,608        52,812        51,056

SELECTED PRO FORMA INFORMATION

         The following table presents unaudited pro-forma combined financial information for SouthTrust and CENIT that has been prepared to give you a better picture of the possible financial position of the combined company had the merger already taken place at the beginning of each fiscal period described below. This information is known as "pro forma" information and has been prepared by combining certain selected historical information about us and SouthTrust together. This pro forma information has been prepared for illustrative purposes only. You should not rely on this information as being indicative of the financial results the combined company would have had if the merger had already been completed or will have in the future if the merger is completed. This information should be read in conjunction with our financial statements and the consolidated financial statements of SouthTrust and the respective related notes incorporated in this proxy statement/prospectus by reference. The per share pro forma information contained in the table below has been adjusted to reflect the 2-for-1 stock split for SouthTrust common stock declared on April 18, 2001. See "Where You Can Find More Information" on page __.

                         PRO FORMA COMBINED INFORMATION
                              SOUTHTRUST AND CENIT


                                                     Year Ended    Three Months Ended
                                                    December 31,        March 31,
                                                    ------------   ------------------
                                                        2000             2001
                                                    ------------   ------------------
INCOME STATEMENT DATA
  (in thousands, except per share data):
Interest income .............................        $3,440,462       $856,004
Interest expense ............................         2,033,212        499,546
                                                     ----------       --------
  Net interest income .......................         1,407,250        356,458
Provision for loan losses ...................            92,875         22,823
                                                     ----------       --------
Net interest income after provision
  for loan losses ...........................         1,314,375        333,635
Non-interest income .........................           512,342        132,116
Non-interest expense ........................         1,109,803        272,556
                                                     ----------       --------
Income before income taxes ..................           716,914        193,195
Income taxes ................................           232,263         62,562
                                                     ----------       --------
  Net income ................................        $  484,651       $130,633
                                                     ==========       ========

Net income per diluted common share .........        $     1.41       $   0.38
Average diluted common shares outstanding
  (in thousands) ............................           342,898        346,631

BALANCE SHEET DATA
  (in millions)
Total assets ................................        $   45,863       $ 46,706
Total loans, net of unearned income .........            31,868         31,965
Total deposits ..............................            31,198         29,064
Total stockholders' equity ..................             3,488          3,668

UNAUDITED COMPARATIVE PER SHARE DATA

         The following table shows information about the net income per share, cash dividends per share and book value per share of SouthTrust and of CENIT on an historical basis and similar information after giving effect to the merger (which is called "pro forma" information). In presenting the pro forma information, we assumed that we had been merged as of the beginning of the periods presented. SouthTrust's pro forma amounts represent the pro forma amounts of the two companies combined. We used the conversion ratio of 1.14 in computing the CENIT pro forma equivalent amounts. The pro forma information gives effect to the merger under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America, or GAAP. The information in the following table has been adjusted to reflect the 2-for-1 stock split for SouthTrust common stock declared on April 18, 2001.

         We expect that we will incur merger and integration charges as a result of combining our companies. The pro forma information is helpful in illustrating the financial characteristics of the combined company under one set of assumptions. However, it does not reflect these expenses and, accordingly, does not attempt to predict or suggest future results. Also, it does not necessarily reflect what the historical results of the combined company would have been had our companies been combined for the periods presented. The information for interim periods does not necessarily reflect results that would be expected for the entire year or any other interim period. You should read the information in the following table in conjunction with our financial statements and the financial statements of SouthTrust, and the respective related notes, incorporated in this proxy statement/prospectus by reference, and with the unaudited pro forma combined information contained on the preceding page. See "Where You Can Find More Information" on page __.


                                                             Year Ended                Three Months Ended
                                                            December 31,                    March 31,
                                                            ------------              -------------------
                                                                2000                          2001
                                                            ------------              -------------------
Net income per diluted common share:
         SouthTrust ..............................            $  1.43                         $ 0.38
         CENIT ...................................               1.27                           0.38
         SouthTrust pro forma combined ...........               1.41                           0.38
         CENIT pro forma equivalent ..............               1.61                           0.43

Cash dividends per common share:
         SouthTrust ..............................            $  0.50                         $ 0.14
         CENIT ...................................               0.60                           0.16
         SouthTrust pro forma combined ...........               0.50                           0.14
         CENIT pro forma equivalent ..............               0.57                           0.16

Book value per common share (period end):
         SouthTrust ..............................            $  9.92                         $10.39
         CENIT(1) ................................              11.58                          11.92
         SouthTrust pro forma combined ...........              10.16                          10.63
         CENIT pro forma equivalent ..............              11.59                          12.12


---------------
(1)      Includes unallocated shares held in CENIT's Employee Stock Ownership
         Plan.

                   A WARNING ABOUT FORWARD-LOOKING INFORMATION

         This proxy statement/prospectus contains information about possible or assumed future results of operation or the performance of SouthTrust after the merger is completed. These forward-looking statements may be made directly in this document or may be contained in documents that are incorporated by reference from other documents into this document. You can identify many of these forward-looking statements by looking for statements that are preceded by, followed by or include the words "believes", "expects", "anticipates", "estimates" or similar expressions.

         These forward-looking statements are not guarantees of future performance and involve risks and uncertainties. In addition, many of these forward-looking statements are based on assumptions about the future that may prove to be inaccurate. Many possible events and factors could affect the future financial results and performance of SouthTrust. This could cause actual results and performance to differ materially from those expressed in the forward-looking statements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date it is made, and you should consider the risks of inaccuracies when you consider and decide on the merger.

         Listed below are events and factors that may cause the forward-looking statements to be inaccurate:

         - SouthTrust may have trouble or be delayed in obtaining regulatory approvals for the merger;

         - SouthTrust may experience lower than expected revenues after the merger, higher than expected operating costs after the merger or higher than expected losses of deposits, customers and business after the merger;

         - after the merger, SouthTrust may experience lower than expected cost savings from the merger, or delays in obtaining, or an inability to obtain, cost savings from the merger;

         - SouthTrust may have trouble integrating our businesses or retaining key personnel;

         - competition among depository and other financial institutions may increase significantly;

         -        adverse changes in the securities markets may occur;

         - changes in inflation and in the interest rate environment may reduce SouthTrust's margins or reduce the fair value of SouthTrust's investments;

         - adverse changes in general economic conditions, either nationally or in the combined company's market areas, may occur;

         - adverse legislative or regulatory changes that adversely affect SouthTrust's business may occur;

         - after the merger, SouthTrust may experience difficulties in entering new markets successfully and capitalizing on growth opportunities; or

         - technological changes and systems integration may be more difficult or expensive than SouthTrust expects.

                                   THE MEETING

         At the meeting, you will be asked to consider both the election of nominees to CENIT's board of directors and the approval of the proposed merger with SouthTrust. SouthTrust and CENIT have agreed that CENIT will be merged into SouthTrust of Alabama. The merger cannot be completed unless our stockholders approve it. Your board is providing this proxy statement/prospectus to you in connection with our solicitation of proxies for use at the meeting of our stockholders and at any adjournments or postponements thereof. The meeting of our stockholders will take place on August 2, 2001, at 5:00 p.m., local time, at the Norfolk Waterside Marriott Hotel, 235 East Main Street, Norfolk, Virginia, unless it is postponed or adjourned to a later date. At the meeting, you will be asked to vote on a proposal to approve the merger. We encourage all of our stockholders to vote on the election of directors and the proposal to approve the merger, and we hope that the information contained in this document will help you decide how you wish to vote at the meeting. SouthTrust is also providing this proxy statement/prospectus to you as a prospectus in connection with the offer and sale by SouthTrust of its shares of common stock as a result of CENIT's merger into SouthTrust of Alabama.

THE RECORD DATE; QUORUM REQUIREMENT

         Your board of directors has determined that only those persons or entities who are recorded in our records as holding shares of CENIT common stock as of the close of business on June 26, 2001, are entitled to notice of and entitled to vote at the meeting. This notice of annual meeting accompanies this proxy statement/prospectus.

         Before any business may be transacted at the meeting, a sufficient number of our stockholders who between them hold at least a majority of the issued and outstanding shares of CENIT common stock entitled to vote at the meeting must be present, either in person or by proxy, at the meeting. As of the record date, there were 4,430,690 shares of CENIT common stock issued and outstanding. Accordingly, at least 2,215,346 shares of CENIT common stock must be present at the meeting.

VOTING RIGHTS AND VOTES REQUIRED

         Each share of CENIT common stock held by you is entitled to one vote on every matter to be considered at the meeting. The election of directors will require that each director nominee receive a plurality of the votes cast. Approval of the merger requires the affirmative vote of our stockholders who hold at least a majority of the issued and outstanding shares of CENIT common stock (i.e. 2,215,346) shares of CENIT common stock). IF YOU DO NOT VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

         As of the close of business on the record date our directors and executive officers and their affiliates beneficially owned and were entitled to vote approximately 255,688 shares of CENIT common stock, which represents approximately 5.77% of the shares of CENIT common stock issued and outstanding on that date. Each of our directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the shares of CENIT common stock owned by him or her FOR the proposal to approve the merger at the annual meeting.

VOTING AT THE MEETING; PROXIES

         If you wish to vote on the merger proposal or the election of directors you may either attend the meeting and vote your shares of CENIT common stock in person, or you may appoint a person to act as your proxy who will vote your shares at the meeting in accordance with your instructions. Every stockholder is welcome and encouraged to attend the meeting. If you wish to vote your shares by way of a proxy, please complete, sign and date the proxy card enclosed with this proxy statement/prospectus and mail it to us in the enclosed envelope. You may also vote via the internet or by telephone in accordance with the instructions set forth on the proxy card. If you properly complete a proxy and we receive the proxy before or at the meeting, your shares of CENIT common stock will be voted in accordance with the voting instructions you completed on the proxy. If you grant a proxy by signing and returning to us the enclosed proxy card without completing the voting instructions, your shares of CENIT common stock will be voted "FOR" each director nominee and "FOR" the proposal to approve the merger. Your board of directors is not aware of any other matter to be presented for action by our stockholders at the meeting. If, however, other matters do properly come before the meeting, your shares will be voted or not voted on such other matters by the persons named in your proxy in their discretion and best judgment.

         In the event a quorum is not present at the time the meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may postpone the meeting or may adjourn the meeting with or without a vote of our stockholders. If we propose to adjourn the meeting by a vote of our stockholders, the persons named in the enclosed form of proxy will vote all CENIT common stock for which they have voting authority in favor of an adjournment.

         You may revoke your proxy at any time prior to its exercise at the meeting by:

         - writing to us and notifying us that you wish to revoke your written proxy

         - properly completing, signing and returning to us another proxy that is dated after any proxy or proxies previously granted by you, or

         -        attending the meeting and voting in person.


--------------------------------------------------------------------------------

         All written notices of revocation and other communications about your proxy should be addressed to us as follows:

                          CENIT Bancorp, Inc.
                           Main Street Tower
                   300 East Main Street, Suite 1350
                        Norfolk, Virginia 23510
                      Attention: John O. Guthrie

         All notices of revocation of proxies must be received by us as originals sent by hand delivery, U.S. mail or overnight courier. You may not revoke your proxy by sending us your written notice by any other means, including facsimile, telex or any form of electronic communication.

--------------------------------------------------------------------------------

         If you grant a proxy by completing, signing and returning to us the enclosed proxy card, or by voting on the internet or by telephone, you are not prevented from attending the annual meeting and voting in person. However, your attendance at the meeting will not by itself revoke a proxy that you have previously granted; you must also vote in person at the meeting. If you instructed your broker to vote your shares of CENIT common stock, you must contact your broker and follow your broker's directions in order to change your vote.

         Please do not send your stock certificates representing the shares of CENIT common stock held by you to us at this time. If the merger is approved at the meeting, SouthTrust's exchange agent, American Stock Transfer & Trust Company, will send you a letter of transmittal with instructions that will describe how you can surrender your stock certificates and exchange your shares of CENIT common stock for shares of SouthTrust common stock after the merger is completed.


SOLICITATION OF PROXIES

         This proxy solicitation is being made by your board of directors. The cost of solicitation of proxies will be borne by CENIT. We have engaged Georgeson & Company to assist us in proxy solicitations regarding the meeting. Georgeson & Company will perform these services at an anticipated cost of approximately $9,500 plus expenses. Proxies may also be solicited personally or by telephone, fax, or telegraph by our directors, officers, and employees, without additional compensation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to the beneficial owners of shares of CENIT common stock.


EFFECT OF "ABSTENTIONS" AND "BROKER NON-VOTES"

         We intend to count "abstentions" and "broker non-votes" only for the purpose of determining if a quorum is present at the meeting; they will not be counted as votes cast on the director elections or the proposal to approve the merger agreement. An "abstention" will occur if your shares are deemed to be present at the meeting, either because you attend the meeting or because you have properly completed and returned a proxy, but you do not vote on any matter at the meeting. A "broker non-vote" will occur if your shares are held by a broker or nominee and the shares are deemed to be present at the meeting but you have not instructed your broker or nominee how to vote. Brokerage firms that hold shares in street name for a client may not vote the client's shares with respect to any "non-discretionary" item if the client has not furnished voting instructions to the brokerage firm. Accordingly, abstentions and broker non-votes will have the same effect as a vote against a proposal.

--------------------------------------------------------------------------------

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT OUR STOCKHOLDERS DO THE SAME. WE ENCOURAGE ALL OF OUR STOCKHOLDERS TO VOTE ON THE PROPOSAL TO APPROVE THE MERGER.

--------------------------------------------------------------------------------

                                   THE MERGER

         The following discussion describes the material aspects of the merger. Since this discussion is a summary, it may not contain all of the information that is important to you to make your decision about the merger. To understand the merger fully, and for a more complete description of the legal terms of the merger, we encourage you to read this entire proxy statement/prospectus and the merger agreement completely and carefully. A copy of the merger agreement without any exhibits or schedules is attached as Exhibit A to this proxy statement/prospectus.


GENERAL

         Your board of directors has unanimously adopted the merger agreement and approved the merger. If the merger is completed:

         - CENIT will be merged into SouthTrust of Alabama and will cease to exist as a separate corporate entity;

         - SouthTrust of Alabama, as the surviving entity, will succeed to all of our assets and liabilities;

         - the merged entity will be an Alabama corporation and will operate under the name "SouthTrust of Alabama, Inc.";

         - the current officers and directors of SouthTrust of Alabama will be the officers and directors of the merged entity;

         - your shares of CENIT common stock will be exchanged for shares of SouthTrust common stock;

         -        our stockholders will become stockholders of SouthTrust; and

         - the operations of CENIT and CENIT Bank will be merged into the operations of SouthTrust and its subsidiaries.

         At the time of the merger, each share of CENIT common stock that you currently hold will be converted into the right to receive 1.14 shares of SouthTrust common stock.

         No fractional shares of SouthTrust common stock will be issued in the merger. If you are entitled to receive a fractional share of SouthTrust common stock, then, in lieu thereof, you will receive a cash payment. The cash payment will equal the product of (i) the fractional interest that you would otherwise be entitled to receive, and (ii) the last sale price of SouthTrust common stock as reported by Nasdaq on the last trading day preceding completion of the merger. As to CENIT's stock options, SouthTrust will assume those options consistent with the particular CENIT stock option plan pursuant to which they were granted. All rights with respect to shares of CENIT common stock issuable upon the exercise of stock options will be converted into the right to receive shares of SouthTrust common stock.

         All rights with respect to shares of CENIT common stock issuable upon exercise of CENIT stock appreciation rights will be converted into the right to receive shares of SouthTrust common stock, unless the holder of such rights exercises the rights for stock or cash prior to completion of the merger or such rights are terminated. At SouthTrust's request, CENIT has agreed to use its best efforts to amend the CENIT stock option and related rights agreements to provide that all stock appreciation rights that have not been exercised will terminate at the effective time of the merger. If the holders of the stock appreciation rights agree to this amendment, once the merger is effective, all unexercised stock appreciation rights will terminate, but the options to which such rights are related will remain in effect. If the amendment is not approved, the stock appreciation rights will continue in effect but will only be exercisable for shares of SouthTrust common stock and not for cash.

EFFECTIVE TIME OF THE MERGER

         We will consummate the merger if it is approved by our stockholders, all required regulatory approvals and actions are obtained and taken and all other conditions to the merger have been met. See "Regulatory Approvals" on page __ for a description of the nature of the approvals to be obtained and how the timing of the merger may be affected by the approval process. The merger will become effective on the date and at the time when articles of merger are filed with the Secretaries of State of Alabama and Delaware, unless a later date is specified in the articles of merger. SouthTrust intends to file the articles of merger on the first business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the merger, and (ii) the date on which the stockholders of CENIT approve the merger agreement, although SouthTrust and CENIT may agree to another date.

         If the merger is not completed by October 31, 2001, or any other later date as agreed to by the parties, either party may terminate the merger agreement, provided the terminating party has not breached any provision of the merger agreement. See "Termination of the Merger Agreement" on page __ for more details of how the merger agreement may be terminated.

BACKGROUND OF THE MERGER

         Since 1997, we have made clear that the management and board of directors of CENIT would be willing to consider strategic transactions that would create an appropriate level of value for our stockholders. This policy has been reiterated in our public statements over the last several years, and from time to time, we have had the opportunity to evaluate whether a particular transaction would be likely to provide more value to our stockholders than continuing our business as a separate institution.

         Our willingness to consider potential transactions has included not only transactions in which we would be an equal or dominant partner, but transactions in which we would become a strategic partner of a larger financial institution. We have received informal inquiries from a variety of financial institutions from time to time, and have always evaluated these opportunities by asking whether they would be likely to provide the level of stockholder value that we believe CENIT's franchise should command. From time to time, Trident Securities, an investment banking firm, has provided the board with information regarding market conditions for financial institutions generally and various strategic opportunities that might be available to CENIT. The most recent general presentation of this type was made at the board's October 2000 strategic planning retreat.

         At the same time, we have proceeded to implement our business plan with the understanding that by growing our business and making our franchise more attractive, we would be well-positioned for success either as an independent institution or as a strategic partner with one or more other entities. We have executed on our business plan by continuing to grow the proportion of our loans that are commercial, consumer, and non-single family real estate loans, by continuing to attract and retain talented employees, by emphasizing fee income, and by increasing the proportion of our deposits that are transaction deposits, including non-interest bearing deposits. CENIT has become the largest independent financial institution headquartered in the Southeastern Virginia area, and with this growth, became a more attractive acquisition candidate.

         Following mutual indications of interest, our president, Michael S. Ives, met with a representative of SouthTrust in Norfolk on February 22, 2001. In February and March, 2001, we engaged in discussions with SouthTrust about the terms of a possible transaction that would lead to the merger of CENIT into SouthTrust. Mr. Ives met with SouthTrust representatives in Birmingham, Alabama on March 28, 2001. SouthTrust performed due diligence on CENIT in early April 2001, and CENIT made a due diligence visit that gave us the opportunity to evaluate SouthTrust in Birmingham, Alabama on April 23, 2001. The continuing negotiations with SouthTrust culminated in the execution of the merger agreement, after approval by our board of directors, on May 4, 2001.

CENIT'S REASONS FOR THE MERGER

         In approving the merger, our board of directors considered a number of factors:

         - the financial terms of the merger, including the relationship of the merger consideration to be received by our stockholders to CENIT's earnings and book value and tangible book value per share;

         - the attractiveness of SouthTrust's business strategy of expanding to high-growth markets;

         -        the historic quality of SouthTrust's loan portfolio;

         - the opinion rendered by Trident that the merger consideration to be received by CENIT's stockholders is fair from a financial point of view;

         - the treatment of the merger as a tax-free exchange of CENIT's shares for SouthTrust's shares for federal income tax purposes;

         - the potential benefits and opportunities for CENIT's customers and employees because of the important role that CENIT will play in helping SouthTrust to develop the Virginia market and the new products that SouthTrust will be able to make available in the market;

         - the current competitive and regulatory environment for CENIT in particular, and for financial institutions in general;

         - the fact that SouthTrust's common stock is widely held, and covered by a broader range of stock analysts, and will therefore provide our stockholders with a more actively traded investment;

         -        the relative financial conditions of CENIT and SouthTrust; and

         - the results of CENIT's due diligence investigation of SouthTrust.

         The reasons for the merger described above are not intended to be exhaustive, but include the material factors considered by our board of directors in approving the merger. In reaching its determination, our board of directors did not assign any relative or specific weights to any factor, and individual directors may have given different weights to different factors.

         Based on the reasons stated, the board of directors felt that the merger was in the best interest of CENIT and its stockholders, and therefore the board of directors of CENIT unanimously approved the merger. Each member of the CENIT board of directors has agreed to vote the stock of CENIT over which he or she has voting authority in favor of the merger.

         The CENIT board of directors unanimously recommends that CENIT stockholders vote in favor of the merger and the merger agreement.

SOUTHTRUST'S REASONS FOR THE MERGER

         SouthTrust is engaging in the merger because the merger is consistent with SouthTrust's expansion strategy within the Southern United States. While SouthTrust currently manages lending operations in Virginia, the acquisition of CENIT and CENIT Bank will establish SouthTrust's retail banking presence in Virginia and will enhance its competitive position in the Southern United States.

OPINION OF FINANCIAL ADVISOR TO CENIT

         General

         CENIT retained Trident to act as its financial advisor in connection with a possible merger and related matters. As part of its engagement, Trident agreed, if requested by CENIT, to render an opinion with respect to the fairness, from a financial point of view, to the common stockholders of CENIT, of the merger consideration as set forth in the merger agreement. Trident is a nationally recognized specialist for the financial services industry, in general, and for thrifts in particular. Trident is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. CENIT selected Trident as its financial advisor based upon Trident's qualifications, expertise and reputation in such capacity.

         Trident delivered a written opinion dated May 4, 2001 that the conversion ratio was fair to CENIT stockholders, from a financial point of view, as of the date of that opinion. Trident updated its May 4, 2001 opinion as of the date of this proxy statement/prospectus. No limitations were imposed by CENIT on Trident with respect to the investigations made or the procedures followed in rendering its opinion.

         The full text of the opinion of Trident, which sets forth, among other matters, assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached to this proxy statement/prospectus as Exhibit B and is incorporated herein by reference. CENIT's stockholders are urged to read the opinion in its entirety. The opinion is directed to CENIT's board of directors, addresses only the fairness of the merger consideration to the stockholders of CENIT from a financial point of view, and does not constitute a recommendation to any CENIT stockholder as to how such stockholder should vote with respect to the merger. The following summary of the opinion is qualified in its entirety by reference to the full text of the opinion.

         Trident's Opinion

         In connection with rendering its original opinion, Trident:

         - reviewed CENIT's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 2000 and December 31, 1999, including the audited financial statements contained in those reports, and CENIT's earnings release for the quarter ended March 31, 2001;

         - reviewed SouthTrust's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 2000 and December 31, 1999, including the audited financial statements contained in those reports, and SouthTrust's earnings release for the quarter ended March 31, 2001;

         - reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of CENIT and SouthTrust;

         - participated in meetings and telephone conferences with members of senior management of CENIT and SouthTrust concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters Trident believed relevant to its inquiry;

         - reviewed certain stock market information for CENIT common stock and SouthTrust common stock and compared it with similar information for certain other publicly traded companies;

         - compared the results of operations and financial condition of CENIT and SouthTrust with those of certain other companies that Trident deemed relevant for purposes of its opinion;

         - reviewed the financial terms, to the extent publicly available, of certain other acquisition transactions which Trident deemed relevant for purposes of its opinion;

         - reviewed the merger agreement and its schedules and exhibits and certain related documents; and

         - performed such other reviews and analyses as Trident deemed appropriate.

         The written opinions provided by Trident to CENIT (as of May 4, 2001 and as of the date of this proxy statement/prospectus) were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

         In connection with its review and arriving at its opinion, Trident relied upon the accuracy and completeness of the financial information and other pertinent information provided by CENIT and SouthTrust to Trident for the purposes of rendering its opinion. Trident did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for CENIT and SouthTrust with the input of their respective managements, as well as projections of cost savings and operating synergies, Trident assumed that this information reflects the best available estimates and judgments of CENIT and SouthTrust as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which Trident could formulate its opinion. Neither CENIT nor SouthTrust publicly discloses internal management projections of the type used by Trident in connection with Trident's role as financial advisor to CENIT. Therefore, these projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing CENIT and SouthTrust. Accordingly, actual results could vary significantly from those set forth in the projections.

         Trident does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that the allowances for CENIT and SouthTrust are adequate to cover such losses. In addition, Trident does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of CENIT or SouthTrust, nor was Trident provided with such appraisals. Furthermore, Trident assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by CENIT, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for CENIT, Trident adjusted the data for the dilutive effects of stock options using the treasury method. In particular, Trident assumes that the merger will be recorded as a "purchase" in accordance with generally accepted accounting principles.

         In connection with rendering its opinion to CENIT's Board, Trident performed a variety of financial and comparative analyses, which are briefly summarized below. Such a summary of analyses does not purport to be a complete description of the analyses performed by Trident. Moreover, Trident believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Trident also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, Trident drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Trident's analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses performed by Trident were assigned a greater significance by Trident than any other in deriving its opinion.

         Accretion/Dilution Analysis: On the basis of financial projections developed with the assistance of management, and estimates of ongoing cost savings accruing to the pro forma company, as well as estimated one-time costs related to the transaction, Trident compared pro forma equivalent earnings, cash dividends, book value and tangible book value to the stand-alone projections for CENIT and SouthTrust. No assumptions were made regarding revenue enhancements following the completion of the transaction.

         The accretion/dilution analysis demonstrated, among other things, the merger would result in:

         - an estimated seventeen percent (17%) accretion to earnings for CENIT shareholders in the first year of combined operations, and increasing over the period of the analysis;

         - one percent (1%) accretion to earnings for SouthTrust stockholders in the first year of combined operations;

         - no change in cash dividends for CENIT stockholders, assuming SouthTrust maintained its current dividend policy;

         -        no change in cash dividends for SouthTrust stockholders;

         - one percent (1%) accretion to book value and thirteen percent (13%) dilution to tangible book value for CENIT stockholders; and

         - two percent (2%) accretion to book value and less than one percent (1%) accretion to tangible book value for SouthTrust holders.

         Contribution Analysis: Trident compared the contribution of CENIT to the pro forma company relative to the approximate ownership of the pro forma company. The analysis indicated that CENIT shareholders would own approximately 1.5% of the pro forma shares of SouthTrust. CENIT's approximate contributions are listed below by category:

                                                                                 CENIT
                                                                              Contribution
                                                                              ------------
                  Tangible Assets                                                  1.4%
                  Loans                                                            1.4%
                  Deposits                                                         1.7%
                  Tangible equity                                                  1.7%

                  Last twelve months earnings without cost savings                 1.3%
                  Projected year 1 earnings without cost savings                   1.2%

                  Last twelve months earnings with cost savings (1)                2.1%
                  Projected year 1 earnings with cost savings (1)                  2.0%

                  Pro Forma Ownership                                              1.5%

---------------

(1) Includes estimated cost savings of 36% of CENIT's last twelve month's non-interest expense base attributable to the merger; excludes one-time charges.

         Comparable Transaction Analysis: Trident reviewed and compared financial performance and pricing information for groups of comparable bank and thrift merger transactions announced in the twelve months ended April 27, 2001 that it deemed pertinent to an analysis of the merger. The pricing ratios for the merger were compared to the median ratios of (i) price to tangible book value, (ii) price to last twelve months earnings,

(iii) tangible book value premium to core deposits, and (iv) premium to trading price for each of the following comparable transaction groups:

         -        all bank acquisitions in the United States ("All U.S. Banks");

         -        all thrift acquisitions in the United States ("All U.S.
                  Thrifts");

         -        all Southeast bank acquisitions ("Southeast Banks");

         -        all Southeast thrift acquisitions ("Southeast Thrifts");

         -        all Virginia bank acquisitions ("Virginia Banks");

         -        all Virginia thrift acquisitions ("Virginia Thrifts");

         - all bank acquisitions in the United States involving acquired banks with assets of $400 million -- $1 billion ("Banks -- Assets $400mm-$1b");

         - all thrift acquisitions in the United States involving acquired thrifts with assets of $400 million -- $1 billion ("Thrifts -- Assets $400mm-$1b");

         - all bank acquisitions in the United States involving acquired banks with returns on average equity of 9%-13% ("Banks -- ROAE 9%-13%");

         - all thrift acquisitions in the United States involving acquired thrifts with returns on average equity of 9%-13% ("Thrifts -- ROAE 9%-13%");

         Trident also selected thirteen bank and thrift acquisitions announced since the beginning of 2000 that Trident believed were the most comparable to CENIT in terms of asset size, tangible capital and profitability (the "Guideline Transactions");


         Acquiror                                          Target
         --------                                          ------
         First Virginia Banks, Inc.                        James River Bankshares, Inc.
         Hancock Holding Company                           Lamar Capital Corporation
         Charter One Financial, Inc.                       Alliance Bancorp
         Fulton Financial Corporation                      Drovers Bancshares Corporation
         SouthTrust Corporation                            Bay Bancshares, Inc.
         Prosperity Bancshares, Inc.                       Commercial Bancshares, Inc.
         Fifth Third Bancorp                               Ottawa Financial Corporation
         F&M National Corporation                          Atlantic Financial Corp.
         U.S.  Bancorp                                     Scripps Financial Corporation
         First Niagara Financial Group, Inc.               Iroquois Bancorp, Inc.
         Wells Fargo & Company                             1st Choice Financial Corp.
         Sterling Financial Corporation                    Hanover Bancorp, Inc.
         Mercantile Bankshares Corporation                 Union National Bancorp, Inc.

         The following table represents a summary analysis of the comparable transactions analyzed by Trident based on the announced transaction values:

                                                                                          Tangible
                                                       Price/                              Book
                                                      Tangible           Price/           Premium/         Premium/
                                                        Book              LTM               Core           Trading
                                      Deals            Value           Earnings(1)       Deposits(2)        Price
                                      -----           --------         -----------       -----------       --------
All U.S.  Banks                        176             188.8%            17.3x             11.0%            34.4%

All U.S.  Thrifts                       55             132.1%            17.2x              7.3%            31.8%

Southeast Banks                         28             181.4%            20.3x             11.3%            28.1%

Southeast Thrifts                        7             125.4%            18.5x              7.5%            27.9%

Virginia Banks                           5             186.7%            19.7x             12.3%            32.5%

Virginia Thrifts                         2             122.8%            19.9x              2.0%            62.1%

Banks -- Assets $400mm-$1b              17             217.4%            17.9x             13.1%            27.5%

Thrifts -- Assets $400mm-$1b             6             133.0%            15.2x              8.3%            25.0%

Banks -- ROAE 9%-13%                    55             181.8%            17.4x             11.1%            23.7%

Thrifts -- ROAE 9%-13%                  12             148.2%            15.1x              7.6%            17.9%

Guideline Transactions                  13             230.4%            17.8x             14.8%            27.5%

CENIT (3)                                              245.6%            19.5x             15.3%            70.0%

---------------

(1) Last 12 months fully-diluted earnings per share (assuming treasury method of accounting for stock options).

(2)      Premium over tangible book value as a percentage of core deposits.

(3)      CENIT pricing data based on per share consideration of $26.67.


         Trident determined that the value of the proposed merger fell within the range of similar transactions represented by the comparable groups based on multiples of trailing twelve months earnings. The price to tangible book value, tangible book value premium to core deposits and premium to trading price ratios for the proposed merger were all superior to the median ratios for the comparable groups.

         Discounted Cash Flow Analysis: Trident prepared a discounted cash flow analysis with regard to CENIT's estimated acquisition value. This analysis utilized a range of discount rates of 14.0% to 20.0% and a range of earnings terminal multiples of 10.0x to 15.0x. The analyses resulted in a range of present values of between $17.78 and $29.31 per share. This analysis was based on certain assumptions used by Trident in projecting CENIT's acquisition value, and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Trident noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, discount rates and terminal multiples.

         Comparable Company Analysis: Trident reviewed and compared stock market data and selected financial information for SouthTrust as of April 27, 2001 with corresponding information for actively-traded banks possessing similar financial and performance characteristics as SouthTrust. The comparison banks were grouped according to the criteria listed below:

                                                         Price/          Price/                       Price/
                                                          LTM             LTM          Price/        Tangible
                                                        Reported         Core          2001E           Book           Dividend
                                            Banks       Earnings      Earnings(1)     Earnings         Value            Yield
                                            -----       --------      -----------     --------       --------         ---------
All U.S. Banks                               444          12.9x          12.7x          11.8x          157.9%            3.0%

Southeast Banks                              102          13.2x          13.0x          12.2x          143.8%            3.2%

Alabama Banks                                 14          13.2x          12.8x          11.6x          141.0%            3.7%

Assets $10 - $75 billion                      36          15.4x          15.4x          13.9x          270.6%            2.7%

Market Cap. $4 - $12 billion                  15          16.6x          15.4x          14.0x          276.8%            2.7%

Return on Assets 1.00% - 1.15%                70          12.8x          12.4x          11.7x          164.3%            3.2%

Return on Equity 14% - 18%                   120          12.7x          12.7x          11.9x          190.9%            3.1%

Tangible Equity/Assets 6% - 7%                55          13.1x          12.9x          12.1x          204.4%            2.6%

Guideline Companies (2)                       10          13.5x          13.5x          13.2x          254.3%            3.8%

SOUTHTRUST (3)                                            16.6x          15.6x          15.4x          282.9%            2.3%

---------------

(1) Core earnings are defined as reported earnings, less non-recurring income, plus non-recurring expenses, taxed at a 35% rate.

(2) Consists of ten actively traded bank holding companies of similar asset size, tangible capital levels, and return on equity: AmSouth Bancorporation, BB&T Corporation, Comerica, Incorporated, Compass Bancshares, Inc., Fifth Third Bancorp, Huntington Bancshares, Incorporated, M&T Bank Corporation, Regions Financial Corporation, Union Planters Bank Corporation, Wachovia Corporation.

(3) At or for the twelve months ended March 31, 2001, unless otherwise noted.

         The analysis revealed that SouthTrust traded at a premium to banks included in the comparable groups based on price to earnings and price to tangible book value. However, SouthTrust's trading price premium was somewhat less appreciable when compared to the trading prices of banks of similar size and market capitalization. Due to its higher stock price, SouthTrust had a lower dividend yield than the comparable groups.

         Due Diligence Examination of SouthTrust: Trident reviewed its on-site due diligence examination of SouthTrust. Trident examined SouthTrust's historical balance sheets and income statements, along with recent operating results and a variety of financial ratios through March 31, 2001. Trident discussed SouthTrust's business strategy, strengths and weaknesses, profitability, growth, net interest margin, non-interest income, operating expenses, intangible assets, funding and deposit composition, market share and geographic coverage, capital, asset quality and reserve coverage, concentrations of credit and loan portfolio composition, interest-rate risk, foreign investments, mergers and acquisitions, subsidiary activities, culture, stock pricing, recent bank analysts' reports, and other issues.

         NO COMPANY USED AS A COMPARISON IN THE ABOVE ANALYSES IS IDENTICAL TO CENIT, SOUTHTRUST OR THE COMBINED ENTITY AND NO OTHER TRANSACTION IS IDENTICAL TO THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING IS NOT PURELY MATHEMATICAL; RATHER, SUCH ANALYSES INVOLVE COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING DIFFERENCES IN FINANCIAL MARKET AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VOLUME OF THE COMPANIES TO WHICH CENIT, SOUTHTRUST AND THE COMBINED ENTITY ARE BEING COMPARED.

         IN CONNECTION WITH THE DELIVERY OF ITS OPINION DATED AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, TRIDENT PERFORMED PROCEDURES TO UPDATE, AS NECESSARY, CERTAIN OF THE ANALYSES DESCRIBED ABOVE AND REVIEWED THE ASSUMPTIONS ON WHICH THE ANALYSES DESCRIBED ABOVE WERE BASED AND THE FACTORS CONSIDERED IN CONNECTION THEREWITH. TRIDENT DID NOT PERFORM ANY ANALYSES IN ADDITION TO THOSE DESCRIBED ABOVE IN UPDATING THE OPINION.

         CENIT has agreed to pay Trident a fee equal to a percentage of the merger consideration for financial advisory services in connection with the proposed merger. Based on a value of $26.67 per share, Trident's total fee would be approximately $1,017,000. Trident has received $125,000 to date. The remainder is payable upon consummation of the proposed merger. In addition, CENIT has agreed to reimburse Trident for all reasonable out-of-pocket expenses incurred by it on CENIT's behalf, and to indemnify Trident against certain liabilities, including any that may arise under the federal securities laws.

         Trident is a division of McDonald Investments Inc., which is a member of all principal securities exchanges in the United States. In the conduct of its broker-dealer activities, Trident has from time to time purchased securities from, and sold securities to, CENIT and/or SouthTrust. As a market maker, Trident may also have purchased and sold the securities of CENIT and/or SouthTrust for Trident's own account and for the accounts of its customers.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         General

         Certain members of the management and the boards of directors of CENIT and CENIT Bank have interests in the merger that are in addition to any interests they may have as stockholders of CENIT generally. These interests include, among others, provisions in the merger agreement relating to indemnification of CENIT's and CENIT Bank's directors and officers, certain employee benefits and certain employment and non-competition agreements, as described below.

         SouthTrust has agreed in the merger agreement that for a period of five years after the merger is completed, it will indemnify, defend and hold harmless each person entitled to indemnification from CENIT and CENIT Bank against all liabilities arising out of actions or omissions occurring at or prior to completion of the merger to the same extent and subject to the same conditions as set forth in CENIT's bylaws and CENIT Bank's federal charter. In addition, SouthTrust has agreed that after the merger is completed, it will indemnify, defend and hold harmless each person entitled to indemnification from CENIT and CENIT Bank against all liabilities arising out of actions or omissions occurring after completion of the merger to the same extent and subject to the same conditions as officers, directors and employees of SouthTrust as set forth in the restated certificate of incorporation and bylaws of SouthTrust, under such directors' and officers' liability insurance policies as SouthTrust may then make available and by applicable law. Subject to certain conditions, SouthTrust has further agreed in the merger agreement to use its best efforts to maintain in effect for five years after completion of the merger CENIT's existing directors' and officers' liability insurance policy.

         Following completion of the merger and subject to certain conditions described below, SouthTrust has agreed that the officers and employees of CENIT or CENIT Bank or any of their respective subsidiaries whom SouthTrust or any of its affiliates employ will be eligible to participate in the employee benefit plans of SouthTrust, including welfare and fringe benefit plans, on the same basis and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust, except that:

         - with respect to each SouthTrust group health plan, SouthTrust will credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the group medical insurance plan of CENIT, CENIT Bank or any of their respective subsidiaries during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's group health plan for such current year, and SouthTrust will waive all waiting periods under those plans for pre-existing conditions;

         - credit for each such employee's past service with CENIT, CENIT Bank or any of their respective subsidiaries prior to the completion of the merger will be given by SouthTrust to each such employee, as if such service had been performed for SouthTrust, for purposes of:

                  - determining vacation and sick leave benefits and accruals in accordance with the established policies of SouthTrust;

                  - establishing eligibility for participation in and vesting under SouthTrust's welfare and fringe benefit plans and for purposes of determining the scheduling of vacations and other determinations that are made based on length of service;

                  - determining eligibility to participate in and vesting in accrued benefits under the SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the SouthTrust Corporation Employees' Cash Profit Sharing Plan, the SouthTrust Revised Retirement Income Plan and the SouthTrust Discount Stock Payroll Purchase Plan; and

         - for benefit accrual purposes under the SouthTrust Revised Retirement Income Plan, each such employee will receive credit for all service performed for SouthTrust after January 1, 2002.

         SouthTrust has agreed that for at least two years following completion of the merger, the directors of CENIT Bank will serve as members of an advisory board to SouthTrust Bank and will continue to receive compensation equal to the amounts they would have received as members of the board of directors of CENIT Bank. SouthTrust has further agreed that after completion of the merger until December 31, 2002, SouthTrust Bank will retain the advisory boards of CENIT Bank in existence at the time of the merger. Members of the SouthTrust Bank advisory boards will continue to receive compensation in amounts equal to what they would have received as members of the CENIT Bank advisory boards.

         Employment and Non-Competition Agreements for Certain Executive Officers and Employees

         CENIT Bank previously entered into an employment agreement with Michael
S. Ives, the president and chief executive officer of both CENIT and CENIT Bank. As a condition to the merger, Mr. Ives entered into an employment and non-competition agreement with SouthTrust's banking subsidiary, SouthTrust Bank. Mr. Ives' new employment agreement with SouthTrust Bank is dated May 4, 2001, and will become effective upon completion of the merger. The new employment agreement will supersede and replace any and all other employment agreements or arrangements between Mr. Ives and CENIT Bank. As a condition to the merger, SouthTrust also entered into employment and non-competition agreements with each of Barry L. French and Alvin D. Woods. Mr. French currently serves as the senior vice president and retail banking group manager of CENIT Bank. Mr. French's employment agreement is dated May 4, 2001 and will become effective upon completion of the merger. Mr. Woods currently serves as the senior vice president and chief lending officer of CENIT Bank. Mr. Woods' employment agreement is dated May 4, 2001 and will become effective upon completion of the merger. SouthTrust Bank may also enter into stay pay agreements with one or more officers of CENIT.

         Michael S. Ives

         Mr. Ives' employment agreement provides that SouthTrust Bank will employ Mr. Ives for a period commencing on the closing date of the merger and ending on December 31, 2003. Under the terms of the employment agreement, SouthTrust Bank will pay Mr. Ives a base annual salary of $260,000, plus a change-in-control payment of $1,295,041 on the closing date of the merger. The change-in-control payment is subject to limitation if any part of it is non-deductible under Section 280G of the Internal Revenue Code. SouthTrust will also pay Mr. Ives $159,666, representing the present value of Mr. Ives' accrued benefit under his Supplemental Executive Retirement Plan with CENIT, on the closing date of the merger. Mr. Ives is also entitled to a one-time lump sum payment of six times his monthly salary upon conversion of CENIT Bank's data systems to the data systems of SouthTrust Bank. Mr. Ives is entitled to participate on the same basis as other similarly situated executive personnel of SouthTrust and its affiliates in all incentive and benefit programs or arrangements made available by SouthTrust and its affiliates to such employees. The employment agreement also provides Mr. Ives with particular benefits, including vacation, reimbursement for business expenses, $828 to be applied to his city club membership and a $300 monthly automobile allowance.

         In the event Mr. Ives' employment is terminated by SouthTrust Bank for cause, as a result of Mr. Ives' death or disability or upon notice by Mr. Ives (other than resignation for good reason), SouthTrust Bank will be under no further obligation to make payments or provide benefits to Mr. Ives, except for base salary earned but unpaid at the time of his termination, payment for accrued vacation, reimbursable expenses incurred but not yet reimbursed, any earned but unpaid incentive awards due to Mr. Ives and group health coverage that is required to be continued by applicable law.

         Furthermore, the agreement provides that if Mr. Ives is terminated for cause, upon disability or upon notice by Mr. Ives, then, for a two-year period after termination of his employment, he will be prohibited from:

         -        competing with SouthTrust Bank or its affiliates;

         - soliciting employees of SouthTrust Bank, CENIT and their respective affiliates to terminate their employment;

         - soliciting customers of, suppliers of or others having a contractual relationship with SouthTrust, CENIT or any of their respective affiliates to discontinue their relationships;

         - usurping business opportunities that came to Mr. Ives's attention through his employment with CENIT, CENIT Bank or SouthTrust Bank; and

         -        disparaging SouthTrust and its affiliates.

         The two-year non-competition period begins at the date of termination. If Mr. Ives' termination occurs on or after the first day of the thirteenth month of his employment period, the non-competition period will decrease by one day for each day Mr. Ives remains employed with SouthTrust Bank after the thirteenth month. If Mr. Ives is terminated for any reason after December 31, 2003, the non-competition agreement will not apply.

         In the event Mr. Ives' employment is terminated without cause or Mr. Ives resigns for good reason, then SouthTrust Bank will be obligated to pay Mr. Ives, on a semi-monthly basis, an amount equal to his base annual salary multiplied by the number of days remaining in the non-competition period, divided by 365, as consideration for his agreement to refrain from engaging in the activities listed above. Mr. Ives will be entitled to receive such payments through the non-competition period. If, however, Mr. Ives' employment is terminated for cause prior to the end of his employment period, then he will still be required to refrain from engaging in the activities listed above but will not be entitled to receive any payments. After December 31, 2003, if Mr. Ives' employment is terminated other than for cause or Mr. Ives resigns for good reason, SouthTrust Bank will be obligated to pay Mr. Ives a lump sum amount equal to his base annual salary.

         Barry L. French

         Mr. French's employment and non-competition agreement with SouthTrust Bank is substantially similar to Mr. Ives' agreement with the following exceptions:

         -        Mr. French's base annual salary is $133,000;

         - Mr. French is entitled to receive a lump sum bonus of $238,333 upon the change in control;

         - Mr. French's employment period is two years beginning on the closing date of the merger;

         - Mr. French is entitled to a city club membership allowance of $972 but is not entitled to a monthly automobile allowance; and

         - Mr. French is not entitled to a bonus upon conversion of CENIT Bank's data systems to SouthTrust's data systems.

         Alvin D. Woods

         Mr. Woods' employment and non-competition agreement with SouthTrust Bank is also substantially similar to Mr. Ives' agreement with the following exceptions:

         -        Mr. Woods' base annual salary is $133,150;

         - Mr. Woods is entitled to receive a lump sum bonus of $227,500 upon the change in control;

         - Mr. Woods' employment period is two years beginning on the closing date of the merger;

         - Mr. Woods is not entitled to a city club membership allowance or a monthly automobile allowance;

         - Mr. Woods is not entitled to a bonus upon conversion of CENIT Bank's data systems to the data systems of SouthTrust; and

         - Mr. Woods is entitled to a one-time opportunity to voluntarily resign after completing one half of his employment period.

         In the event Mr. Woods chooses to voluntarily terminate his employment, he must provide SouthTrust Bank with thirty days' written notice prior to the midpoint of his employment period. Furthermore, SouthTrust Bank must determine that the resignation is made in good faith and is mutually beneficial to both parties. If Mr. Woods voluntarily resigns, he is entitled to his base salary paid semi-monthly through the non-competition period, which is reduced to a one-year period after his resignation.

EFFECT OF THE MERGER ON CENIT COMMON STOCK

         Subject to approval of the merger agreement by our stockholders, the receipt of required regulatory approvals, and satisfaction of other conditions, CENIT will be merged with and into SouthTrust of Alabama. Upon completion of the merger, each share of CENIT common stock (excluding shares held by any of CENIT's subsidiaries or by SouthTrust or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) will be converted into the right to receive 1.14 shares of SouthTrust common stock.

         The conversion ratio is subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distributions effected by SouthTrust. No fractional shares of SouthTrust common stock will be issued in the merger, and in lieu thereof, each CENIT stockholder that otherwise would have been entitled to receive a fractional share of SouthTrust common stock will be entitled to receive a cash payment in an amount equal to the product of:

         - the fractional part of a share of SouthTrust common stock to which such holder otherwise would have been entitled, and

         - the last sale price of SouthTrust common stock as reported by Nasdaq on the last trading day preceding the date of completion of the merger.

         Because the conversion ratio of shares of SouthTrust common shares for CENIT common shares is fixed without regard to the market price of SouthTrust shares, our stockholders will not be compensated for decreases in the market price of SouthTrust common stock that may occur before completion of the merger. In the event the market price of SouthTrust common stock increases prior to completion of the merger, the value of the SouthTrust common stock to be received by our stockholders would increase.

         Restricted shares of CENIT common stock awarded to certain CENIT executives pursuant to the CENIT Management Recognition Plan will become earned and vested upon completion of the merger. Each share of CENIT common stock awarded pursuant to the Management Recognition Plan will be converted into the right to receive 1.14 shares of SouthTrust common stock and cash in lieu of fractional shares in accordance with the formula described above.

         OUR STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SOUTHTRUST COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF SOUTHTRUST COMMON STOCK ON THE DATE THE MERGER BECOMES EFFECTIVE OR AS TO THE MARKET PRICE OF SOUTHTRUST COMMON STOCK THEREAFTER.


EFFECT OF THE MERGER ON CENIT STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         Stock Options

         Upon completion of the merger, all rights with respect to CENIT shares issuable upon the exercise of CENIT stock options will be assumed by SouthTrust. SouthTrust will assume such rights regardless of whether the options are then exercisable at the time the merger is completed. Rights to acquire shares of CENIT common stock will become rights to acquire shares of SouthTrust common stock on an adjusted basis. Upon completion of the merger:

         - each CENIT stock option assumed by SouthTrust may be exercised solely for shares of SouthTrust common stock;

         - the number of shares of SouthTrust common stock issuable upon the exercise of each option will be equal to the product of
                  (i) the number of shares of CENIT common stock issuable upon the exercise of the option immediately prior to the completion of the merger, and (ii) 1.14; and

         - the per share exercise price of each CENIT stock option will be adjusted by dividing the per share exercise price in effect immediately prior to completion of the merger by 1.14 and rounding up to the nearest cent.

         For example, if you held an option to acquire 100 shares of CENIT common stock at a per share exercise price of $10 per share immediately prior to completion of the merger, then your option would be converted into an option to acquire 114 shares of SouthTrust common stock (100 x 1.14) at a per share exercise price of $8.78 per share ($10 / 1.14).

         As soon as practicable after completion of the merger, SouthTrust will file a registration statement on Form S-3 or Form S-8, as the case may be, with respect to shares of SouthTrust common stock subject to CENIT stock options. SouthTrust will use reasonable efforts to maintain the effectiveness of such registration statement (and to maintain the current status of the prospectus or prospectuses contained therein) for so long as any CENIT stock options remain outstanding.

         It is intended that SouthTrust's assumption of CENIT stock options will be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code of 1986, as amended, as to any stock option that is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to such shares of our common stock awarded under CENIT stock option plans, to the extent such restrictions or limitations will not have already lapsed, will remain in full force and effect with respect to shares of SouthTrust common stock into which CENIT options are converted, unless such restrictions arise under the Securities Act of 1933 and are eliminated by virtue of the registration statement filed by SouthTrust on Form S-3 or S-8, as the case may be.

         Stock Appreciation Rights

         At SouthTrust's request, CENIT has agreed to use its best efforts to amend the CENIT stock option and related rights agreements to provide that all stock appreciation rights that have not been exercised will terminate at the effective time of the merger. If the holders of the stock appreciation rights agree to this amendment, once the merger is effective, all unexercised stock appreciation rights will terminate, but the options to which such rights are related will remain in effect.

         Each holder of CENIT stock appreciation rights may elect prior to completion of the merger to exercise such right for cash or stock in accordance with the terms of the CENIT stock option plan pursuant to which the rights were granted; the related rights agreement between CENIT and the holder; and the merger agreement. Each holder of CENIT stock appreciation rights who elects to exercise such rights for cash will be entitled to receive the amount determined in accordance with the holder's related rights agreement, except that the fair market value of shares of CENIT common stock will be equal to the product of (i) the last reported sales price of shares of SouthTrust common stock on the date of completion of the merger, and (ii) 1.14.

         If the stock appreciation rights are not terminated, then to the extent such rights were not exercised prior to completion of the merger they will be assumed by SouthTrust and will be exercisable only for shares of SouthTrust common stock. After completion of the merger, each right will be exercisable for the number of shares of SouthTrust common stock that could be purchased on the exercise date with the amount determined by:

         - subtracting (i) the per share exercise price of the CENIT stock option to which such stock appreciation right is related, from (ii) the fair market value of a share of SouthTrust common stock on the date the right is exercised; and

         - multiplying the difference so obtained by the number of shares for which the right is exercised.

         The per share exercise price of each CENIT stock option to which a stock appreciation right is related will be adjusted by dividing the per share exercise price in effect immediately prior to the merger by 1.14 and rounding up to the nearest cent. The number of shares for which each right is exercisable will be equal to the product of (i) the number of shares of CENIT common stock issuable upon the exercise of the stock option related to the stock appreciation rights, and (ii) 1.14.

         For example, if you held an option to acquire 100 shares of CENIT common stock at a per share exercise price of $10 per share immediately prior to completion of the merger, then your option would be converted into an option to acquire 114 shares of SouthTrust common stock (100 x 1.14) at a per share exercise price of $8.78 per share ($10 / 1.14). Assume for the purposes of this example that you also held stock appreciation rights related to such stock option. Further assume that the fair market value of SouthTrust common stock on the date you elected to exercise your stock appreciation rights was $40 per share. Your stock appreciation rights would be exercisable for the number of SouthTrust shares that could be purchased with $3,559.08, which is determined by multiplying (i) $31.22 (the difference between $40, the fair market value of SouthTrust common stock on the exercise date, and $8.78, the adjusted per share exercise price of the stock option related to the right), and (ii) 1.14 (the number of SouthTrust shares for which the stock option related to your right was exercisable). Assuming that the fair market value of SouthTrust common stock was $40, you would be entitled to exercise your stock appreciation rights for 88 shares of SouthTrust common stock plus $39.08 cash in lieu of a .977 fractional share ($3,559.08 / 40).

EFFECT OF THE MERGER ON THE CENIT EMPLOYEES STOCK OWNERSHIP PLAN

         The ESOP in General

         Certain CENIT Bank employees are eligible to participate in the CENIT Employees Stock Ownership Plan, or ESOP. CENIT established the ESOP effective August 5, 1992. The ESOP is a qualified retirement plan under Internal Revenue Code Section 401(a) and the related trust is exempt from taxation under Section 501(a) of the Internal Revenue Code. The ESOP is subject to provisions of the Employee Retirement Income Security Act of 1974, also known as ERISA. The ESOP is administered by CENIT, which appointed two officers to serve as trustees for the ESOP pursuant to a trust agreement. Currently, the trustees for the ESOP are Michael S. Ives and John O. Guthrie. The merger agreement provides that CENIT, with the approval of SouthTrust, will appoint a successor trustee to replace Messrs. Ives and Guthrie and to act with respect to all matters related to the ESOP, including the consummation of the transactions described in the merger agreement.

         The ESOP invests primarily in shares of CENIT common stock. As of June 30, 2001, the ESOP held approximately 415,350 shares of CENIT common stock, representing approximately 9.4% of the total outstanding shares of CENIT common stock. The CENIT common stock owned by the ESOP is held by the trustee in trust for the primary benefit of ESOP participants and beneficiaries. In 1997, the ESOP borrowed $4,232,254 from CENIT to purchase 248,157 shares of CENIT common stock. The ESOP holds these financed shares in a suspense account pending repayment of the 1997 loan. Each year, in proportion to the amount repaid by the ESOP, a portion of these financed shares are released from the suspense account for allocation to the accounts of ESOP participants. As of June 30, 2001, the outstanding balance of the 1997 loan was $3,552,617 and 186,832 shares were still held in the suspense account.

         Voting the ESOP Shares

         In accordance with the terms of the ESOP and Section 409(e)(2) of the Internal Revenue Code, the ESOP trustee must vote all shares allocated to the accounts of the participants in accordance with the instructions of such participant or beneficiary (as applicable). If no instructions are given, the ESOP trustee has discretionary voting rights. Furthermore, the trustee has discretionary voting rights with respect to the shares of CENIT common stock held in the suspense account.

         Role of the Successor Trustee and Disposition of the ESOP

         The merger agreement provides that upon completion of the merger each share of CENIT common stock held by the ESOP immediately prior to completion of the merger, whether or not allocated to participant accounts, will be converted into the right to receive 1.14 shares of SouthTrust common stock. The merger agreement further provides that, it is the intention of the parties that the ESOP will be terminated immediately prior to the merger, and in conjunction with the intended ESOP termination it is contemplated that the Successor Trustee will sell a sufficient number of shares of SouthTrust common stock from the ESOP suspense account in order to fully satisfy the remaining balance of the 1997 loan, such repayment to occur contemporaneously with the merger or as soon as administratively possible thereafter.

         Should the ESOP be terminated and the ESOP loan be repaid in accordance with the intention of the parties as set forth in the merger agreement, any shares of SouthTrust common stock remaining in the suspense account after repayment of the 1997 loan will be released and allocated to the accounts of ESOP participants. After receipt of a favorable determination letter from the Internal Revenue Service, SouthTrust will distribute the trust assets in accordance with the terms of the ESOP and applicable law.

         The merger agreement also states that CENIT and SouthTrust agree and understand that the Successor Trustee may decide, that in order to satisfy its fiduciary obligations under ERISA, the course of action described in the merger agreement should be modified, in whole or in part. If any such modification is acceptable to both CENIT and SouthTrust, the modified course of action will be implemented. If the modification is unacceptable to either CENIT and/or SouthTrust or in the event the Successor Trustee fails to make a definitive decision as to a course of action five business days prior to the date the stockholders of CENIT are scheduled to vote on the merger, then the following will occur:


         -        CENIT will amend the ESOP to delete paragraphs C through G of
                  Article XIX, which currently provide for the course of action described in the merger agreement;

         - the merger, as contemplated in the merger agreement, will be consummated in accordance with and subject to the terms and conditions set forth in the merger agreement; and

         - upon the completion of the merger, SouthTrust will become the plan administrator, plan sponsor and named fiduciary with respect to the ESOP, and in its sole discretion, retain the right to direct the Successor Trustee (or the person or entity who is then serving as trustee for the ESOP) to transfer assets of liabilities between the ESOP and any other qualified retirement plan, spin-off ESOP assets or liabilities to any other qualified retirement plan, engage in a merger or consolidation of the ESOP with any other qualified retirement plan, terminate, amend or freeze the ESOP, or take such other actions with respect to the ESOP which are within its rights as plan administrator, plan sponsor and/or named fiduciary.

         THE PARTIES RECOGNIZE THAT SOUTHTRUST DOES NOT INTEND TO MAKE ANY FURTHER CONTRIBUTIONS, IN CASH OR IN KIND, TO THE ESOP AND/OR ITS RELATED TRUST UPON OR AFTER COMPLETION OF THE MERGER. In the event SouthTrust determines to contribute to the ESOP after the completion of the merger, SouthTrust may defer the date for participation in the SouthTrust Employee Stock Ownership Plan by employees and officers of CENIT, CENIT Bank and any of their subsidiaries who are participants in the ESOP.

DISTRIBUTION OF SOUTHTRUST STOCK CERTIFICATES

         After the effective date of the merger, SouthTrust will ensure that its exchange agent, American Stock Transfer & Trust Company, will send transmittal materials to you for use in exchanging certificates representing shares of CENIT common stock for shares of SouthTrust common stock. Each stock certificate representing shares of CENIT common stock will be canceled when they are surrendered to American Stock Transfer & Trust Company. YOU SHOULD NOT SURRENDER YOUR CERTIFICATES REPRESENTING SHARES OF CENIT COMMON STOCK UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL FORM AND ACCOMPANYING INSTRUCTIONS. You should carefully read and follow the instructions in the transmittal form to ensure proper delivery of your stock certificates representing shares of CENIT common stock to the exchange agent and to ensure the proper issuance of your shares of SouthTrust common stock. You will not receive any new certificates representing shares of SouthTrust common stock or any payments in cash for fractional shares unless and until you surrender all of your certificates representing all of your shares of CENIT common stock to the exchange agent for exchange. SouthTrust is not required to pay any dividends or other distributions on SouthTrust common stock with a record date occurring after the effective time of the merger to any former CENIT stockholder who has not delivered his or her CENIT stock certificate for exchange. All paid dividends and other distributions and a check for any amount representing a fractional share interest will be delivered to each stockholder who has exchanged his or her certificates, in each case without interest.

         After the effective time of the merger, we will not record any transfers of shares of CENIT common stock in our corporate records. Certificates representing shares of CENIT common stock presented to us for transfer after the effective time will be canceled and exchanged for certificates representing shares of SouthTrust common stock and a check for the amount due in lieu of fractional shares, if any.

         Neither SouthTrust, its exchange agent, nor any other person shall be liable to any of our former stockholders for any amount or property delivered in good faith to a public official pursuant to any applicable abandoned property or similar law.

TIMING OF COMPLETION OF THE MERGER

         We are working towards completing the merger as soon as possible. Assuming that the merger is approved by our stockholders and by all applicable regulatory authorities, we anticipate that completion of the merger will occur in the third quarter of 2001. However, the merger cannot be completed unless and until:

         -        our stockholders approve the merger agreement;

         -        all conditions to the merger have been waived or satisfied;
                  and

         - the merger has been approved by the Board of Governors of the Federal Reserve System, the Virginia State Corporation Commission and the Alabama State Banking Department.

         The merger timing may be affected by the timing of the regulatory review of any application for approval of the merger. For a more detailed discussion of the regulatory procedures and any potential effects on the timing of the completion, see "Regulatory Approvals" immediately following.


REGULATORY APPROVALS

         In addition to obtaining your approval, the merger cannot be completed unless and until SouthTrust obtains all requisite regulatory approvals. The merger must be approved by the Federal Reserve Board pursuant to the Bank Holding Company Act and the Federal Reserve Act, the Alabama State Banking Department and the Virginia State Corporation Commission. On June 1, 2001, we, together with SouthTrust, submitted an application seeking approval of the merger to the Federal Reserve Board and to the Alabama State Banking Department. We have also submitted an application to the Virginia State Corporation Commission. In reviewing the application, the Federal Reserve Board is required to consider, among other factors, SouthTrust's and our financial and managerial resources and future prospects and the convenience and needs of the communities to be served after the merger is completed. In addition, the Federal Reserve Board must also take into account the record of performance in meeting the credit needs of the entire community, including low to moderate income neighborhoods, served by us and SouthTrust. The Federal Reserve Board has the authority to deny the merger application if it concludes that the combined entity would have an inadequate capital position. In addition, the Federal Reserve Board may not approve the merger if it:

         -        would result in a monopoly;

         - would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States;

         - may have the effect in any section of the United States of substantially lessening competition;

         -        may have the effect of tending to create a monopoly; or

         -        would result in a restraint of trade;

unless the Federal Reserve Board finds that the anti-competitive effects of the merger are outweighed clearly by public interest and by the probable effect of the merger in meeting the convenience and needs of the communities served. For example, the Federal Reserve Board may consider if the merger can reasonably be expected to produce benefits to the public, such as greater convenience, continued local banking services or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices.

         The Alabama State Banking Department and the Virginia State Corporation Commission must also approve the merger. In their review, the state regulatory authorities will make considerations substantially similar to those made by the Federal Reserve Board. We are also required to give notice of the proposed transaction to the Office of Thrift Supervision.

         The Federal Reserve Board is required to furnish notice of and a copy of the application requesting approval of the merger to the other federal supervisory and regulatory banking agencies and to the appropriate state regulatory authorities, which will have thirty (30) days to submit their views and recommendations on the merger to the Federal Reserve Board. Furthermore, we are required to publish notice of the fact that the application has been filed with the Federal Reserve Board and, if there is sufficient public comment about the merger, the Federal Reserve Board may hold a public hearing about the merger if it determines that such a hearing would be appropriate. If any comments are made or a hearing is called, the period during which the application is subject to review by the Federal Reserve Board may be prolonged and the determination of the Federal Reserve Board on the application for approval may be delayed. In addition, the merger may be challenged on antitrust grounds by a private person, a state attorney general or by the United States Department of Justice. If the Department of Justice commences an antitrust action, it will suspend the effectiveness of the Federal Reserve Board's approval of the merger unless and until a court specifically orders otherwise. The Department of Justice may analyze and conclude differently from the Federal Reserve Board about the competitive effects of the merger and may impose conditions before it will approve of the merger, including requiring the divestiture of assets and branches of any of the parties.

         Assuming Federal Reserve Board approval is granted, the merger may not be consummated until 30 days after such approval, during which time the Department of Justice may challenge the merger on antitrust grounds. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no less than 15 days. The commencement of any antitrust action, however, would postpone the effectiveness of the Federal Reserve Board approval until a court specifically orders otherwise.

         Neither we nor SouthTrust are aware of any other material governmental or regulatory approvals or actions that are required to complete the merger, other than those described above. Should any other approval or action be required, it is the current intention of both parties to obtain those approvals or actions. Any approval received from the Federal Reserve Board or any other governmental agency reflects only that agency's view that the merger does not contravene the competitive standards imposed by applicable law and regulation, and that the merger is consistent with applicable regulatory policies relating to the safety and soundness of the banking industry. The approval of the merger by the Federal Reserve Board and state regulatory authorities is not an endorsement or recommendation of the merger.

         WE CANNOT ASSURE YOU THAT ALL REQUISITE REGULATORY APPROVALS WILL BE OBTAINED AND, IF OBTAINED, WHEN THEY WILL BE OBTAINED. WE ALSO CANNOT ASSURE YOU THAT ANY APPROVAL WILL NOT BE CONDITIONED UPON MATTERS THAT WILL CAUSE SOUTHTRUST OR US TO RECONSIDER AND PERHAPS ABANDON THE MERGER; NOR CAN WE ASSURE YOU THAT THERE WILL BE NO CHALLENGE TO THE MERGER OR, IF SUCH A CHALLENGE IS MADE, THE RESULT OF SUCH CHALLENGE.

CONDITIONS TO BE SATISFIED OR WAIVED BEFORE THE MERGER CAN BE COMPLETED

         Neither we nor SouthTrust is required to complete the merger unless various conditions have either been satisfied or, where appropriate, waived by the party in whose favor the condition is granted. These conditions include, among others, the following:

         - both CENIT stockholders and all applicable regulatory agencies have approved the merger;

         - there is no temporary, preliminary or permanent order, law or other action that prohibits the merger from being completed or makes the merger illegal;

         - the shares of SouthTrust common stock to be issued in the merger are validly registered (or a valid exemption from such registration requirements has been obtained) under all applicable state and federal laws and no stop orders suspending the effectiveness of such registration shall have been issued;

         - there is no fact or event that would have a material adverse impact on a party nor is there a moratorium on banking, state of war, national emergency or suspension of trading that would render the merger impractical;

         - the representations and warranties of all parties are accurate in all material respects and the obligations and agreements made by all parties have been fully performed;

         - there is no fact or event that would significantly affect the financial benefit to SouthTrust in completing the merger;

         - the total number of shares of CENIT common stock outstanding at the time of the merger shall not exceed 4,767,465;

         - SouthTrust assumes each CENIT stock option outstanding immediately prior to the merger;

         - there shall not be any material increase in our loan agreements, notes or borrowing arrangements, except those arising in the ordinary course of business;

         - receipt by each party of an opinion on various legal aspects of the merger from legal counsel representing the other party; and

         - we shall have received an opinion from legal counsel representing SouthTrust opining that the merger shall qualify as a tax-free reorganization within the meaning of section 368 of the Internal Revenue Code, and Trident Securities shall not have withdrawn its fairness opinion, set forth as Exhibit B to this proxy statement/prospectus.

CONDUCT OF BUSINESS BY CENIT PENDING THE MERGER

         We have agreed that until the merger is completed we will take no action that will materially and adversely affect SouthTrust's or our ability to obtain any consents required to complete the merger, to perform any of either of our obligations under the merger agreement or to complete the merger. In addition, we have also agreed that until the merger is completed we will operate our business only in the usual, regular and ordinary course in substantially the same manner as we currently do and that we will preserve our current assets and business relationships and retain the services of our key employees and officers. We have agreed that we will not, without first obtaining SouthTrust's consent:

         - amend our organizational documents or our authorized capital stock;

         - issue or grant any options, warrants or other rights to purchase shares of CENIT capital stock;

         - declare dividends or other distributions on shares of CENIT common stock, except that we may declare regular quarterly cash dividends not in excess of $0.16 per share;

         - except in the ordinary course of business consistent with past practice, incur any material liability or indebtedness, directly or as guarantor;

         - make any capital expenditures individually in excess of $75,000, or in the aggregate in excess of $150,000, except as otherwise provided in the merger agreement;

         - sell or otherwise dispose of any of our property or our interest in property that has a book value in excess of or in exchange for consideration of $75,000;

         - except as otherwise provided in the merger agreement, pay any bonuses to our officers, directors and employees or generally increase the compensation of officers, directors and employees;

         - except as otherwise provided in the merger agreement, enter into any new or amend any existing employment, consulting, non-competition or independent contractor agreement or enter into or amend any incentive, profit sharing, retirement or other employee benefit plan, except as may be required by law;

         - enter into or extend any agreement, lease or license relating to property or services that involve an aggregate of $25,000 or more;

         - except as otherwise contemplated by the merger agreement, acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person;

         - change the interest paid on our time deposits or on our certificates of deposit, except in accordance with our past practices;

         - with respect to our investment portfolio, purchase or acquire any investment securities having an average remaining life to maturity greater than five years, or, except as provided in the merger agreement, any asset-backed security; or

         - commence or settle any action or proceeding, legal, government, or otherwise, against us that involves material money damages or a restriction upon any of our operations which individually or in the aggregate exceed $50,000.


OTHER COVENANTS AND AGREEMENTS

         Mutual Agreements

         Both we and SouthTrust have agreed that each of us will:

         - use our best efforts to take all action required under the merger agreement to permit the merger to be completed at the earliest possible date;

         - cooperate in furnishing information for the preparation and filing of this proxy statement/prospectus;

         - cooperate in the preparation and filing of any regulatory application required to be filed with respect to the merger;

         - not publish any news release or other public announcement or disclosure about the merger without the consent of the other;

         - advise the other as to our general status and ongoing operations and of any material inaccuracies in data provided to the other; and we, in addition, have agreed to advise SouthTrust of any materially adverse change in our financial condition, assets, business or operations; and

         - if the merger is not completed, for a period of two years after the merger agreement is terminated, keep as confidential all information relating to, and provided by the other, except as may be required by law and with respect to information that is already in the public domain.

         Agreements of SouthTrust

         SouthTrust has agreed to take all actions necessary to validly register, or obtain valid exemptions from registration, pursuant to applicable federal and state securities laws the shares of SouthTrust common stock it will issue in the merger. In addition, SouthTrust has agreed to reserve enough shares of SouthTrust common stock to fulfill the share exchange requirements of the merger after it is completed and to cause these additional shares of SouthTrust common stock to be listed on Nasdaq.

         SouthTrust has also agreed that all of our employees and officers who are employed by SouthTrust after the merger is completed will be eligible to participate in SouthTrust's employee benefit plans on the same basis and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust, subject to various waiting periods and deductions, and such employees and officers will receive credit, for vesting purposes, for all periods of time served as our employees. See "Interests of Certain Persons in the Merger - General" on page ___.

         SouthTrust has agreed in the merger agreement that after the effective time of the merger, it will indemnify, defend and hold harmless each person entitled to indemnification from CENIT and CENIT Bank against all liabilities arising out of actions or omissions occurring at or after the effective time of the merger to the same extent and subject to the same conditions as officers, directors and employees of SouthTrust as set forth in SouthTrust's restated certificate of incorporation and bylaws, under such directors' and officers' liability insurance policy as SouthTrust may then make available, and by applicable law.

         Agreements of CENIT; No Solicitation

         We have agreed that we will not directly, nor ask anyone to, solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal that may reasonably be expected to lead to any proposal for a merger or other business combination involving CENIT or for the acquisition of a significant equity interest in CENIT or for the acquisition of a significant portion of our assets or liabilities. We have agreed to promptly advise SouthTrust orally and in writing of any inquiries or proposals we receive. We have also agreed to use our best efforts to obtain the consent of any third party that is necessary to transfer and assign all of our right, interest and title in any property or contract to SouthTrust Bank.

WAIVER AND AMENDMENT

         Prior to or at the effective time, either party may: (1) waive any default in the performance of any term of the merger agreement by the other; and
(2) waive or extend the time for compliance or fulfillment by the other of any and all of the other's obligations, except with respect to any condition that, if not satisfied, would result in the violation of any law or any applicable governmental regulation. Furthermore, our obligations may change if the merger agreement is amended. The merger agreement may be amended if both parties execute a written document that amends the existing terms of the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

         We may terminate the merger agreement and abandon the merger any time prior to the effective time if both parties mutually consent to the termination. The merger agreement may also be terminated and the merger abandoned at any time before the merger is completed by either SouthTrust or CENIT if:

         -        the merger has not been completed by October 31, 2001;
                  provided the party wishing to terminate is not then in breach of its representations, warranties, covenants or agreements under the merger agreement, which breach is the cause of or has resulted in the failure of the merger to be completed before October 31, 2001;

         - any of the representations and warranties of the other party are inaccurate and the inaccuracy cannot be, or has not been, cured within thirty (30) days after notice to cure has been given; provided the party wishing to terminate is not also in breach of its representations and warranties under the merger agreement;

         - the other party materially breaches any of its covenants or agreements and the breach cannot be, or has not been, cured within thirty (30) days after notice to cure has been given; provided the party wishing to terminate is not also in breach of its representations and warranties under the merger agreement;

         - any of the conditions required to be completed before the merger can be completed cannot be satisfied by October 31, 2000 and have not been waived; provided the party wishing to terminate is not also in breach of its representations and warranties under the merger agreement;

         - a regulatory authority denies approval of the merger by final nonappealable action or if any action taken by a regulatory authority is not appealed within the time limit for appeal; or

         -        our stockholders fail to approve the merger agreement.

         If the merger agreement is terminated, it will become void and have no effect, except that some of the provisions of the merger agreement may continue after the termination, in particular, the provisions requiring SouthTrust to reimburse CENIT under certain circumstances for expenses incurred in connection with obtaining environmental assessments, title insurance and surveys as required by the merger agreement. Provisions requiring the parties to keep confidential any information they have obtained, other than through publicly available sources,


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


about the other party will also continue after termination of the merger agreement. In the event the merger agreement is terminated, each party will still remain liable for any uncured willful breach of any of its representations, warranties, covenants or other agreements that gave rise to the termination.

RESALES OF SHARES OF SOUTHTRUST COMMON STOCK


         If the merger is approved and completed, generally, the shares of SouthTrust common stock issued to you will be freely transferable and not subject to any restrictions.

         However, if you are an "affiliate" of CENIT when the merger is completed or you become an "affiliate" of SouthTrust as a result of or after the merger is completed, you will be subject to restrictions that will limit how you may sell your shares of SouthTrust common stock and in some cases may limit the number of shares of SouthTrust common stock that you may sell at any one time.


                             WHAT IS AN "AFFILIATE"?

An "affiliate" of an entity is generally deemed to include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with the entity.

Affiliates may include various executive officers and directors as well as various principal stockholders: for example, stockholders who hold 10% or more of the issued and outstanding capital stock of the entity.

         If you are deemed to be an affiliate of CENIT, you may resell the shares of SouthTrust common stock issued to you in the merger only:

         - in transactions permitted by Rule 145 under the Securities Act of 1933; or

         - otherwise as permitted by the Securities Act, such as pursuant to an effective registration statement or in transactions that are otherwise exempt from registration under the Securities Act.

         Rule 145 imposes restrictions on the manner in which an affiliate may resell and the quantity of any such resale of any of the shares of SouthTrust common stock received by the affiliate in the merger. This proxy statement/prospectus does not cover resales of SouthTrust's common stock received by any person who may be deemed to be an affiliate of CENIT, and SouthTrust does not intend to register such shares for resale. We have agreed in the merger agreement to use commercially reasonable efforts to cause each person who may be deemed to be an "affiliate" of ours to execute and deliver to SouthTrust an affiliate letter in which the affiliate agrees not to offer, sell or otherwise transfer any of the shares of SouthTrust common stock distributed to them in connection with the merger except in compliance with Rule 145 or in a transaction otherwise exempt from the Securities Act.

If you are deemed to be an affiliate of CENIT before the merger, you should ensure that any subsequent sale or transfer of your shares of SouthTrust common stock is made in compliance with one of the above listed exceptions.

ANTICIPATED ACCOUNTING TREATMENT

         The merger will be accounted for by SouthTrust as a purchase transaction in accordance with generally accepted accounting principles in the United States of America. One effect of such accounting treatment is that the earnings of CENIT will be combined with the earnings of SouthTrust only from and after the effective date of the merger.


APPRAISAL RIGHTS

         CENIT is a Delaware corporation. The Delaware General Corporation Law provides that appraisal rights are not available to the stockholders of a constituent corporation in a merger if the shares of stock of such corporation are, as of the record date, listed on a national securities exchange or held of record by more than 2,000 stockholders, with certain exceptions not applicable in the merger. You are not entitled to appraisal rights in connection with the merger because the shares of CENIT common stock are listed on the Nasdaq.


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


SOUTHTRUST STOCK OPTION AGREEMENT

         General

         As a condition to entering into the merger agreement, SouthTrust required that CENIT enter into a stock option agreement dated as of May 4, 2001, which allows SouthTrust, under certain circumstances, to purchase up to 1,184,426 shares of CENIT common stock at an exercise price of $26.43 per share. The option may only be exercised upon the occurrence of certain events that are described below.

         Effect of the Stock Option Agreement

         SouthTrust and CENIT entered into the stock option agreement to increase the likelihood that the merger will be completed in accordance with its terms. The stock option agreement may have the effect of discouraging persons who might be interested in acquiring all or a significant interest in CENIT, even if such persons were prepared to pay a higher price per share of CENIT common stock than the value per share contemplated by the merger agreement. The acquisition by a third party of CENIT, a significant interest in CENIT or a significant portion of its assets, or an agreement to effect such an acquisition, could cause the option to become exercisable and significantly increase the cost of an acquisition to a potential acquiror. Such increased costs might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire CENIT than it might otherwise have proposed to pay.

         Terms of Stock Option Agreement

         Following is a brief summary of certain provisions of the stock option agreement, as amended, which is attached hereto as Exhibit C. The summary is not intended to be complete and is qualified by reference to the complete text of the stock option agreement.

         If SouthTrust is not in material breach of the stock option agreement or the merger agreement and if no injunction or other court order against delivery of the shares covered by the option is in effect, SouthTrust may exercise the option, in whole or in part, at any time and from time to time, upon the occurrence of a "purchase event," which is generally defined to mean any of the following events:

                  - without SouthTrust's prior written consent, CENIT takes certain actions, including authorizing, recommending or proposing, or entering into an agreement with any third party to effect an "acquisition transaction" which is generally defined to include:

                           -        a merger, consolidation or similar
                                    transaction involving CENIT or any of its subsidiaries (other than transactions solely between CENIT's subsidiaries);

                           - the disposition, by sale, lease, exchange or otherwise, of assets of CENIT or its subsidiaries representing in either case 10% or more of the consolidated assets or deposits of CENIT and its subsidiaries;

                           - the issuance, sale of other disposition by CENIT (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 10% or more of the voting power of CENIT or any of its significant subsidiaries; or

                  - any third party acquires or obtains the right to acquire 10% or more of the voting power of CENIT or any of its significant subsidiaries;

                  - a proposal is made by a third party to CENIT or its stockholders, publicly or in any writing that becomes disclosed publicly, to engage in an acquisition transaction; or

                  - after a proposal is made by a third party to CENIT or its stockholders to engage in an acquisition transaction, CENIT breaches any representation, warranty, covenant or agreement in the merger agreement and such breach would entitle SouthTrust to terminate the merger agreement.

         The option will terminate upon the earliest to occur of:

                  -        completion of the merger;

                  - termination of the merger agreement in accordance with its terms prior to the occurrence of a purchase event or a preliminary purchase event (as defined below) other than a termination by SouthTrust as a result of a material breach of the merger agreement by CENIT (such termination is referred to as a "default termination");

                  -        one year after a default termination; or

                  - one year after termination of the merger agreement (other than a default termination) following the occurrence of a purchase event or a preliminary purchase event.

         The term "preliminary purchase event" is generally defined to mean any of the following events:

                  - commencement by any third party of a tender offer or exchange offer to purchase 10% or more of the then outstanding shares of CENIT common stock; or

                  - failure of CENIT stockholders to approve the merger agreement, failure of CENIT to hold the meeting, or withdrawal or modification by the CENIT board of directors, in a manner adverse to SouthTrust, of its recommendation that CENIT stockholders approve the merger agreement, in each case after a third party:

                           - proposed to engage in an acquisition transaction with CENIT;

                           -        commenced a tender offer or filed a
                                    registration statement under the Securities
                                    Act of 1933 with respect to an exchange
                                    offer; or

                           - filed an application with any financial institution regulatory authority to engage in an acquisition transaction.

         In the event that CENIT enters into an agreement:

                  - to consolidate with or merge into any person, other than SouthTrust or one of its subsidiaries, and CENIT will not be the continuing or surviving corporation of such consolidation or merger;

                  - to permit any person, other than SouthTrust or one of its subsidiaries, to merge into CENIT and CENIT shall be the surviving or continuing corporation, but, in connection with such merger, the then outstanding shares of CENIT common stock shall be changed into or exchanged for stock or other securities of CENIT or any other person or cash or any other property, or the outstanding shares of CENIT common stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares an share equivalents of the merged company; or

                  - to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than SouthTrust or one of its subsidiaries,

then, and in each such case, the agreement governing such transaction must provide that the option will, upon the completion of any such transaction, be converted into or exchanged for a substitute option, at the election of SouthTrust, to purchase shares of either (i) the corporation acquiring CENIT,
(ii) any person that controls the corporation acquiring CENIT, or (iii) if applicable, CENIT.

         Repurchase of the Option

         The stock option agreement permits SouthTrust to require that CENIT repurchase the option (or the substitute option) and any shares issued under the option, for an aggregate price determined in accordance with a formula set forth in the stock option agreement, if:

                  - any person or group shall have acquired beneficial ownership of more than 50% of CENIT common stock;

                  - CENIT completes a merger, consolidation or similar transaction with any person other than SouthTrust or its subsidiaries; or

                  - CENIT completes a sale of substantially all of its assets to any person other than SouthTrust or its subsidiaries.

         Profit Limitation

         The stock option agreement contains a provision that limits the profit to SouthTrust from the option to $4,400,000.

         Adjustment

         The stock option agreement provides for adjustment to the number of shares and the exercise price of the option upon the occurrence of certain changes to the capital structure of CENIT or certain other events or transactions.

EXPENSES

         SouthTrust and CENIT will be responsible and pay for their own expenses incurred by them in connection with completing the merger.

                         FEDERAL INCOME TAX CONSEQUENCES

                  The following section describes the material federal income tax consequences of the merger to CENIT stockholders who hold their shares of common stock as capital assets. This section does not address state, local or foreign tax consequences of the merger.

         This section is based on the federal tax laws that are currently in effect. These laws are subject to change at any time, possibly with retroactive effect. This is not a complete description of all of the consequences of the merger in your particular circumstances. We do not address the U.S. federal income tax considerations applicable to certain classes of stockholders, including:

                  -        financial institutions;

                  -        insurance companies;

                  -        tax-exempt organizations;

                  -        dealers in securities or currencies;

                  -        traders in securities that elect to mark to market;

                  - persons who are not for United States federal income tax purposes:

                           -        a citizen or resident of the United States;

                           -        a domestic corporation;

                           - an estate whose income is subject to United States federal income tax regardless of its source; or

                           - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust;

                  - persons who acquired or acquire shares of CENIT common stock pursuant to the exercise of employee stock options or otherwise as compensation;

                  - persons who receive cash or shares of CENIT common stock pursuant to the exercise of stock appreciation rights; and

                  - persons who do not hold their shares of CENIT common stock as a capital asset.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE FEDERAL INCOME TAX CONSEQUENCES UNDER YOUR OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Neither we, SouthTrust nor any of SouthTrust's subsidiaries have requested or will receive an advance ruling from the Internal Revenue Service as to any of the federal income tax consequences of the merger to holders of CENIT common stock or to SouthTrust or CENIT. The consummation of the merger is conditioned upon our receipt of an opinion of Bradley Arant Rose & White LLP as to certain of the federal income tax consequences of the merger to our stockholders. The opinion of Bradley Arant Rose & White LLP is based entirely upon the Internal Revenue Code of 1986, as amended, current regulations under the Internal Revenue Code, current administrative rulings and practice, and judicial authority, all of which are subject to change, possibly with retroactive effect. Management of SouthTrust has represented to Bradley Arant Rose & White LLP that it has no plan or intention to cause SouthTrust to redeem or otherwise reacquire the shares of SouthTrust common stock issued in the merger.

         Unlike a ruling from the IRS, an opinion is not binding on the IRS and neither we nor SouthTrust can assure you that the IRS will not take a position contrary to one or more positions reflected in this proxy statement/prospectus or that the positions stated in the opinion will be upheld by the courts if challenged by the IRS.

         In the opinion of Bradley Arant Rose & White LLP, CENIT stockholders who exchange all of their shares of CENIT common stock for shares of SouthTrust common stock pursuant to the merger will be subject to the following material U.S. federal income tax consequences:

                  (1) The merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. CENIT, SouthTrust and SouthTrust of Alabama each will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

                  (2) You will recognize no gain or loss upon your exchange of CENIT common stock solely for SouthTrust common stock.

                  (3) The basis of the shares of SouthTrust common stock received by you (including any fractional share interests to which you may be entitled) will be the same as the basis of the shares of CENIT common stock surrendered in exchange therefor.

                  (4) The holding period of the shares of SouthTrust common stock received by you (including any fractional share interest to which you may be entitled) will include the period during which you held such shares provided that such shares surrendered were held by you as a capital asset within the meaning of Section 1221 of the Internal Revenue Code as of the time of consummation of the merger.

                  (5) The receipt by you of cash instead of a fractional share of SouthTrust common stock will be treated as though such fractional share actually was issued in the merger and thereafter redeemed by SouthTrust for cash. The receipt of such cash instead of a fractional share by a holder of CENIT common stock will be treated as a distribution by SouthTrust in full payment in exchange for the fractional share as provided in Section 302(a) of the Internal Revenue Code.

         The opinion of Bradley Arant Rose & White LLP is rendered solely with respect to certain federal income tax consequences of the merger under the Internal Revenue Code, and does not extend to the income or other tax consequences of the merger under the laws of any state or any political subdivision of any state. The opinion also does not extend to any tax effects or consequences of the merger to SouthTrust, SouthTrust of Alabama or SouthTrust Bank, other than those expressly stated in the opinion. No opinion is expressed as to the federal tax treatment of the transaction under any other provisions of the Internal Revenue Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the opinion.

                     DESCRIPTION OF SOUTHTRUST CAPITAL STOCK


                  The descriptive information below outlines certain provisions of SouthTrust's restated certificate of incorporation, restated bylaws, certificate of designations and the general corporation law of Delaware. The information is not complete and is qualified by the more detailed provisions of SouthTrust's certificate of incorporation, bylaws and certificate of designations, which are incorporated by reference as exhibits to this document, and the general corporation law of Delaware. See "Where You Can Find More Information" on page __ for information on how to obtain copies of these incorporated documents.


GENERAL

         The authorized capital stock of SouthTrust consists of 500,000,000 shares of common stock, par value $2.50 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2001, there were 339,936,512 shares of SouthTrust common stock issued and outstanding, and no shares of SouthTrust preferred stock were outstanding. As of March 31, 2001, 2,000,000 shares of SouthTrust preferred stock designated as Series 1999 Junior Participating Preferred Stock were reserved for issuance upon the exercise of certain rights described below under "Stockholder Rights Plan" on page __.

         Because SouthTrust is a holding company, the right of SouthTrust, and hence the right of creditors and stockholders of SouthTrust, to participate in any distribution of assets of any subsidiary, including SouthTrust Bank, upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that the claims of SouthTrust itself as a creditor of the subsidiary may be recognized.

SOUTHTRUST COMMON STOCK

         Dividend Rights

         Holders of SouthTrust common stock are entitled to their proportionate share of dividends declared by SouthTrust's board of directors out of funds legally available for payment of dividends, subject to any prior rights of any SouthTrust preferred stock outstanding. Under Delaware law, SouthTrust may pay dividends out of surplus or net profits for the fiscal year in which declared or for the preceding fiscal year, even if its surplus accounts are in a deficit position. The sources of funds for payment of dividends by SouthTrust are its subsidiaries. Because its primary subsidiary is a bank, payments made by SouthTrust are limited by law and regulations of the bank regulatory authorities.

         Voting Rights and Other Matters

         SouthTrust stockholders have one vote for each share of common stock held on all matters brought before the stockholders. The holders of SouthTrust common stock do not have the right to cumulate their shares of SouthTrust common stock in the election of directors. SouthTrust's restated certificate of incorporation requires the vote of the holders of 70% of the voting power of the outstanding voting securities of SouthTrust to approve a transaction or a series of transactions with an "Interested Stockholder" that would result in SouthTrust being merged into or with another corporation or securities of SouthTrust being issued in a transaction that would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect. An "Interested Stockholder" is generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder. An exception exists in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of SouthTrust's board of directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

         SouthTrust common stock does not have any conversion rights, and there are no redemption or sinking fund provisions applicable to SouthTrust common stock. Holders of SouthTrust common stock are not entitled to any preemptive rights to subscribe for any additional securities that may be issued.

         Liquidation Rights

         In the event of liquidation, holders of SouthTrust common stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts required to be paid to the holders of any SouthTrust preferred stock issued by SouthTrust.

         Provisions with Respect to Board of Directors

         SouthTrust's restated certificate of incorporation provides that the members of SouthTrust's board of directors are divided into three classes as nearly equal in number as possible. Stockholders elect each class for a three-year term. At each annual meeting of stockholders of SouthTrust, the stockholders elect roughly one-third of the members of SouthTrust's board of directors for a three-year term, and the other directors remain in office until their three-year terms expire. Therefore, control of SouthTrust's board of directors cannot be changed in one year, and at least two annual meetings must be held before stockholders can change a majority of the members of SouthTrust's board of directors.

         Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation

         The general corporation law of the State of Delaware and the restated certificate of incorporation and by-laws of SouthTrust provide that stockholders may remove a director, or SouthTrust's entire board of directors, only for cause. The restated certificate of incorporation and by-laws of SouthTrust also provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire board of directors from office. Stockholders may amend certain portions of the restated certificate of incorporation of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and the classified board of directors, only by the affirmative vote of the holders of 70% of the voting power of the outstanding voting stock of SouthTrust.

         Anti-Takeover Effects of Special Provisions

         Some of the provisions contained in the restated certificate of incorporation and by-laws of SouthTrust described above have the effect of making it more difficult to change SouthTrust's board of directors, and may make SouthTrust's board of directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure. As a result, these provisions may adversely affect the price that a potential purchaser would be willing to pay for the capital stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the capital stock of SouthTrust.

         Stockholder Rights Plan

         Each share of SouthTrust common stock outstanding as of February 22, 1999, including those that may be issued under this proxy statement/prospectus, carries with it one preferred share purchase right, referred to in this proxy statement/prospectus as a "right." If the rights become exercisable, each right entitles the registered holder of a right to purchase one one-hundredth of a share of the series 1999 junior participating preferred stock at a purchase price of $150.00. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a stockholder as a result of holding the right.

         The rights trade automatically with shares of SouthTrust common stock. A holder of SouthTrust common stock may exercise the rights only under the circumstances described below. The rights will generally cause substantial dilution to a person or group that attempts to acquire SouthTrust common stock on terms not approved by SouthTrust's board of directors. The rights should not interfere with any merger or other business combination that SouthTrust's board of directors approves since they may redeem the rights before a person or group acquires 15% or more of the outstanding shares of SouthTrust's common stock. The rights may, but are not intended to, deter takeover proposals that may be in the interests of SouthTrust's stockholders.

         Holders may exercise their rights only following a distribution date. A distribution date will occur on the earlier of:

         - 10 days after a public announcement that a person or group has acquired or obtained the right to acquire 15% or more of the outstanding shares of SouthTrust's common stock; or

         - 10 days after a person or group makes or announces an offer to purchase SouthTrust's common stock, which, if successful, would result in the acquisition of 15% or more of the outstanding shares of common stock; or

         - 10 days after the SouthTrust's board of directors declares that a person or group has become the beneficial owner of at least 10% of the outstanding shares of SouthTrust's common stock, and that this ownership might cause SouthTrust's board of directors to take action that is not in SouthTrust's long-term interests or that will impact SouthTrust to the detriment of its stockholders.

         The rights have additional features that will be triggered upon the occurrence of specified events, including:

         - if a person or group acquires 15% or more of the outstanding shares of SouthTrust common stock, holders of the rights, other than such person or group whose rights will have become void, may purchase common stock, instead of SouthTrust's series 1999 junior participating preferred stock, having a value of twice the right's then current purchase price;

         - if SouthTrust is involved in certain business combinations or the sale of 50% or more of its assets or earning power after a person or group acquires 15% or more of its outstanding common stock, the holders of the rights, other than such person or group whose rights will have become void, may purchase common stock of the acquirer or an affiliated company having a value of twice the right's then-current purchase price; or

         - if a person or group acquires 15% or more of the outstanding shares of SouthTrust common stock, SouthTrust's board of directors may, at any time before the person or group acquires 50% or more of the outstanding shares of common stock, exchange all or part of the rights, other than rights held or previously held by the 15% or greater stockholder, for common stock at an exchange ratio of one share of SouthTrust common stock per right, subject to adjustment for any stock split, stock dividend or similar transaction.

         At any time prior to the earlier of (i) 10 days after a person or group acquires 15% or more of the outstanding shares of SouthTrust common stock, or
(ii) February 22, 2009, SouthTrust's board of directors may redeem all of the rights at a price of $.01 per right, subject to adjustment for stock dividends, stock splits and similar transactions. SouthTrust's board of directors in its sole discretion may establish the effective time, basis and conditions of the redemption. However, the board may not redeem any of the rights after it determines that a person or group owning at least 10% of SouthTrust common stock poses a threat to SouthTrust. Immediately after the redemption of the rights, the holder can no longer exercise the rights and can only receive the redemption price described above.

         The rights will expire on February 22, 2009, unless SouthTrust redeems or exchanges them before then or extends the expiration date. SouthTrust's board of directors may amend the terms of the rights, other than the redemption price, without the consent of the holders of the rights at any time prior to a distribution date in any manner the board deems desirable. SouthTrust's board of directors may amend the terms of the rights without the consent of the holders of the rights after the distribution date only if the amendment does not adversely affect the interests of the holders of the rights.

         This description of the rights and the series 1999 participating preferred stock is not complete and is qualified in its entirety by reference to SouthTrust's Amended and Restated Stockholder's Rights Agreement with American Stock Transfer & Trust Company dated as of August 1, 2000 and the certificate of designation for the series 1999 junior participating preferred stock.

         Transfer Agent

         The transfer agent for SouthTrust common stock is American Stock Transfer & Trust Company.

SOUTHTRUST PREFERRED STOCK

         General

         Under SouthTrust's restated certificate of incorporation, SouthTrust's board of directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of SouthTrust preferred stock in one or more series. SouthTrust's board must adopt a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of SouthTrust preferred stock would not have any preemptive right to subscribe for any shares issued by SouthTrust. It is not possible to state the actual effect of the authorization and issuance of SouthTrust preferred stock upon the rights of holders of SouthTrust common stock unless and until SouthTrust's board of directors determines the price and specific rights of the holders of a series of SouthTrust preferred stock. Such effects might include, however:

         - restrictions on dividends on SouthTrust common stock if dividends on SouthTrust preferred stock have not been paid;

         - dilution of the voting power of SouthTrust common stock to the extent that SouthTrust preferred stock has voting rights, or that any SouthTrust preferred stock series is convertible into SouthTrust common stock;

         - dilution of the equity interest of SouthTrust common stock unless the SouthTrust preferred stock is redeemed by SouthTrust; and

         - SouthTrust common stock not being entitled to share in SouthTrust's assets upon liquidation until satisfaction of any liquidation preference granted SouthTrust preferred stock.

         While the ability of SouthTrust to issue SouthTrust preferred stock is, in the judgment of SouthTrust's board of directors, desirable in order to provide flexibility in connection with possible acquisitions and other corporate purposes, its issuance could impede an attempt by a third party to acquire a majority of the outstanding voting stock of SouthTrust.

         Series 1999 Junior Participating Preferred Stock

         In connection with the adoption of the Stockholder Rights Plan described above, SouthTrust's board of directors designated 2,000,000 shares of SouthTrust's authorized but unissued SouthTrust preferred stock as series 1999 junior participating preferred stock. One share of series 1999 preferred stock will be approximately equivalent in terms of dividend and voting rights to 100 shares of SouthTrust common stock. No shares of series 1999 preferred stock have been issued as of the date of this proxy statement/prospectus.

              MARKET PRICE AND DIVIDEND INFORMATION WITH RESPECT TO
                 SOUTHTRUST COMMON STOCK AND CENIT COMMON STOCK


MARKET PRICE

         SouthTrust common stock is quoted on Nasdaq under the symbol SOTR. CENIT common stock is traded on Nasdaq under the symbol CNIT. The following table sets forth, for the periods indicated, the high and low sales prices per share of SouthTrust common stock and CENIT common stock each as reported by Nasdaq. All prices for SouthTrust are adjusted to reflect a 2-for-1 stock split effected on May 11, 2001.


                                                          SouthTrust                         CENIT
                                                           Price(1)                         Price(1)
                                                     ---------------------            --------------------
                                                       High          Low               High          Low
                                                     --------      -------            -------      -------
     1999:
         First Quarter......................         $  21.18      $ 17.69            $ 23.13      $ 19.38
         Second Quarter.....................            21.44        18.00              20.88        18.00
         Third Quarter......................            19.47        16.38              19.50        16.50
         Fourth Quarter.....................            20.91        16.38              19.00        16.88

     2000:
         First Quarter......................            18.53        10.44              17.25        10.19
         Second Quarter ....................            15.19        11.25              13.00        10.13
         Third Quarter......................            16.06        11.31              15.63        11.50
         Fourth Quarter.....................            20.53        13.75              16.13        11.31

     2001:
         First Quarter......................            24.44        19.25              16.75        12.25
         Second Quarter(2)..................            26.44        21.68              29.50        14.89


(1) The information listed above was obtained from the National Association of Securities Dealers, Inc., and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.


(2) Through June 29, 2001, the most recent date practicable preceding the date of this proxy statement/prospectus.

         On June 29, 2001, the most recent date practicable preceding the date of this proxy statement/prospectus, the last reported sale price of SouthTrust common stock as reported by Nasdaq was $26.00, and the last reported sale price for CENIT common stock reported by Nasdaq was $29.50. On May 3, 2001 and May 7, 2001 (the trading days immediately before and after the public announcement of the merger), the last sale prices of SouthTrust common stock, as obtained from Nasdaq, were $23.18 and $23.42, respectively, and the last sale prices of CENIT common stock, as obtained from Nasdaq, were $16.50 and $25.48, respectively.



DIVIDENDS

         The following table sets forth, for the periods indicated, the dividends declared by SouthTrust and CENIT per share of common stock for each respective Company, as well as the pro-forma dividend per share of CENIT common stock after the merger based on the number of shares of SouthTrust common stock to be issued pursuant to the merger. The dividends have been adjusted to reflect a two-for-one stock split of SouthTrust common stock effected on May 11, 2001.


                                        SouthTrust                CENIT                   Pro-Forma
                                       Common Stock            Common Stock             Dividend Per
                                       Dividend Per            Dividend Per               Share of
                                          Share                   Share             CENIT Common Stock(1)
                                       ------------            ------------         ---------------------
1999:
    First Quarter...................    $ 0.1100                  $ 0.1500                $  0.1254
    Second Quarter..................      0.1100                    0.1500                   0.1254
    Third Quarter...................      0.1100                    0.1500                   0.1254
    Fourth Quarter..................      0.1100                    0.1500                   0.1254

2000:
    First Quarter...................      0.1250                    0.1500                   0.1425
    Second Quarter..................      0.1250                    0.1500                   0.1425
    Third Quarter...................      0.1250                    0.1500                   0.1425
    Fourth Quarter..................      0.1250                    0.1500                   0.1425

2001:
    First Quarter...................      0.1400                    0.1600                   0.1596
    Second Quarter..................      0.1400                    0.1600(2)                0.1596

(1) The pro-forma dividend per share of CENIT common stock is equal to the SouthTrust common stock dividend per share multiplied by the conversion ratio and represents the dividend that would have been distributed on the number of shares of SouthTrust common stock you will receive for each share of CENIT common stock.

(2) Until the merger is completed, CENIT is prohibited from declaring dividends on its common stock in excess of $0.16 per share without first obtaining SouthTrust's consent. Under the merger agreement, the parties have agreed that CENIT may declare a dividend with respect to the third quarter of 2001 to the extent necessary to ensure that each stockholder receives a dividend from either CENIT or SouthTrust for that quarter.

         Dividends are paid by SouthTrust on SouthTrust common stock at the discretion of SouthTrust's board of directors and are affected by certain legal restrictions on the payment of dividends as described below, SouthTrust's earnings and financial condition and other relevant factors. SouthTrust has increased the dividend paid on SouthTrust common stock for 31 consecutive years. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the legal restrictions on the payment of dividends as described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to SouthTrust common stock.

         There are certain limitations on the payment of dividends to SouthTrust by its bank subsidiary. As an Alabama banking corporation, the amount of dividends that SouthTrust's subsidiary bank may declare in one year is subject to certain limitations imposed by both the Federal Reserve Board and the Alabama Department of Banking. These limitations are described in greater detail under "Supervision and Regulation -- SouthTrust -- Dividend Restrictions" on page __. Under the described laws and regulations, at March 31, 2001, approximately $493.9 million was available for payment of dividends to SouthTrust by its bank subsidiary.

         Dividends paid by CENIT on CENIT common stock are at the discretion of CENIT's board of directors and are dependent upon the restrictions on the payment of dividends by corporations chartered in Delaware, certain legal restrictions on the payment of dividends as described below, CENIT's earnings and financial condition and other relevant factors. The current policy of CENIT is to pay dividends on a quarterly basis.

         There are certain limitations on the payment of dividends to CENIT by its bank subsidiary. As a federal savings bank, the amount of dividends that CENIT's subsidiary bank may declare in one year is subject to certain limitations imposed by both the Federal Reserve Board and the Office of Thrift Supervision. These limitations are described in greater detail under "Supervision and Regulation --CENIT - Dividend Restrictions" on page __. Under the described laws and regulations, at March 31, 2001, approximately $1.6 million was available for payment of dividends to CENIT by its bank subsidiary without additional regulatory approval.

                             COMPARISON OF RIGHTS OF
                         STOCKHOLDERS OF SOUTHTRUST AND
                              STOCKHOLDERS OF CENIT

         The rights of SouthTrust stockholders are governed by Delaware law and SouthTrust's restated certificate of incorporation and bylaws. The rights of our stockholders are also governed by Delaware law and our articles of incorporation and bylaws. There are differences between the respective chartering documents of SouthTrust and CENIT that will affect the relative rights of SouthTrust stockholders and our stockholders.

         The following discussion describes and summarizes the material differences between the rights of SouthTrust stockholders and CENIT stockholders. With respect to each issue described below, the information set forth in the left column describes the rights our stockholders currently enjoy, while the information set forth in the right column describes the rights enjoyed by SouthTrust's stockholders. If the merger is completed, any CENIT stockholder who becomes a stockholder of SouthTrust will be entitled and become subject to all of the rights described in the right column. The following discussion is not a complete discussion of all of the differences. For a complete understanding of all of the differences, you will need to review the restated certificate of incorporation and bylaws of SouthTrust, the certificate of incorporation and bylaws of CENIT, and Delaware General Corporation Law. Copies of the respective chartering documents of both SouthTrust and CENIT may be obtained from the corporate secretary of each company. See page __ for details of who to contact to obtain copies of these documents.


                   CENIT                                                                SOUTHTRUST
                                                 VOTING RIGHTS
Holders of shares of CENIT common stock are                        Holders of shares of SouthTrust common stock are
entitled to one vote for each share of common stock                entitled to one vote for each share of common stock
held.                                                              held.


                                             RIGHTS ON LIQUIDATION

In the event of liquidation, CENIT stockholders are                In the event of liquidation, SouthTrust stockholders
entitled to receive pro-rata any assets distributable to           are entitled to receive pro-rata any assets distributable
CENIT stockholders with respect to the shares of                   to SouthTrust stockholders with respect to the shares
CENIT common stock held by them, after payment of                  of SouthTrust common stock held by them, after
indebtedness.                                                      payment of indebtedness and amounts payable to the
                                                                   holders of preferred stock.


                                            RIGHTS OF PRE-EMPTION

Holders of shares of CENIT common stock do not                     Holders of shares of SouthTrust common stock do not
have any pre-emptive rights to subscribe to or acquire             have any pre-emptive rights to subscribe to or acquire
additional shares of CENIT common stock that may                   additional shares of SouthTrust common stock that
be issued.                                                         may be issued.


                               RIGHTS TO CALL A SPECIAL MEETING OF THE STOCKHOLDERS

Holders of shares of CENIT common stock do not                     Holders of shares of SouthTrust common stock do not
have any rights to call a special meeting of CENIT's               have any rights to call a special meeting of
stockholders or to require that CENIT's board of                   SouthTrust's stockholders or to require that
directors call a special meeting.                                  SouthTrust's board of directors call a special
                                                                   meeting.

                  CENIT                                                                 SOUTHTRUST

                             STOCKHOLDERS' RIGHTS TO AMEND CORPORATE GOVERNING DOCUMENTS

Upon proposal by the board of directors, the holders                      A majority of the holders of SouthTrust's capital
of a majority of the outstanding common stock                             stock who are entitled to vote may by affirmative
entitled to vote may, by affirmative vote, amend                          vote amend SouthTrust's restated certificate of
CENIT's certificate of incorporation. Certain                             incorporation. However, certain provisions of
provisions of the certificate of incorporation may be                     SouthTrust's restated certificate of incorporation
amended only by the affirmative vote of the holders                       concerning special meetings of stockholders; the
of 80% of the outstanding common stock.                                   number, election and terms of directors; and business
                                                                          combinations may only be amended by the affirmative
Holders of at least 80% of the CENIT common stock may                     vote of holders of at least 70% of the issued and
by affirmative vote amend the bylaws of CENIT.                            outstanding shares of SouthTrust capital stock.

                                                                          Holders of a majority of SouthTrust capital stock who
                                                                          are entitled to vote may by affirmative vote amend
                                                                          the bylaws of SouthTrust.

                                ELECTION AND CLASSIFICATION OF THE BOARD OF DIRECTORS

The board of directors of CENIT is classified into                        The board of directors of SouthTrust is classified
three (3) classes of directors. Each director serves                      into three (3) classes of directors. Each director
for a three (3) year term. At each annual stockholder                     serves for a three (3) year term. At each annual
meeting, one-third (1/3) of the board of directors is                     stockholder meeting, one-third (1/3) of the board of
elected. Accordingly, control of the board of                             directors is elected. Accordingly, control of the
directors of CENIT cannot be changed in one year; at                      board of directors of SouthTrust cannot be changed in
least two annual meetings must be held before a                           one year; at least two annual meetings must be held
majority of the board of directors may be changed.                        before a majority of the board of directors may be
Holders of shares of CENIT common stock do not have                       changed. Holders of shares of SouthTrust common stock
the right to cumulate their votes in the election of                      do not have the right to cumulate their votes in the
directors.                                                                election of directors.

                                        NOMINATION OF DIRECTORS BY STOCKHOLDERS

In addition to the right of the board of directors to                     In addition to the right of the board of directors to
make nominations for the election of directors, any                       make nominations for the election of directors, any
stockholder may nominate a person to stand for                            voting stockholder may nominate a person to stand for
election at an annual meeting of the stockholders of                      election at an annual meeting of the stockholders of
CENIT, provided the stockholder complies with special                     SouthTrust, provided the stockholder complies with
advance notice requirements.                                              special advance notice requirements.


                                            RIGHTS TO REMOVE A DIRECTOR

A director may be removed only for cause and only by                      Subject to the rights of any preferred stockholders,
the affirmative vote of the holders of 80% of the                         a director may be removed "for cause" by the
outstanding CENIT common stock entitled to vote.                          affirmative vote of SouthTrust stockholders who hold
                                                                          at least 70% of the voting power of SouthTrust's
                                                                          issued and outstanding capital stock that is entitled
                                                                          to vote for the election of directors. The vacancy
                                                                          created by this type of removal may be filled by a
                                                                          person who is voted on by a majority of the directors
                                                                          then in office. The newly elected director will serve
                                                                          for the remainder of the unexpired term of the
                                                                          director removed from office.


Any vacancy on CENIT's board of directors may be                          Any vacancies on SouthTrust's board of directors
filled by a person who is approved by a majority of                       created by the death, resignation, retirement,
the directors then in office, though less than a                          disqualification or removal from office other than
quorum of the board of directors. The new director                        for cause of a director or the creation of a new
will serve for the remainder of the unexpired term of                     directorship, may be elected only by a majority vote
the new director's predecessor in office.                                 of the directors. The new director will serve for the
                                                                          remainder of the unexpired term of the class of
                                                                          director to which the director has been appointed.

                  CENIT                                                                 SOUTHTRUST

                                                STOCKHOLDERS' RIGHTS TO REPORTS

Our shares of common stock are registered under the                       Shares of SouthTrust common stock are registered
Securities Exchange Act of 1934. Accordingly, we are                      under the Securities Exchange Act of 1934.
required to provide annual reports containing audited                     Accordingly, SouthTrust is required to provide annual
financial statements to our stockholders. CENIT also                      reports containing audited financial statements to
provides reports to its stockholders on an interim                        stockholders. SouthTrust also provides reports to its
basis that contain unaudited financial information.                       stockholders on an interim basis that contain
                                                                          unaudited financial information.

We regularly file reports with the Federal Reserve                        SouthTrust and its banking subsidiary SouthTrust Bank
Board, and CENIT Bank files reports with the Office                       regularly file reports with the Federal Reserve Board
of Thrift Supervision, some of which may be inspected                     and the Alabama State Banking Department, some of
by the public.                                                            which may be inspected by the public.

                                           EFFECT OF THE ISSUANCE OF PREFERRED STOCK

CENIT's board of directors is authorized to issue                         SouthTrust's board of directors is authorized to
3,000,000 shares of preferred stock and can determine                     issue up to 5,000,000 shares of preferred stock and
the class and rights attached to any share of                             can determine the class and rights to be attached to
preferred stock. The board of directors has not                           any share of preferred stock.
created any series of preferred stock.

                                                                          In 1998, the board of directors adopted resolutions that
                                                                          created 2,000,000 shares of series 1999 junior
                                                                          participating preferred stock. No shares of this class of
                                                                          preferred stock have been issued yet. However, if and when they are, the voting, liquidation, dividend and other
                                                                          rights of holders of shares of SouthTrust common stock
                                                                          will be affected. The voting power of each share of
                                                                          SouthTrust common stock will be diluted because each share of this class of preferred stock will be entitled to 100
                                                                          votes on each proposal submitted to a vote of SouthTrust's stockholders.

                                                                          Shares of preferred stock will have preferential rights
                                                                          with respect to the payment of dividends and the
                                                                          distribution of SouthTrust's assets in the event of a
                                                                          liquidation of SouthTrust.

                                               RIGHTS ATTACHED TO CAPITAL STOCK

Shares of CENIT common stock have no rights                               Each share of SouthTrust common stock that is
attached to them.                                                         currently or will be issued has or will have one
                                                                          right attached to it.

                                                                          Under specified conditions, each right entitles the
                                                                          stockholder to purchase one-one hundredth of a share
                                                                          of series 1999 junior participating preferred stock
                                                                          at a purchase price of $150.00


                      ELECTION OF DIRECTORS AT THE MEETING

         Pursuant to the our bylaws, the board of directors has established the number of directors of CENIT at eleven. Each director of CENIT also serves as a director of CENIT Bank. Directors are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and CENIT.

         The three nominees proposed for election at the meeting are Messrs. John F. Harris, William H. Hodges and Roger C. Reinhold. We are conducting an election this year because it is a required part of our annual meeting, but if the merger is approved and completed, the newly-elected directors will serve only until the closing of the merger.

The board of directors believes that the nominees will stand for election and will serve if elected. However, in the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present board of directors. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT/PROSPECTUS.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

         The following table sets forth, as of May 31, 2001, the names of the nominees and other directors, their ages, the year in which their terms as directors of CENIT expire, and the year in which they became a CENIT director.

                                                                              Expiration of Term      Director of
                                         Positions Held                            as CENIT             CENIT
          Name                             with CENIT             Age              Director             Since
----------------------                  ------------------        ---         ------------------      -----------
NOMINEES
John F. Harris                              Director              63                2001                 1998
William H. Hodges                           Director              72                2001                 1991
Roger C. Reinhold                           Director              60                2001                 1994

CONTINUING DIRECTORS
William J. Davenport, III                   Director              53                2002                 1998
Michael S. Ives                         President/Chief           48                2002                 1991
                                        Executive Officer/
                                            Director
Charles R. Malbon, Jr.                      Director              51                2002                 1998
David L. Bernd                              Director              52                2003                 1991
Anne B. Shumadine                           Director              58                2003                 1991
David R. Tynch                              Director              53                2003                 1994

         Set forth below is certain information with respect to our directors and the director nominees. Unless otherwise indicated, the principal occupation listed for each person below has been his or her principal occupation for the past five years.

         David L. Bernd has been a director of CENIT Bank since 1984. Mr. Bernd is presently Chief Executive Officer of Sentara Healthcare, a regional health services corporation where he has been employed since 1973.

         William J. Davenport, III, has been a director of CENIT Bank or its predecessor bank since 1985. He is and has been a private investor and realtor for several years.

         John F. Harris has been a director of CENIT Bank or its predecessor bank since 1987. He is President of Affordable Homes, Inc., a developer of residential housing in the Hampton Roads, Virginia, area.

         William H. Hodges has served as a director of CENIT Bank since 1989, when he retired as a judge of the Virginia Court of Appeals. Judge Hodges had served on the Court of Appeals since his appointment to that position in 1985, and had previously served as a state circuit court judge.

         Michael S. Ives has been a director of CENIT Bank and has been the President and Chief Executive Officer of the Bank since January, 1987.

         Charles R. Malbon, Jr., serves as Chairman of the Board and has been a director of CENIT Bank or its predecessor bank since 1993. He is Vice President of Tank Lines, Inc.

         Roger C. Reinhold became a director of CENIT and CENIT Bank on April 1, 1994. Prior to April 1, 1994, Mr. Reinhold had been President and Chief Executive Officer of Homestead Savings Bank, F.S.B. ("Homestead") since 1982. He joined Homestead in 1972.

         Anne B. Shumadine was elected as a director of CENIT Bank in 1991. Mrs. Shumadine is President of Signature Financial Management, Inc., a financial planning firm. She is also an attorney.

         David R. Tynch became a director of CENIT and CENIT Bank on April 1, 1994. Mr. Tynch is President and Managing Partner of the law firm of Cooper, Spong & Davis, P.C. in Portsmouth, Virginia. He joined that firm in 1986. Prior to April 1, 1994, Mr. Tynch had been a director of Homestead since 1985.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

         During 2000, our board of directors held thirteen meetings. No director who served as a director during 2000 attended fewer than 75% in the aggregate of the total number of our board meetings and the total number of meetings of board committees on which such director served.

         The boards of directors of CENIT and CENIT Bank have established various committees, including audit, compensation, and nominating committees. The board of directors appoints the committees, and the chairman of the board serves as an ex-officio member of all committees.

         The compensation committee consists of directors Shumadine, Davenport, Reinhold and Tynch and is chaired by Mrs. Shumadine. This committee meets periodically to evaluate the compensation and fringe benefits of our directors, officers and employees. During the year ended December 31, 2000, the compensation committee met three times.

         The board of directors appoints a nominating committee each year prior to the annual meeting of its stockholders. The present members of the nominating committee are Charles R. Malbon, Jr., Anne B. Shumadine, and Michael S. Ives, and the committee is chaired by Mrs. Shumadine. The committee met once in 2000. The committee considers and recommends the nominees for director to stand for election at the annual meeting of stockholders.

DIRECTORS' FEES

         Each of our directors, other than the president, receives a director's fee of $300 per month. The chairman of the board receives an additional fee of $900 per month. Each of the directors of CENIT Bank, other than the president of CENIT Bank, receives a director's fee of $1,200 per month plus an attendance fee of $300 for each of the 12 regular monthly meetings. Mr. Ives, as an employee, does not receive director's fees from any entity.

         The chairman of each committee receives a $300 per meeting attendance fee, and each member receives a $150 per meeting attendance fee. Directors do not receive fees for serving on the nominating committee.

EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning the compensation of our chief executive officer and the four other most highly compensated executive officers of CENIT and CENIT Bank during 2000 (together, the "named executive officers").

                           SUMMARY COMPENSATION TABLE


                                                                             Long-Term Compensation
                                         Annual Compensation                        Awards

                                                                                            Securities
                                                                                            Underlying
                                                                                             Options/
Name and Principal                                                          Restricted         SARs              All Other
Position                        Year           Salary          Bonus        Stock Award        (#)            Compensation(1)
------------------------        ----          ---------       -------       -----------     -----------       ---------------
Michael S. Ives                 2000          $ 260,000       $             $       -            40,000          $   8,298
  President and CEO,            1999            260,000             -               -            40,000             10,636
  CENIT Bancorp, Inc.           1998            220,000        50,000               -            40,000             16,387
  and CENIT Bank

Barry L. French                 2000            130,000             -               -             3,500          $   7,046
  Senior Vice President/        1999            125,000             -               -             3,500              8,878
  Retail Banking Group          1998             97,750        17,200               -             3,000             12,767
  Mgr., CENIT Bank

John O. Guthrie                 2000            119,375             -               -             3,500          $   6,718
  Senior Vice President/        1999            110,000             -               -             3,500              8,248
  CFO/Corporate Secretary       1998            101,500        24,200               -             3,000             13,667
  CENIT Bancorp, Inc.,
  and CENIT Bank

Roger J. Lambert                2000            119,375         5,000          39,002(2)(3)       3,500          $   6,870
  Senior Vice President/        1999            110,000             -               -             3,500              8,246
  Information Services          1998             93,000        10,000               -             3,000             11,667
  Group Mgr., CENIT
  Bank

Alvin D. Woods                  2000            130,000             -               -             3,500          $   7,046
  Senior Vice President/        1999            125,000             -               -             3,500              8,783
  Credit Policy & Admin.        1998             97,750        26,200               -             3,000             13,519
  CENIT Bancorp, Inc.,
  Senior Vice President,
  Chief Lending Officer
  CENIT Bank


 ---------------

(1) Includes 432, 442 and 623 shares held in the ESOP trust allocated to Mr. Ives in 2000, 1999, and 1998, respectively; and $3,000, $3,000, and
         $3,000 representing taxable compensation received by Mr. Ives related to an automobile allowance in 2000, 1999, and 1998, respectively.

         Includes 330, 340, and 454 shares held in the ESOP Trust allocated to Mr. French in 2000, 1999 and 1998, respectively; and $3,000, $3,000 and $3,000 representing taxable compensation received by Mr. French related to an automobile allowance in 2000, 1999 and 1998, respectively.

         Includes 304, 303 and 496 shares held in the ESOP Trust allocated to Mr. Guthrie in 2000, 1999 and 1998, respectively; and $3,000, $3,000, and $3,000 representing taxable compensation received by Mr. Guthrie related to an automobile allowance in 2000, 1999 and 1998, respectively.

         Includes 316, 303 and 403 shares held in the ESOP Trust allocated to Mr. Lambert in 2000, 1999 and 1998, respectively; and $3,000, $3,000 and $3,000 representing taxable compensation received by Mr. Lambert related to an automobile allowance in 2000, 1999 and 1998; respectively.

         Includes 330, 334 and 489 shares held in the ESOP Trust allocated to Mr. Woods in 2000, 1999 and 1998, respectively; and $3,000, $3,000, and $3,000 representing taxable compensation received by Mr. Woods related to an automobile allowance in 2000, 1999 and 1998, respectively.

(2) Represents 2,916 shares awarded to Mr. Lambert under the management recognition plan valued at $13.375 per share as of September 5,2000, the date on which the grant was effective. Under this grant, Mr. Lambert's shares become fully vested on September 5, 2005.

(3) The shares held in the Management Recognition Plan Trust will vest in full on the occurrence of certain other events, including a change in control of the Company or the executive's death or disability. Regardless of vesting, Mr. Lambert is entitled to receive all dividends payable on the restricted shares, and to direct the Management Recognition Plan trustees as to the manner in which the shares are to be voted, until the shares are distributed to the executives or are forfeited. At December 31, 2000, based on the closing stock price of $12.25 on that date, the value of the remaining restricted stock held on Mr. Lambert's behalf in the Management Recognition Plan Trust was $54,096.

         The following table provides information on stock options and stock appreciation rights grants to our chief executive officer and other highly compensated officers during 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                            Potential realizable value at
                                                                                               assumed annual rates of
                                                                                            stock price appreciation for
                                                                                                     option
                                Individual Grants                                                    term (1)
                         -----------------------------                                      -----------------------------
                          Number of       Percent of
                          securities    total options
                          underlying      granted to
                           options        employees        Exercise or
                         granted (#)    in fiscal year      base price        Expiration
         Name                (2)              (3)             ($/Sh)             date         5% ($)             10% ($)
----------------------   -----------    --------------     ------------       ----------    ---------           ---------
Michael S. Ives             40,000           74.0%            $13.375           9/5/10      $ 336,459           $ 852,652

Barry L. French              3,500            6.5%             13.375           9/5/10         29,440              74,607

John O. Guthrie              3,500            6.5%             13.375           9/5/10         29,440              74,607

Roger J. Lambert             3,500            6.5%             13.375           9/5/10         29,440              74,607

Alvin D. Woods               3,500            6.5%             13.375           9/5/10         29,440              74,607

---------------

(1) Represents gain that will be realized assuming the options were held for the entire ten-year period and the price of common stock increased at compounded rates of 5% and 10% from the exercise price of $13.375 per share. Potential realizable values per option or per share under these rates of stock price appreciation would be $8.41 and $21.32, respectively. However, these amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stockholdings will be dependent on overall market conditions and on the future performance of CENIT and the common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(2) The options granted to Messrs. Ives, French, Guthrie, Lambert and Woods vest over a four-year period, with one-fourth of the options granted becoming exercisable on each September 5 commencing September 5, 2001. The options may become exercisable earlier than such dates upon a "change of control" as defined in our long-term incentive plan, which was adopted in 1998, or upon the grantee's retirement, disability or death.

(3)      Excludes from percentage calculations grants to non-employee directors.

         The following table provides information on the number of shares acquired on exercise and on the value of unexercised stock options and stock appreciation rights ("SARS") held by our chief executive officer and certain other executive officers at December 31, 2000.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                    Number of Securities            Value of Unexercised
                                                                   Underlying Unexercised            In-the-Money Stock
                                                                    Stock Options/SARS at             Options/SARs At
                         Shares Acquired          Value              End of Fiscal Year              End of Fiscal Year
        Name             on Exercise (#)       Realized ($)      Exercisable/Unexercisable       Exercisable/Unexercisable
       ------           -----------------     --------------     ---------------------------     --------------------------
Michael S. Ives                -                 $       -           136,881   /  91,239          $ 789,503    /  $  -(1)

Barry L. French                -                         -            13,599   /   8,033             27,816    /     -(2)

John O. Guthrie                -                         -            10,849   /   8,033             13,510    /     -(3)

Roger J. Lambert               -                         -             2,375   /   7,625                  -    /     -

Alvin D. Woods                 -                         -             5,591   /   8,033                840    /     -(4)


(1) The market value of common stock at December 31, 2000 was $12.25 per share, and the exercise price for in-the-money options/SARs is $3.84 per share on 81,261 shares, $7.67 on 7,302 shares, and $11.55 on 7,302 shares.

(2) The market value of common stock at December 31, 2000 was $12.25 per share, and the exercise price for in-the-money options/SARs is $7.09 on 4,000 shares, $7.67 on 1,200 shares, and $11.55 on 2,400 shares.

(3) The market value of common stock at December 31, 2000 was $12.25, and the exercise price for in-the-money options/SARs is $7.09 on 1,050 shares, $7.67 on 1,400 shares, and $11.55 on 2,400 shares.

(4) The market value of common stock at December 31, 2000 was $12.25, and the exercise price for in-the-money options/SARs is $11.55 on 1,200 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There are no known interlocks involving our compensation committee members and executive officers.

         During 2000, members of the compensation committee engaged in the following transactions with CENIT and its subsidiaries:

         Churchland Branch Lease. CENIT Bank completed construction of a new office in the Churchland area in December, 1999. This new office replaced the former branch in Churchland which was leased from T.R.&T., a general partnership of which Roger C. Reinhold and David R. Tynch are two of the partners. The replaced branch was formerly operated by Homestead. Based on a review of the lease in September, 1985, the predecessor of the Office of Thrift Supervision approved the lease in accordance with federal regulations. The total rent paid for the year ended December 31, 2000, was $47,379 and the lease terminated at the end of the year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation committee, which is composed of the nonemployee directors of CENIT listed below, recommends to the board of directors of the Bank the annual salary levels and any bonuses to be paid to the Bank's executive officers. All salaries and bonuses paid to CENIT's executive officers are received by them from CENIT Bank in their capacities as its officers. The members of the committee also serve as the committee with authority to make long-term incentive plan and management recognition plan awards, and this report covers the committee members' policies and actions in that capacity.

         The committee recommended the 2000 salaries for executive officers based on its subjective determination of a reasonable salary level for each officer relative to each individual's particular responsibilities and past performance. Mr. Ives' salary for 2000 continued at the 1999 level of $260,000.

         In 2000, CENIT Bank paid no bonuses to executive officers pursuant to its Key Executive Incentive Plan because CENIT did not achieve the threshold level of earnings per share during 1999.

         In 2000, the committee granted stock option awards under the long-term incentive plan, continuing the committee's policy of making annual grants with the objective of providing competitive long-term incentives to the executive officers. The committee generally makes grants on a substantially consistent basis resulting in approximately the same total awards each year, but subject to annual discretion and change and to periodic review for competitiveness. When compared to the 1999 awards (which were based on an overall executive compensation review conducted in 1998), the amounts of the 2000 long-term incentive plan awards to the executive officers were identical in the case of Mr. Ives and the other officers. In 2000, the committee also granted 2,916 shares under the management recognition plan to an officer, based on its subjective consideration of his responsibilities, performance and prior grants of stock compensation.

                          COMPENSATION COMMITTEE

                             Anne B. Shumadine, Chair
                             William J. Davenport, III
                             Charles R. Malbon, Jr.
                             Roger C. Reinhold
                             David R. Tynch

         Neither the compensation committee report above nor the stock performance graph that follows is incorporated by reference in any prior or future SEC filings, directly or by reference to the incorporation of proxy statements of CENIT, unless such filing specifically incorporates the report or the stock performance graph. SEC rules provide that the compensation committee report and the stock performance graph are not deemed to constitute "soliciting material" or to be filed with the SEC, and are not subject to SEC Regulations 14A or 14C, except as provided in SEC regulations, or to the liabilities under
Section 18 of the Exchange Act.

STOCK PERFORMANCE GRAPH

         The following graph provides a comparison with the stated indices of the percentage change in CENIT's cumulative total stockholder return on our common stock for the period beginning December 31, 1995. Our stock performance is compared to the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. Companies) which is a broad market equity index calculated by CRSP at the University of Chicago. This index comprises all domestic common shares traded on The Nasdaq Stock Market and The Nasdaq Small Cap Market.

      COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CENIT BANCORP, INC., CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET(R)(U.S. COMPANIES) AND
     CRSP TOTAL RETURN INDEX FOR NASDAQ SAVINGS INSTITUTIONS (SIC CODE 603)

                               [GRAPHIC OMITTED]


                                12/29/95      12/31/96     12/31/97     12/31/98     12/31/99     12/29/00
                                --------      --------     --------     --------     --------     --------
 CENIT Bancorp, Inc.              100.0         115.4        225.6        186.3        154.7        114.3
 CRSP Index for the Nasdaq
      Stock Market                100.0         123.0        150.7        212.5        394.9        237.7
 CRSP Index for Savings
      Institutions                100.0         128.0        221.8        203.6        174.7        225.1


-------------

(1) The lines represent monthly index levels derived from compounded daily returns that include all dividends.

(2) The indexes are reweighted daily, using the market capitalization on the previous trading day.

(3) If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

(4)      The index level for all series was set to $100 on 12/29/95.

         In addition, our stock performance is compared to The Nasdaq Total Return Industry Index of Savings Institutions (SIC Code 603). This industry index has also been calculated by the CRSP.

         It should be noted that in light of the short period of time reflected by this graph, there is no reason to assume that the performance of our common stock for the period shown on the graph will be reflective of long-term performance. In any event, the following graph is designed to be only a general depiction of one measure of corporate performance to be used by stockholders in evaluating the performance of CENIT.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

         President and Chief Executive Officer of CENIT and CENIT Bank. Pursuant to an employment agreement entered into between CENIT and Michael S. Ives on November 1, 1997, Mr. Ives is employed as the President and Chief Executive Officer of CENIT and CENIT Bank. The current term of the agreement expires December 31, 2003, and the agreement may be extended by the board of directors of CENIT after its review of Mr. Ives' performance for purposes of determining whether to extend the term. If the merger is completed, however, the agreement will be superseded and replaced by an employment and noncompetition agreement with SouthTrust Bank, which is described on page ___.

         The agreement provides for Mr. Ives to be paid a base salary subject to increases approved at the discretion of CENIT, and for Mr. Ives to participate in all CENIT benefit and compensation plans available to senior executives. For the year ended December 31, 2000, Mr. Ives received total base salary in the amount of $260,000. Mr. Ives did not receive a bonus in 2000 for services rendered in 1999.

         The agreement provides for termination of Mr. Ives' employment for cause (as defined in the agreement) at any time or in certain events specified by banking regulations. In the event that Mr. Ives' employment is terminated for reasons other than cause or upon a voluntary resignation by Mr. Ives for good reason, including his assignment to render services other than in a senior management or executive capacity or a material reduction in base salary, Mr. Ives would be entitled to continue to receive his base salary for one year from the date of termination. CENIT is also required to continue Mr. Ives' benefits plans for a period of one year following a termination without cause. In addition, if a "change of control" of CENIT occurs, Mr. Ives will be entitled to additional compensation if within 12 months thereafter his employment is terminated without cause or he voluntarily terminates his employment. In these circumstances, Mr. Ives will be entitled to receive, in lieu of any salary continuation otherwise payable under the agreement, a lump sum payment equal to
2.99 times Mr. Ives' average annual compensation received during the five years next ending prior to the date of the change of control. A "change of control" is defined in the agreement to occur upon any of the following events:

         - the acquisition by any person or group, as beneficial owner, of 20% or more of the outstanding shares or the voting power of the outstanding securities of CENIT;

         - either a majority of the directors of CENIT at the annual stockholders meeting has been nominated other than by or at the direction of the incumbent directors of CENIT's board of directors, or the incumbent directors cease to constitute a majority of CENIT's board of directors;

         - CENIT's stockholders approve a merger or other business combination pursuant to which the outstanding common stock of CENIT no longer represents more than 50% of the combined entity after the transaction;

         - CENIT's stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of CENIT's assets; or

         - any other event or circumstance determined by CENIT's board of directors to affect control of CENIT and designated by resolution of the board of directors as a change of control.

         If a change of control of CENIT were to occur during 2001, Mr. Ives would be entitled to a severance payment of $1,295,041 in addition to certain stock option and related stock appreciation rights and restricted stock acceleration rights, subject to reduction in coordination with Section 280G of the Internal Revenue Code so that no excess parachute payments arise thereunder.

         The agreement also restricts the ability of Mr. Ives to compete with CENIT or CENIT Bank for a period of 12 months after the termination of his employment under the agreement, but this non-competition provision is not operative following any change of control.

         Senior Vice President/Information Services of the Bank. Roger J. Lambert, Senior Vice President/Information Services of the Bank, is employed pursuant to an employment agreement entered into between Mr. Lambert and the Company as of October 1, 2000. Under the agreement, Mr. Lambert is employed for a term ending on September 30, 2003. The agreement is renewable by CENIT'S Board of Directors for successive periods of one year.

         The agreement provides for a base salary of $130,000, subject to increases approved in the discretion of CENIT'S Board of Directors, and for Mr. Lambert's participation in fringe benefit and other plans offered to other senior officers of CENIT.

         The agreement provides for termination of Mr. Lambert's employment for cause (as defined in the agreement). If Mr. Lambert's employment is terminated by CENIT for reasons other than cause, including voluntary resignation by Mr. Lambert upon a change in his services from a senior management, executive or other appropriate capacity; a material reduction in his base salary; or CENIT's failure to renew the agreement at the end of its term, Mr. Lambert will be entitled to receive his salary and benefits for a period of one year following termination. The agreement also provides for CENIT to make a severance payment to Mr. Lambert as described below with respect to change of control arrangements if a "change of control" of CENIT and certain other circumstances occur.

         The agreement also restricts the ability of Mr. Lambert to compete with CENIT and CENIT Bank for a period of 12 months after the termination of his employment, but this non-competition provision is not operative following any change of control.

         Change of Control Agreements. Pursuant to agreements entered into between CENIT and each of Barry L. French, John O. Guthrie, and Alvin D. Woods on December 18, 1998, CENIT agreed to make payments to these officers under certain circumstances if a "change of control" of CENIT occurs. Mr. Lambert is also entitled to change of control payments as provided in his employment agreement. Each such officer will be entitled to a severance payment if within 12 months after a change of control of CENIT, the officer's employment is terminated without cause or the officer voluntarily terminates his employment (other than after circumstances constituting cause). The severance payment will be a lump sum amount generally equal to 12 months' base salary plus an additional month's salary for each of the officer's years of service up to 12 years. Under the change of control agreements, if CENIT commits to employ the officer during a designated transition period of up to 6 months after the change of control without reduction of his base salary and without requiring his relocation outside CENIT's headquarters area, the officer will receive the severance payment upon his voluntary resignation only if the resignation occurs after the transition period. The change of control agreements provide that the severance payments are subject to reduction in coordination with Section 280G of the Internal Revenue Code so that no excess parachute payments arise thereunder. The change of control agreements with Messrs. French and Woods will be superseded and replaced by employment and noncompetition agreements with SouthTrust Bank if the merger is completed, as described on page ___.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         A number of our directors, director nominees, and officers and their associates are customers of CENIT Bank. Except as indicated below, extensions of credit made to them are in the ordinary course of business, are substantially on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risk of collectibility or present other unfavorable features. None of such credits are classified as nonaccrual, past due, restructured or potential problem.

All outstanding loans to such officers, directors, director nominees, and their associates are current as to principal and interest. As of March 31, 2001, loans to directors, director nominees, executive officers and their interests who had loans at any time during 2000 in excess of $60,000 totaled approximately $4.3 million.

OTHER POTENTIAL CONFLICTS

         We do not believe that any director or officer or affiliate of CENIT, or any record or beneficial owner of more than 5% of the common stock of CENIT, or any associate of any such director, officer, affiliate or stockholder, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries in any material proceeding.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. Officers and directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         Based solely on our review of the copies of the forms we received, we believe that during 2000 our officers and directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except as follows:

         - Charles R. Malbon, Jr. filed a report in June 2000 that should have been filed in May 2000, and corrected Forms 4 for July 2000 and October 2000 in February 2001;

         - Patrick L. Hillard filed a report in June 2000 that should have been filed in May 2000, and corrected Forms 4 for October 1999 and April 2000 in February 2001; and

         - David L. Bernd filed a corrected Form 5 for December 2000 in March 2001.


                           SUPERVISION AND REGULATION


SOUTHTRUST

         General

         SouthTrust is a bank holding company that is qualified as a financial holding company within the meaning of the Bank Holding Company Act and is registered with the Board of Governors of the Federal Reserve System. The Bank Holding Company Act permits a financial holding company to engage in a variety of financial activities, some of which are not permitted for other bank holding companies that are not financial holding companies. As a financial holding company, SouthTrust is required to file with the Federal Reserve Board quarterly reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of SouthTrust and each of its subsidiaries.

         SouthTrust Bank, SouthTrust's Alabama state chartered banking subsidiary that is a member of the Federal Reserve System, is subject to primary federal regulation by the Federal Reserve Board and is also subject to the regulation of the Federal Deposit Insurance Corporation and the Alabama State Banking Department.

         Dividend Restrictions

         Various federal and state statutory provisions limit the amount of dividends SouthTrust Bank can pay to SouthTrust without regulatory approval. Approval of the Federal Reserve Board is required for payment of any dividend by a state chartered bank, like SouthTrust Bank, that is a member of the Federal Reserve System, sometimes referred to as a state member bank, if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits (as defined by regulatory agencies) for that year combined with its retained net profits for the proceeding two years. In addition, a state member bank may not pay a dividend in an amount greater than its net profits then on hand. State member banks may also be subject to similar restrictions imposed by the laws of the states in which they are chartered.

         Under Alabama law, a bank may not pay a dividend in excess of 90% of its net earnings until the bank's surplus is equal to at least 20% of its capital. SouthTrust Bank is also required by Alabama law to obtain the prior approval of the Superintendent of the State Banking Department of Alabama for its payment of dividends if the total of all dividends declared by SouthTrust Bank in any calendar year will exceed the total of (1) SouthTrust Bank's net earnings (as defined by statute) for that year, plus (2) its retained net earnings for the preceding two years, less any required transfers to surplus. In addition, no dividends may be paid from SouthTrust Bank's surplus without the prior written approval of the Superintendent.

         In addition, federal bank regulatory authorities have authority to prohibit SouthTrust Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed an unsafe or unsound practice. The ability of SouthTrust Bank to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

         Capital Requirements

         SouthTrust and SouthTrust Bank are subject to the risk-based capital requirements and guidelines imposed by the Federal Reserve Board. For the purposes of the Federal Reserve Board's risk-based capital requirements, SouthTrust's and SouthTrust Bank's assets and certain specified off-balance sheet commitments and obligations are assigned to various risk categories. The capital of SouthTrust and SouthTrust Bank, in turn, is classified in one of three tiers: core ("Tier 1") capital, which includes common and qualifying preferred stockholder's equity, less certain intangibles and other adjustments; supplementary ("Tier 2") capital, which includes, among other items, preferred stockholder's equity not meeting the Tier 1 definition, mandatory convertible securities and subordinated debt and allowances for loan and lease losses, both subject to certain limitations; and market risk ("Tier 3") capital, which includes qualifying unsecured subordinated debt.

         SouthTrust, like other bank holding companies, is required to maintain Tier 1 capital and "total capital" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal, respectively, to at least 4% and 8% of its total risk-weighted assets (including certain off-balance sheet items, such as unfunded commitments to extend credit). As of March 31, 2001, SouthTrust's Tier 1 and total capital ratios were 7.46% and 10.99%, respectively, and were in compliance with applicable capital requirements. In addition, in order for a bank to be considered "well capitalized" for regulatory purposes, its Tier 1 and total capital ratios must be 6% and 10% on a risk-adjusted basis, respectively. As of March 31, 2001, SouthTrust Bank met both requirements, with Tier 1 and total capital equal to 8.18% and 11.16% of its respective total risk-weighted assets.

         The Federal Reserve Board has adopted rules to incorporate market and interest rate risk components into its risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under these market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

         The Federal Reserve Board also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital divided by adjusted quarterly average assets) of 3% if the holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional "cushion" of at least 100 to 200 basis points if the holding company does not meet those requirements. As of March 31, 2001, SouthTrust's leverage ratio was 6.38%.

         Failure to meet capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC, issuance of a capital directive, a prohibition on the taking of brokered deposits and certain other restrictions on its business.

         The Federal Deposit Insurance Corporation Improvement Act of 1991, or FDICIA, among other things, identifies five capital categories for insured depository institutions: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, is adequately capitalized if it meets each such measure, is undercapitalized if it fails to meet any such measure, is significantly undercapitalized if it is significantly below such measure and is critically undercapitalized if it fails to meet any critical capital level set forth in applicable regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution, including payment of a dividend, or paying any management fee to its holding company if the depository institution would be undercapitalized after making the payment. Undercapitalized depository institutions became subject to restrictions on borrowing from the Federal Reserve System, effective as of December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         Source of Strength

         According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, the cross-guaranty provisions of the Federal Deposit Insurance Act provide that if the FDIC suffers or anticipates a loss as a result of a default by a banking subsidiary or by providing assistance to a subsidiary in danger of default, then any other bank subsidiaries may be assessed for the FDIC's loss.

         The Riegle-Neal Interstate Banking and Branching Efficiency Act

         The Interstate Banking Act provides that adequately capitalized and managed bank holding companies are permitted to acquire banks in any state. State laws prohibiting interstate banking or discriminating against out-of-state banks were preempted as of the effective date, although states were permitted to require that target banks located within the state be in existence for a period of up to five years before such bank may be subject to the Interstate Banking Act. The Interstate Banking Act establishes deposit caps that prohibit acquisitions that would result in the acquiror controlling 30% or more of the deposits of insured banks and thrifts held in the state in which the acquisition or merger is occurring or in any state in which the target maintains a branch or 10% or more of the deposits nationwide. State-level deposit caps are not preempted as long as they do not discriminate against out-of-state acquirors, and the federal deposit caps apply only to initial entry acquisitions.

         Gramm-Leach-Bliley Act

         In 1999, President Clinton signed into law legislation that allows bank holding companies to engage in a wider range of nonbanking activities, including greater authority to engage in securities and insurance activities. Under the Gramm-Leach-Bliley Act, a bank holding company that elects to become a financial holding company may engage in any activity that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines by regulation or order is (1) financial in nature, (2) incidental to any such financial activity, or (3) complementary to any such financial activity and does not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. This legislation makes significant changes in U.S. banking law, principally by repealing certain restrictive provisions of the 1933 Glass-Steagall Act. The new law specifies activities that are deemed to be financial in nature, including lending, exchanging, transferring, investing for others, or safeguarding money or securities; underwriting and selling insurance; providing financial, investment, or economic advisory services; underwriting, dealing in or making a market in, securities; and any activity currently permitted for bank holding companies by the Federal Reserve Board under Section 4(c)(8) of the Bank Holding Company Act. The legislation does not authorize banks or their affiliates to engage in commercial activities that are not financial in nature. A bank holding company may elect to be treated as a financial holding company only if all depository institution subsidiaries of the holding company are well-capitalized, well-managed and have at least a satisfactory rating under the Community Reinvestment Act. In 2000, SouthTrust elected financial holding company status.

         The legislation also contains a number of other provisions that will affect SouthTrust's operations and the operations of all financial institutions. One of the new provisions relates to the financial privacy of consumers, authorizing federal banking regulators to adopt rules that will limit the ability of banks and other financial entities to disclose non-public information about consumers to non-affiliated entities. These limitations likely will require more disclosure to SouthTrust's customers, and in some circumstances, will require consent by the customer before information is allowed to be provided to a third party.

         At this time, SouthTrust is unable to predict the impact this legislation may have upon it or SouthTrust Bank, including its impact on its financial condition and results of operations.

         Changes in Regulations

         Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. SouthTrust cannot determine the likelihood and timing of any such proposals or legislation and the impact they might have on it and its subsidiaries.

CENIT

         CENIT is a unitary savings and loan holding company within the meaning of the Home Owners' Loan Act, as amended, and is therefore subject to regulation, examination, supervision and reporting requirements of the Office of Thrift Supervision. CENIT Bank is a federally chartered savings bank and is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision.

                            OWNERSHIP OF CENIT STOCK

BENEFICIAL OWNERSHIP OF CENIT COMMON STOCK

         The following table sets forth, as of May 31, 2001, (i) the names and addresses of the persons known by CENIT to be beneficial owners of five percent (5%) or more of the issued and outstanding shares of CENIT common stock and the names of each director and executive officer; (ii) the number and percent of shares of CENIT common stock owned by each such person and by all of the directors and executive officers of CENIT; and (iii) the estimated number of shares of SouthTrust common stock each such person or group is expected to receive as a result of the merger, calculated by multiplying the number of shares of CENIT common stock beneficially owned by such person or group by the conversion ratio.

         According to the rules and regulations of the SEC, shares are considered to be beneficially owned by a person if the person (1) has any power to vote or dispose of the shares, either directly or indirectly, or (2) has the right to acquire shares within 60 days of the date of this proxy statement/prospectus. For purposes of computing the percentage of shares owned, we have included the number of shares that a person has the right to acquire within 60 days in the number of outstanding shares, but only for that individual. Unless indicated otherwise, you may assume that the named beneficial owner has sole voting and investment power with respect to the shares reported.

5% STOCKHOLDERS



                                   Number of Shares of     Percentage of Total
                                         CENIT                 Shares of            Estimated Number of
                                      Common Stock               CENIT              Shares to be Owned
 Beneficial Owner                  Beneficially Owned        Common Stock(1)        Following the Merger
 ----------------                  -------------------     -------------------      --------------------
Mid-Atlantic Investors and             442,560(2)                9.99%                    504,854(3)
Related Parties
289 Hunters Blind Drive
Columbia, SC 29212

CENIT Employees Stock                  426,426(4)                9.62%                    486,126
Ownership Plan and Trust
300 East Main Street
Norfolk, VA 23510

---------

(1) The total number of shares of common stock outstanding at May 31, 2001 was 4,430,690 shares.

(2) This information on beneficial ownership is based solely on information supplied by Mid-Atlantic Investors, H. Jerry Shearer and Jerry Zucker which the Company has not independently verified. Mr. Zucker disclosed that he has sole dispositive and voting power over 325,752 shares. Mr. Shearer disclosed that he has sole dispositive and voting power over 2,808 shares. All parties report shared dispositive and voting power over 114,000 shares.

(3) Includes 336 shares of SouthTrust common stock owned by Mid-Atlantic Investors prior to the merger.

(4) Michael S. Ives and John O. Guthrie administer the ESOP in their capacity as trustees. As of the record date, 231,470 shares of common stock in the ESOP had been allocated to participating employees, and the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, the ESOP trustees have discretionary voting rights as to allocated shares for which no voting instructions have been received.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information, as of May 31, 2001, about beneficial ownership of our common stock for each director, director nominee, certain executive officers and for all directors, director nominees and executive officers of the Company as a group.


                                Number of Shares of
                                    Common Stock
         Name                  Beneficially Owned(1)(2)             Percent of Class
-------------------------      -------------------------             ----------------
David L. Bernd                          21,289                               *

William J. Davenport, III                9,438                               *

John F. Harris                           9,615                               *

William H. Hodges                             14,265                      *

Michael S. Ives                              179,165                   3.89%

Charles R. Malbon, Jr.                        11,004                      *

Roger C. Reinhold                             10,920                      *

Anne B. Shumadine                             40,945                      *

David R. Tynch                                21,358                      *

Barry L. French                               36,735                      *

John O. Guthrie                               43,791                      *

Roger J. Lambert                              13,579                      *

Alvin D. Woods                                16,700                      *

All directors, director nominees and         433,446(3)                9.41%
executive officers as a group(4)


*Represents less than 1% of the outstanding shares of CENIT common stock.

(1) All shares shown as beneficially owned are owned directly or held by spouses or children of the named persons, unless otherwise indicated.

(2) Includes 2,520, 2,520, 4,416 and 2,520 shares held in the Management Recognition Plan Trust as described elsewhere in this proxy statement on behalf of Messrs. French, Guthrie, Lambert and Woods, respectively; 14,960, 7,979, 8,894, 6,788 and 7,550 shares held in the ESOP Trust and allocated to Messrs. Ives, French, Guthrie, Lambert and Woods, respectively; and 138,120, 14,007, 11,257, 2,375, 5,999 and 750 shares which Messrs. Ives, French, Guthrie, Lambert, Woods and each other director, respectively, could acquire within 60 days of May 31, 2001, through the exercise of stock options.

(3) Includes 1,795 shares held in the ESOP Trust allocated to an executive officer other than Messrs. Ives, French, Guthrie, Lambert and Woods.

(4) Includes 177,758 shares of common stock which such persons could acquire within 60 days of April 17, 2001, through the exercise of stock options. The total number of shares of CENIT common stock outstanding at May 31, 2001 was 4,430,690 shares.

                       WHERE YOU CAN FIND MORE INFORMATION

         You may obtain more information about SouthTrust from its web site at http://www.southtrust.com and CENIT from its web site at http://www.cenit.com. In addition, you can also obtain more information about SouthTrust and CENIT by reviewing the information that each of us is required by the Securities Exchange Act of 1934 to file with the SEC. The information that SouthTrust and CENIT are required to file includes, among other things, information about their respective businesses, operations and financial condition, executive compensation and other information about their management. You may read and copy this information at the following locations of the SEC:

         Public Reference Section
         Room 1024
         450 Fifth Street, N. W.
         Washington D.C. 20549

         Seven World Trade Center
         Suite 1300
         New York, New York 10048

         Citicorp Center
         Suite 1400
         500 West Madison Street
         Chicago, Illinois 60601-2511

You may also obtain by mail copies of any document filed with the SEC by SouthTrust from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.


The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including SouthTrust, who file information electronically with the SEC. The web site address is http://www.sec.gov.

         You may also inspect reports, proxy statements and other information that SouthTrust and CENIT have filed with the SEC from the National Association of Securities Dealers, Inc., 1735 K Street, Washington D.C. 20096.

         SouthTrust and CENIT "incorporate by reference" into this proxy statement/prospectus the information they file with the SEC, which means that SouthTrust and CENIT can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. Some information contained in this proxy statement/prospectus updates the information incorporated by reference, and information that SouthTrust and CENIT file subsequently with the SEC will automatically update this proxy statement/prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this proxy statement/prospectus and information incorporated by reference into this proxy statement/prospectus, you should rely on the information contained in the document that was filed later. SouthTrust and CENIT incorporate by reference the documents listed below and any filings they make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this proxy statement/prospectus and up to and including the final adjournment of the meeting at which CENIT stockholders consider and vote on the merger:

By SouthTrust:

         -        Annual Report on Form 10-K for the year ended December 31,
                  2000;

         -        Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2001;

         -        Proxy Statement on Schedule 14A, filed on March 9, 2001;

         - The description of SouthTrust common stock set forth in the Amendment No. 1 to the Registration Statement on Form S-3, Registration Number 333-32922, filed on August 1, 2000; and

         - The description of the SouthTrust Rights Agreement set forth in the Registration Statement on Form 8-A/A, as amended, filed on September 29, 2000.

    You can request copies of the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from:

                               Mr. Alton E. Yother
                       Secretary, Treasurer and Controller
                             SouthTrust Corporation
                        420 North 20th Street, 34th Floor
                            Birmingham, Alabama 35203
                        Telephone Number: (205) 254-5000


By CENIT:

         - Annual Report on Form 10-K for the year ended December 31, 2000, as amended; and

         -        Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2001.

   You can request copies of the documents incorporated by CENIT by reference in this proxy statement/prospectus by requesting them in
                          writing or by telephone from:

                               Mr. John O. Guthrie
                Senior Vice President and Chief Financial Officer
                               CENIT Bancorp, Inc.
                                Main Street Tower
                        300 East Main Street, Suite 1350
                             Norfolk, Virginia 23510
                        Telephone Number: (757) 446-6600



         Copies of exhibits to the documents incorporated by reference will not be provided to you unless the exhibits themselves are specifically incorporated into the documents incorporated by reference.

         You should rely only on the information contained in this proxy statement/prospectus or contained in the documents that are incorporated by reference into this document. Neither we nor SouthTrust have authorized anyone to provide you with any information that differs from, or adds to, the information in this document. Therefore, if anyone does give you different or additional information, you should not rely on it. The information contained in this document is correct as of the date of this document. It may not continue to be correct after this date. We have supplied all of the information about CENIT contained in this proxy statement/prospectus and SouthTrust supplied all of the information contained in this proxy statement/prospectus about SouthTrust and its subsidiaries. Each of us is relying on the correctness of the information supplied by the other.

                   CENIT'S AUDITORS AND AUDIT COMMITTEE REPORT


INDEPENDENT AUDITORS

         The board of directors selected the accounting firm of KPMG LLP, independent accountants, as our independent accountants for the year ended December 31, 2000. A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement at the meeting if he or she desires to do so, and will be available to respond to appropriate questions. The board of directors has not yet made a determination regarding the selection of independent accountants for the year ending December 31, 2001. Under CENIT's certificate of incorporation and bylaws, stockholders are not required to ratify or confirm the selection of independent accountants made by the board of directors.

AUDIT COMMITTEE REPORT

         The audit committee of the CENIT board of directors is currently composed of four directors and operates under a written charter adopted by the board of directors, a copy of which is attached to this proxy statement as Exhibit D. During the year ended December 31, 2000, the audit committee and its subcommittee met a total of six times.

         The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000, with management and the independent auditors, KPMG LLP. The discussions with KPMG LLP also included the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

         KPMG LLP provided to the audit committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with KPMG LLP. The audit committee also considered whether the provision of non-audit services to CENIT by KPMG LLP is compatible with auditor independence.

         Based on the review and discussion referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in CENIT's annual report on Form 10-K filed with the SEC for the year ended December 31, 2000.

         Submitted by the audit committee of CENIT's board of directors.

                  Roger C. Reinhold, Chairman
                  William H. Hodges, Vice Chairman
                  John F. Harris
                  Anne B. Shumadine

AUDIT FEES

         We will pay KPMG LLP an aggregate of $85,000 for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2000, and for the review of the financial statements included in CENIT's Forms 10-Q for the third quarter of 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were paid by us to KPMG LLP for any information technology services (of the type described in Rule 2-01(c)(4)(ii)(B) of Regulation S-X) during 2000.

ALL OTHER FEES

         We paid KPMG LLP an aggregate of $36,500 for all services rendered by KPMG LLP to us during 2000 other than the audit services described above.

                            OTHER EXPERTS AND COUNSEL

         The SouthTrust Corporation consolidated financial statements and schedules incorporated by reference in this proxy statement/prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of CENIT Bancorp and subsidiaries as of December 31, 2000 and for the year then ended have been incorporated by reference in this proxy statement/prospectus in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.


         The CENIT Bancorp financial statements as of December 31, 1999 and for the years ended December 31, 1999 and 1998 incorporated in this proxy statement/prospectus by reference to CENIT Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



         Bradley Arant Rose & White LLP, a law firm located in Birmingham, Alabama and counsel for SouthTrust, will give an opinion as to the legality of the shares of SouthTrust common stock to be issued in connection with the merger and will give an opinion on the federal income tax consequences involved in the merger. As of June 29, 2001, the partners and associates of Bradley Arant Rose & White LLP beneficially owned approximately 3,590,000 shares of SouthTrust common stock.


              SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER MATTERS

         If the merger is completed, CENIT will no longer have annual meetings. If for some reason the merger does not take place, stockholders may submit a proposal for consideration by our stockholders at the 2002 Annual Meeting of Stockholders (the "2002 Meeting"). In order for the proposal to be includible in the proxy statement for any 2002 Meeting, the proposal must be received by our corporate secretary no later than December 28, 2001.

         Our bylaws provide a procedure for certain business to be brought before annual meetings of our stockholders, and these proposals may be properly brought before the meeting even if they are not includible in the proxy statement for the meeting, so long as the proposing stockholder complies with the advance notice provisions of the bylaws. If written notice of business proposed to be brought before the 2002 meeting is given to our corporate secretary and delivered or mailed to and received at our principal executive offices not later than December 28, 2001, such business may be brought before the 2002 meeting. Information regarding the contents of the required notice is to be found in our bylaws, which are available from us upon request.

         Stockholders are also permitted to submit nominations of candidates for the board of directors. If a stockholder wishes to nominate a candidate to stand for election as a director at any 2002 meeting, the nomination shall be made by written notice to our corporate secretary, which must be delivered or mailed to and received at our principal executive offices not later than December 28, 2001. The requirements regarding the form and content of stockholder nominations for directors are also set forth in the bylaws.

         Your board of directors does not know of any matters to be presented for consideration at the meeting other than those matters that are described in this proxy statement and in the notice of meeting accompanying this proxy statement/prospectus. If any other matters properly come before the meeting for consideration, it is the intention of the persons named in the accompanying proxy to vote the shares of CENIT common stock in accordance with their best judgment with respect to such other matters.

                                       By Order of the Board of Directors


                                       /s/ JOHN O. GUTHRIE

                                       John O. Guthrie
                                       Corporate Secretary
                                       CENIT Bancorp, Inc.

Norfolk, Virginia

July 3, 2001



         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE VIA THE INTERNET OR TELEPHONE OR TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                           SOUTHTRUST OF ALABAMA, INC.

                                       AND

                               CENIT BANCORP, INC.

                                  JOINED IN BY

                             SOUTHTRUST CORPORATION

                                TABLE OF CONTENTS

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1       Consummation of Merger; Closing Date................................A-1
         Section 1.2       Effect of Merger....................................................A-2
         Section 1.3       Further Assurances..................................................A-2
         Section 1.4       Directors and Officers..............................................A-2
         Section 1.5       Stock Option Agreement..............................................A-3

                                    ARTICLE 2

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES

         Section 2.1       Manner of Conversion of CENIT Shares................................A-3
         Section 2.2       CENIT Stock Options and Related Matters.............................A-3
         Section 2.3       Fractional Shares...................................................A-4
         Section 2.4       Effectuating Conversion  ...........................................A-4
         Section 2.5       Laws of Escheat.....................................................A-5

                                    ARTICLE 3


                     REPRESENTATIONS AND WARRANTIES OF CENIT

         Section 3.1       Corporate Organization..............................................A-6
         Section 3.2       Capitalization......................................................A-7
         Section 3.3       Financial Statements; Filings.......................................A-7
         Section 3.4       Loan Portfolio; Reserves............................................A-8
         Section 3.5       Certain Loans and Related Matters...................................A-8
         Section 3.6       Authority; No Violation.............................................A-9
         Section 3.7       Consents and Approvals..............................................A-9
         Section 3.8       Broker's Fees.......................................................A-9
         Section 3.9       Absence of Certain Changes or Events................................A-9
         Section 3.10      Legal Proceedings; Etc.............................................A-10
         Section 3.11      Taxes and Tax Returns..............................................A-10
         Section 3.12      Employee Benefit Plans.............................................A-11
         Section 3.13      Title and Related Matters..........................................A-12
         Section 3.14      Real Estate........................................................A-13
         Section 3.15      Environmental Matters..............................................A-13
         Section 3.16      Commitments and Contracts..........................................A-14
         Section 3.17      Regulatory, Accounting and Tax Matters.............................A-14
         Section 3.18      Registration Obligations...........................................A-14
         Section 3.19      Antitakeover Provisions............................................A-14
         Section 3.20      Insurance..........................................................A-14
         Section 3.21      Labor..............................................................A-15
         Section 3.22      Compliance with Laws...............................................A-15
         Section 3.23      Transactions with Management.......................................A-15
         Section 3.24      Derivative Contracts...............................................A-16
         Section 3.25      Deposits...........................................................A-16
         Section 3.26      Accounting Controls................................................A-16
         Section 3.27      Proxy Materials....................................................A-16

         Section 3.28      Deposit Insurance..................................................A-16
         Section 3.29      Intellectual Property..............................................A-16
         Section 3.30      SEC Filings........................................................A-16
         Section 3.31      Untrue Statements and Omissions....................................A-16

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                              SOUTHTRUST AND ST-SUB

         Section 4.1       Organization and Related Matters of SouthTrust.....................A-17
         Section 4.2       Organization and Related Matters of ST-Sub.........................A-17
         Section 4.3       Capitalization.....................................................A-17
         Section 4.4       Authorization......................................................A-17
         Section 4.5       Financial Statements...............................................A-18
         Section 4.6       Absence of Certain Changes or Events...............................A-18
         Section 4.7       Legal Proceedings, Etc.............................................A-18
         Section 4.8       Insurance..........................................................A-18
         Section 4.9       Consents and Approvals.............................................A-19
         Section 4.10      Proxy Materials....................................................A-19
         Section 4.11      Accounting, Tax, Regulatory Matters................................A-19
         Section 4.12      No Broker's or Finder's Fees.......................................A-19
         Section 4.13      Compliance with Laws...............................................A-19
         Section 4.14      SEC Filings........................................................A-19
         Section 4.15      Untrue Statements and Omissions....................................A-19

                                    ARTICLE 5

                            COVENANTS AND AGREEMENTS

         Section 5.1       Conduct of the Business of CENIT and CENIT Subsidiaries............A-20
         Section 5.2       Current Information................................................A-22
         Section 5.3       Access to Properties; Personnel and Records........................A-22
         Section 5.4       Approval of CENIT Shareholders.....................................A-22
         Section 5.5       No Other Bids......................................................A-23
         Section 5.6       Notice of Deadlines................................................A-23
         Section 5.7       Affiliates.........................................................A-23
         Section 5.8       Maintenance of Properties..........................................A-23
         Section 5.9       Environmental Audits...............................................A-23
         Section 5.10      Title Insurance....................................................A-23
         Section 5.11      Surveys and Legal Descriptions.....................................A-24
         Section 5.12      Consents to Assign and Use Leased Premises.........................A-24
         Section 5.13      Compliance Matters.................................................A-24
         Section 5.14      Exemption Under Anti-Takeover Statutes.............................A-24
         Section 5.15      Conforming Accounting and Reserve Policies.........................A-24
         Section 5.16      Subsidiary Merger Agreement........................................A-24
         Section 5.17      Signage............................................................A-24
         Section 5.18      Remediation Activities.............................................A-24
         Section 5.19      Publicity..........................................................A-25
         Section 5.20      CENIT Stock Option Plans...........................................A-25

                                    ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

         Section 6.1       Best Efforts; Cooperation..........................................A-25
         Section 6.2       Regulatory Matters.................................................A-25
         Section 6.3       Other Matters......................................................A-25
         Section 6.4       Indemnification....................................................A-27
         Section 6.5       Current Information................................................A-28
         Section 6.6       Registration Statement.............................................A-28
         Section 6.7       Reservation of Shares..............................................A-28
         Section 6.8       Consideration......................................................A-28

                                    ARTICLE 7

                          MUTUAL CONDITIONS TO CLOSING

         Section 7.1       Shareholder Approval...............................................A-28
         Section 7.2       Regulatory Approvals...............................................A-29
         Section 7.3       Litigation.........................................................A-29
         Section 7.4       Proxy Statement and Registration Statement.........................A-29
         Section 7.5       Employment Agreements..............................................A-29

                                    ARTICLE 8

             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

         Section 8.1       Representations and Warranties.....................................A-29
         Section 8.2       Performance of Obligations.........................................A-29
         Section 8.3       Certificate Representing Satisfaction of Conditions................A-29
         Section 8.4       Absence of Adverse Facts...........................................A-29
         Section 8.5       Opinion of Counsel.................................................A-30
         Section 8.6       Consents Under Agreements..........................................A-30
         Section 8.7       Consents Relating to Leased Real Property..........................A-30
         Section 8.8       Material Condition.................................................A-30
         Section 8.9       Acknowledgment of Option Conversion................................A-30
         Section 8.10      Outstanding Shares of CENIT........................................A-30
         Section 8.11      Certification of Claims............................................A-30
         Section 8.12      Increase in Borrowing..............................................A-30

                                    ARTICLE 9

                       CONDITIONS TO OBLIGATIONS OF CENIT

         Section 9.1       Representations and Warranties.....................................A-30
         Section 9.2       Performance of Obligations.........................................A-31
         Section 9.3       Certificate Representing Satisfaction of Conditions................A-31
         Section 9.4       Absence of Adverse Facts...........................................A-31
         Section 9.5       Consents Under Agreements..........................................A-31
         Section 9.6       Opinion of Counsel.................................................A-31
         Section 9.7       SouthTrust Shares..................................................A-31
         Section 9.8       Tax Opinion........................................................A-31
         Section 9.9       Fairness Opinion...................................................A-31

                                   ARTICLE 10

                        TERMINATION, WAIVER AND AMENDMENT

         Section 10.1      Termination........................................................A-31
         Section 10.2      Effect of Termination..............................................A-32
         Section 10.3      Amendments.........................................................A-32
         Section 10.4      Waivers............................................................A-32
         Section 10.5      Non-Survival of Representations and Warranties.....................A-32

                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1      Alternative Structure..............................................A-33
         Section 11.2      Definitions........................................................A-33
         Section 11.3      Entire Agreement...................................................A-34
         Section 11.4      Notices............................................................A-34
         Section 11.5      Severability.......................................................A-35
         Section 11.6      Costs and Expenses.................................................A-35
         Section 11.7      Captions...........................................................A-35
         Section 11.8      Counterparts.......................................................A-35
         Section 11.9      Persons Bound; No Assignment.......................................A-35
         Section 11.10     Governing Law; Arbitration.........................................A-35
         Section 11.11     Exhibits and Schedules.............................................A-35
         Section 11.12     Waiver.............................................................A-35
         Section 11.13     Construction of Terms..............................................A-35

                         AGREEMENT AND PLAN OF MERGER OF
                           SOUTHTRUST OF ALABAMA, INC.
                                      WITH
                               CENIT BANCORP, INC.

                                LIST OF SCHEDULES


Disclosure Schedule 3.1(e)          Subsidiaries of CENIT and CENIT Bank
Disclosure Schedule 3.2             Options and Stock Appreciation Rights
Disclosure Schedule 3.3(e)          Undisclosed Obligations
Disclosure Schedule 3.4             Problems with Loan Portfolio
Disclosure Schedule 3.5             Certain Loans and Related Matters
Disclosure Schedule 3.6             Conflicts, Breaches and Defaults of Agreements
Disclosure Schedule 3.7             Consents Required in Connection with the Merger
Disclosure Schedule 3.8             Trident Securities Engagement Letter
Disclosure Schedule 3.9             Certain Changes or Events
Disclosure Schedule 3.10            Legal Proceedings
Disclosure Schedule 3.11            Problems with Tax Returns, Etc.
Disclosure Schedule 3.12(a)         Employee Benefit Plans
Disclosure Schedule 3.12(b)         Defined Benefit Pension Plan
Disclosure Schedule 3.12(d)         Undisclosed Liabilities Under Employee Benefit Plan
Disclosure Schedule 3.12(f)         Effect of Merger on Employee Benefit Plans
Disclosure Schedule 3.12(j)         Multiple Employer Welfare Arrangements
Disclosure Schedule 3.12(k)         Assets Held in "Rabbi Trust"/Similar Vehicles
Disclosure Schedule 3.12(l)         Continuing Obligations Under Employee Benefit Plans
Disclosure Schedule 3.13(a)         Claims and Encumbrances on Owned Property
Disclosure Schedule 3.13(b)         Claims and Encumbrances on Leased Property
Disclosure Schedule 3.14(a)         List of Real Property
Disclosure Schedule 3.14(b)         Description of Real Property Leases; Landlord Information
Disclosure Schedule 3.16(a)         Certain Commitments and Contracts
Disclosure Schedule 3.16(b)         Defaults Under Material Agreements
Disclosure Schedule 3.20            Insurance Policies
Disclosure Schedule 3.21(d)         Legal Proceedings Related to Labor Matters
Disclosure Schedule 3.22            Noncompliance
Disclosure Schedule 3.23            Transactions with Management
Disclosure Schedule 3.24            Derivative Contracts
Disclosure Schedule 3.25            Deposits of CENIT Bank Affiliates
Disclosure Schedule 3.29            Licensed Intellectual Property
Disclosure Schedule 4.4             Conflicts, Breaches and Defaults of Agreements
Disclosure Schedule 4.7             Legal Proceedings
Disclosure Schedule 4.9             Consents and Approvals
Disclosure Schedule 4.13            Compliance with Laws
Disclosure Schedule 5.1(b)(iv)      Certain Capital Expenditures
Disclosure Schedule 5.1(b)(v)       Certain Sales of Real Property
Disclosure Schedule 5.1(b)(vi)      Certain Bonuses to Executive Officers

                         AGREEMENT AND PLAN OF MERGER OF
                           SOUTHTRUST OF ALABAMA, INC.
                                      WITH
                               CENIT BANCORP, INC.

                                LIST OF EXHIBITS

Exhibit 1.5:               Stock Option Agreement
Exhibit 5.7:               Form of Affiliate Letter
Exhibit 5.16:              Subsidiary Merger Agreement
Exhibit 8.5:               Matters as to which Willcox & Savage, P.C., Counsel to CENIT, will opine
Exhibit 9.6:               Matters as to which Bradley Arant Rose & White LLP, Counsel to SouthTrust and ST-Sub, will opine

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                           SOUTHTRUST OF ALABAMA, INC.
                                       AND
                               CENIT BANCORP, INC.
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION

                  This AGREEMENT AND PLAN OF MERGER, dated as of the 4th day of May, 2001 (this "Agreement"), by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and CENIT Bancorp, Inc., a Delaware corporation and a unitary savings and loan holding company ("CENIT"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust").

                                WITNESSETH THAT:

                  WHEREAS, the respective Boards of Directors of ST-Sub and CENIT deem it in the best interests of ST-Sub and of CENIT, respectively, and of their respective shareholders, that ST-Sub and CENIT merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to
Section 368(a) of the Internal Revenue Code of 1986 (as amended, the "Code") (the "Merger");

                  WHEREAS, the Boards of Directors of ST-Sub and CENIT have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the State of Alabama, the State of Delaware and the United States;

                  WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver, or cause to be delivered, to the shareholders of CENIT the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

                  WHEREAS, CENIT owns all the issued and outstanding capital stock of CENIT Bank, a federally chartered savings bank ("CENIT Bank"), and ST-Sub owns all of the issued and outstanding capital stock of SouthTrust Bank, an Alabama state banking corporation ("ST-Bank"), and it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of a certain Subsidiary Merger Agreement (the "Subsidiary Merger Agreement"), CENIT Bank will be merged with and into ST-Bank (the "Subsidiary Merger");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that CENIT will be merged with and into ST-Sub and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of CENIT, par value $0.01 per share, into shares of common stock of SouthTrust, par value of $2.50 per share, shall be as hereinafter set forth.

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, CENIT shall be merged with and into ST-Sub (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to the laws of the States of Alabama and Delaware, and ST-Sub shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which a Certificate or Articles of Merger have been duly filed with the Secretaries of State of Alabama and Delaware, unless a later date is specified in such Certificate or Articles of Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and CENIT, the Effective Time of the Merger shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined herein) of any Regulatory Authority (as defined herein) having authority over the transactions contemplated under the Merger Agreement or the Subsidiary Merger Agreement and (ii) the date on which the shareholders of CENIT, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement.

                  (b) The closing of the Merger (the "Closing") shall take place at the principal offices of CENIT at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date, time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

         Section 1.2 Effect of Merger. At the Effective Time of the Merger, CENIT shall be merged with and into ST-Sub and the separate existence of CENIT shall cease. The Articles of Incorporation and Bylaws of ST-Sub, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Alabama and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of CENIT last in office shall execute and deliver or cause to be executed and delivered in the name of CENIT such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CENIT.

         Section 1.4       Directors and Officers.

                  (a) From and after the Effective Time of the Merger, the directors of the Surviving Corporation and officers of the Surviving Corporation shall be those persons serving as directors and officers of ST-Sub immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.

                  (b) From and after the Effective Time of the Merger and ending no sooner than the second anniversary of the Effective Time of the Merger, the directors of CENIT Bank, as of the date of this Agreement, shall serve as directors of an advisory board of ST-Bank to be established by ST-Bank and shall continue to receive compensation for service on that advisory board equivalent to that which they would have received had they continued as members of the Boards of Directors of CENIT Bank (including the additional compensation paid to the Chairman of the Board of CENIT Bank).

                  (c) From and after the Effective Time of the Merger and ending no sooner than December 31, 2002, ST-Bank shall continue in existence the advisory boards of CENIT Bank in existence as of the date of this Agreement, subject to such changes to the membership of those advisory boards as shall be appropriate in the ordinary course of business. The members of these advisory boards shall continue to be compensated for their service on the same basis as they were compensated immediately prior to the Effective Time of the Merger, and ST-Bank shall continue to make available to the members of these advisory boards, and to the members of the advisory board established pursuant to Section 1.4(b) above, incentive contests and programs on a substantially similar basis to those made available by CENIT Bank prior to the Effective Time of the Merger.

         Section 1.5 Stock Option Agreement. As a condition to the execution of this Agreement, CENIT is executing and delivering to SouthTrust the Stock Option Agreement in the form as annexed hereto as EXHIBIT 1.5.

                                    ARTICLE 2

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES

         Section 2.1 Manner of Conversion of CENIT Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of SouthTrust, ST-Sub, CENIT or the holder of any shares thereof, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of capital stock of ST-Sub outstanding immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, remain outstanding and unchanged and thereafter shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

                  (b) Each share of common stock of CENIT (the "CENIT Shares") held by CENIT or by SouthTrust (or any of their subsidiaries), other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                  (c) Except with regard to CENIT Shares excluded in (b) above, each CENIT Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 1.14 shares of common stock of SouthTrust (and the rights associated therewith pursuant to that certain Amended and Restated Rights Agreement dated as of August 1, 2000 between SouthTrust and American Stock Transfer & Trust Company (together, the "SouthTrust Shares")), and, subject to Section 2.2, all outstanding certificates representing CENIT Shares shall thereafter represent solely the right to receive SouthTrust Shares (such number of SouthTrust Shares, as may be adjusted as provided herein, being hereinafter referred to as the "Conversion Ratio"). The Conversion Ratio, including the aggregate number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger, such that the aggregate value of the consideration to be delivered by SouthTrust pursuant to this Agreement remains unchanged. The Conversion Ratio set forth in this Section 2.1 gives effect to the 2-for-1 stock split on SouthTrust Shares declared by the SouthTrust Board of Directors on April 18, 2001, payable on May 11, 2001 to shareholders of record on April 30, 2001.

         Section 2.2 CENIT Stock Options and Related Matters. (a) As of the Effective Time of the Merger, all rights with respect to CENIT Shares issuable pursuant to the exercise of stock options ("CENIT Options") and the related Stock appreciation rights, if any (the "CENIT SARs) granted by CENIT under CENIT Stock Option Plan and the CENIT Long-Term Incentive Plan (the "CENIT Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not such CENIT Options and CENIT SARs are then exercisable, shall, subject to this section, be assumed by SouthTrust in accordance with the terms of the particular CENIT Stock Option Plan under which such CENIT Options and CENIT SARs were issued and the agreements by which such CENIT Options and CENIT SARs are evidenced, except that from and after the Effective Time of the Merger,
(i) SouthTrust and its Compensation Committee shall be substituted for CENIT and the Committee of CENIT's Board of Directors administering the particular CENIT Stock Option Plan, (ii) subject to Section 6.3(e), each CENIT Option and CENIT SAR assumed by SouthTrust hereunder may be exercised solely for SouthTrust Shares, (iii) the number of SouthTrust Shares subject to such CENIT Option and CENIT SAR shall be equal to the number of CENIT Shares subject to such CENIT Option and CENIT SARs immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio, and (iv) the per share exercise price under each such CENIT

Option and the related CENIT SAR shall be adjusted by dividing the per share exercise price under each such CENIT Option by the Conversion Ratio and rounding up to the nearest cent.

                  (b) At all times after the Effective Time of the Merger, SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to permit the exercise of any converted or substitute CENIT Options. As soon as practicable after the Effective Time of the Merger, if it has not already done so, and to the extent CENIT shall have a registration statement in effect or an obligation to file a registration statement, SouthTrust shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the SouthTrust Shares subject to converted or substitute CENIT Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute CENIT Options remain outstanding.

                  (c) The number of SouthTrust Shares subject to the converted or substituted CENIT Options the exercise price thereof shall, from and after the date of this Agreement and the Effective Time of the Merger, be subject to appropriate adjustment in the event of the occurrence of any transaction described in Section 2.1(c) hereof if the record date with respect to such transaction is on or after the date of this Agreement or Effective Time of the Merger, respectively.

                  (d) Each CENIT Option which is an incentive stock option as defined in Section 422 of the Code shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. SouthTrust and CENIT agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.2(d). Except as otherwise provided herein, (i) the provisions of any CENIT Stock Option Plan that provide for the issuance or grant of any other interest in respect of the capital stock of CENIT shall be deleted as of the Effective Time of the Merger and (ii) CENIT shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of CENIT Options shall have any right thereunder to acquire any equity securities of CENIT.

                  (e) CENIT acknowledges that the holders of CENIT Options who may become or be deemed under Rule 16b-3 to be executive officers or directors of SouthTrust after the Effective Time of the Merger may be subject to the short-swing sale restrictions of the Securities Exchange Act of 1934 and regulations promulgated thereunder. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under
Section 16(a) of the Exchange Act, SouthTrust shall administer any CENIT Option Plan assumed pursuant to this Section 2.2 (or the SouthTrust Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time of the Merger.

                  (f) At the election of SouthTrust, CENIT shall procure from each holder of CENIT Options who is an employee or director of CENIT or CENIT Bank, and shall deliver to SouthTrust at the Closing, an executed acknowledgment of the treatment and disposition of such holder's CENIT Options, pursuant to this Section 2.2.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of CENIT Shares converted pursuant to the Merger, and each holder of CENIT Options assumed by SouthTrust pursuant to this Agreement, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger, in the case of shares exchanged pursuant to the Merger, or at the date of exercise, in the case of CENIT Options to be exercised for SouthTrust Shares. The market value of a SouthTrust Share at the Effective Time of the Merger or the date of exercise, as the case may be, shall be the last sale price of such SouthTrust Shares, as reported by The Nasdaq Stock Market ("NASDAQ") on the last business day preceding the Effective Time of the Merger or the date of exercise, as the case may be, or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Exchange Act, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion (a) American Stock Transfer & Trust Company, or such other institution as SouthTrust and ST-Bank may designate, shall serve as the exchange agent (the "Exchange Agent"). The

Exchange Agent may employ sub-agents in connection with performing its duties. As of the Effective Time of the Merger, SouthTrust will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by SouthTrust for CENIT Shares, along with the appropriate cash payment in lieu of fractional interests in SouthTrust Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of CENIT Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing CENIT Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing CENIT Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of CENIT Shares to transfer good and valid title to such CENIT Shares to SouthTrust, free and clear of all liens, claims and encumbrances.

                  (b) At the Effective Time of the Merger, the stock transfer books of CENIT shall be closed as to holders of CENIT Shares immediately prior to the Effective Time of the Merger and no transfer of CENIT Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing CENIT Shares shall, without any action on the part of any holder thereof, no longer represent CENIT Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the consideration contemplated by this Agreement into which CENIT Shares represented thereby were converted in the Merger.

                  (c) In the event that any holder of record as of the Effective Time of the Merger of CENIT Shares is unable to deliver the certificate which represents such holder's CENIT Shares, SouthTrust, in the absence of actual notice that any CENIT Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                  (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

                  (ii) Such security or indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless in respect of such stock certificate(s); and

                  (iii) Evidence to the satisfaction of SouthTrust that such holder is the owner of CENIT Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                  (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing CENIT Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                  (e) No holder of CENIT Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing CENIT Shares, and SouthTrust shall not be obligated to deliver any of the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares or any such dividend or other distribution with respect to SouthTrust Shares until such holder shall surrender the certificate or certificates representing CENIT Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares.

         Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of CENIT Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of CENIT, SouthTrust, ST-Sub, the Exchange Agent, nor any other Person acting on their behalf shall be liable to a holder of CENIT Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF CENIT

         CENIT and CENIT Bank hereby jointly and severally represent and warrant to ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) CENIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CENIT has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such places where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect (as defined herein) on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of CENIT on a consolidated basis. CENIT is duly registered as a unitary savings and loan holding company pursuant to the Home Owners' Loan Act of 1933, as amended. True and correct copies of the Certificate of Incorporation of CENIT and the Bylaws of CENIT each as amended to the date hereof, have been delivered to SouthTrust.

                  (b) CENIT Bank is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States. CENIT Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted. CENIT Bank is not required to be licensed or qualified to do business in Virginia or any other jurisdiction. True and correct copies of the federal charter of CENIT Bank and the Bylaws of CENIT Bank, each as amended to the date hereof, have been delivered to SouthTrust. CENIT Bank is a member of the Federal Home Loan Bank of Atlanta and owns the requisite amount of stock therein.

                  (c) Each subsidiary of CENIT Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each subsidiary has the corporate or requisite power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such places where the nature of the business being conducted by each subsidiary or the character or location of the properties and assets owned or leased by each subsidiary make such qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (d) Each of CENIT and CENIT Bank and each of the subsidiaries of CENIT Bank has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for each of them to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (e) Disclosure Schedule 3.1(e) lists all subsidiaries and all entities (whether corporations, partnerships or similar organizations) of CENIT (other than CENIT Bank) and CENIT Bank, including the corresponding percentage ownership, in which CENIT or CENIT Bank, as appropriate, owns, directly or indirectly, five percent (5%) or more of the ownership interests as of the date of this Agreement and indicates for each of CENIT's or CENIT Bank's subsidiaries as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All of such subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investment in equity ownership interests. CENIT or CENIT Bank, as appropriate, owns either directly or indirectly, all of the outstanding capital stock of each of its subsidiaries. No subsidiary of CENIT (other than CENIT Bank) or CENIT Bank is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. All of the shares of capital stock of each of the subsidiaries of CENIT and CENIT Bank are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights and are owned by CENIT or CENIT Bank, as appropriate, free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (f) The minute books of CENIT, CENIT Bank and each subsidiary of CENIT Bank contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof), since January 1, 1998.

         Section 3.2 Capitalization. (a) The authorized capital stock of CENIT consists of 7,000,000 CENIT Shares, of which 4,430,171 CENIT Shares are issued and outstanding as of the date hereof (none of which is held in the treasury of CENIT), and 3,000,000 preferred shares, par value $0.01 per share ("CENIT Preferred Shares"), of which no CENIT Preferred Shares as of the date hereof are issued and outstanding. All of the issued and outstanding CENIT Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of CENIT, or any securities or rights convertible into or exchangeable for shares of capital stock of CENIT, or any securities or rights convertible into or exchangeable for cash based on the value of Shares of capital stock of CENIT, except for options and stock appreciation rights to purchase 337,294 CENIT Shares (which are described in more detail in Disclosure Schedule 3.2).

                  (b) The authorized capital stock of CENIT Bank consists of 7,000,000 shares of common stock, par value of $0.01 per share, 100 shares of which are issued and outstanding as of the date hereof (none of which is held in the treasury of CENIT Bank) (the "CENIT Bank Shares") and 3,000,000 preferred shares, par value $0.01 per share ("CENIT Bank Preferred Shares"), of which no CENIT Bank Preferred Shares as of the date hereof are issued and outstanding. All of the issued and outstanding CENIT Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of CENIT Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of CENIT Bank.

                  (c) Except as may be limited or required by applicable laws relating to federal savings banks, all of the issued and outstanding shares of capital stock of CENIT Bank:

                           (i)      are owned by CENIT; and

                           (ii) are so owned free and clear of all liens and encumbrances and adverse claims thereto.

         Section 3.3 Financial Statements; Filings. (a) CENIT has previously delivered to SouthTrust copies of the financial statements of CENIT, CENIT Bank and their respective subsidiaries (prepared on a consolidated basis) as of and for the years ended December 31, 1998, December 31, 1999, and December 31, 2000. CENIT shall deliver to SouthTrust additional consolidated financial statements for the period ended March 31, 2001, and as of and for each subsequent calendar quarter or year of CENIT contemporaneously with the filing of such additional financial statements with the applicable Regulatory Authorities. The previously delivered financial statements and the additional consolidated financial statements of CENIT as of and for such subsequent calendar quarter or year are hereinafter referred to collectively as the "Financial Statements of CENIT").

                  (b) CENIT Bank has previously delivered to SouthTrust copies of the Thrift Financial Reports of CENIT Bank as of and for the fiscal year ended immediately prior to this Agreement and the Thrift Financial Reports of CENIT Bank as of and for the periods after the end of the most recent fiscal year and prior to the date of this Agreement, and CENIT Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Thrift Financial Reports for each subsequent fiscal quarter or year of CENIT Bank, the Thrift Financial Reports of CENIT Bank as of and for each subsequent fiscal quarter (or other reporting period) or year (such Thrift Financial Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Thrift Financial Reports of CENIT Bank").

                  (c) Each of the Financial Statements of CENIT and each of the Thrift Financial Reports of CENIT Bank (including the related notes, where applicable) have been prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been consistently applied during the periods involved, except as otherwise noted therein, and the books and records of CENIT and CENIT Bank have been and are being maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of CENIT, and each of the Thrift Financial Reports of CENIT Bank (including the related notes, where applicable) fairly present the financial position of CENIT on a consolidated basis, as applicable, and the financial position of CENIT Bank (as the case may be) as of the respective dates thereof and fairly present the results of operations of CENIT on a consolidated basis, as applicable, and the results of operations of CENIT Bank (as the case may be) for the respective periods therein set forth, subject to normal year-end audit adjustments in amounts consistent with past experience in the case of unaudited statements.

                  (d) To the extent not prohibited by law, CENIT has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by CENIT, CENIT Bank or any of their respective subsidiaries with the Regulatory Authorities, and will from time to time hereafter furnish, or cause CENIT Bank to furnish to SouthTrust, promptly after filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Except as set forth in Disclosure Schedule 3.3(e), since December 31, 2000, none of CENIT, CENIT Bank or any of their respective subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of CENIT on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of CENIT or the Thrift Financial Reports of CENIT Bank, or reflected in the notes thereto, or (ii) which were incurred after March 31, 2001, in the ordinary course of business consistent with past practices. Since March 31, 2001, except as set forth in Disclosure Schedule 3.3(e), neither CENIT nor CENIT Bank have incurred or paid any obligation or liability which would be material to the Condition of CENIT on a consolidated basis, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4       Loan Portfolio; Reserves.

                  (a) Except as set forth in Disclosure Schedule 3.4, (i) all evidences of indebtedness in original principal amount in excess of $50,000 reflected as assets in the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of and for the year ended December 31, 2000 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.

                  (b) (i) The allowances for possible loan losses shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of and for the year ended December 31, 2000 were, and the allowance for possible loan losses to be shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of CENIT and CENIT Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit); (ii) the reserve for losses with respect to other real estate owned ("OREO Reserve") shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of and for the year ended December 31, 2000 were, and the OREO Reserve to be shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of CENIT and CENIT Bank as of the dates thereof; (iii) the reserve for losses in respect of litigation ("Litigation Reserve") shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of and for the year ended December 31, 2000 were, and the Litigation Reserve to be shown on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to CENIT, CENIT Bank and their subsidiaries as of the dates thereof, and (iv) each such allowance or reserve described above has been established in accordance with the accounting principles described in
Section 3.3(c) and applicable regulatory requirements and guidelines.

         Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, none of CENIT, CENIT Bank or their respective subsidiaries is a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $50,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or, to the knowledge of CENIT, CENIT Bank or their respective subsidiaries, in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by CENIT, CENIT Bank or any Regulatory Authority, should have been classified by any bank examiner (whether regulatory or internal) as "substandard," "doubtful," "loss," "other loans especially mentioned", "other assets especially mentioned", "special mention", "credit risk assets", "classified", "criticized", "watch list", "concerned loans" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of CENIT, CENIT Bank or any CENIT subsidiary or any five percent (5%) shareholder of CENIT, CENIT Bank or any CENIT subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to CENIT, CENIT Bank or any CENIT subsidiary including, but not limited to, those promulgated, interpreted or enforced by any Regulatory Authority and which violation could have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

         Section 3.6 Authority; No Violation. (a) CENIT has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of CENIT and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of CENIT has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to CENIT's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceeding on the part of CENIT is necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by CENIT and delivered by CENIT (and assuming due authorization, execution and delivery by SouthTrust and ST-Sub), will constitute a valid and binding obligation of CENIT, and will be enforceable against CENIT in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  (b) Neither the execution and delivery of this Agreement by CENIT nor the consummation by CENIT of the transactions contemplated hereby, nor compliance by CENIT with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of CENIT or the Articles or Certificate of Incorporation or Bylaws of any CENIT subsidiary, or (ii) to the knowledge of CENIT, CENIT Bank or any CENIT subsidiary, assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of CENIT or CENIT Bank under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which CENIT or CENIT Bank is a party, or by which any of them or any of their respective properties or assets may be bound or affected, or (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CENIT, CENIT Bank or any of their respective material properties or assets except for (X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 3.6; and
(Y) with respect to (B) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

         Section 3.7 Consents and Approvals. Except for (i) the approval of the Merger by the shareholders of CENIT pursuant to the proxy statement of CENIT relating to the meeting of the shareholders of CENIT at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consents of the Regulatory Authorities; (iii) the approval of this Agreement by the shareholders of ST-Sub and CENIT; (iv) the filing of a Certificate or Articles of Merger with the States of Alabama and Delaware; and (v) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by CENIT of this Agreement, and the consummation by CENIT of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. Except for Trident Securities, whose engagement letter is set forth in Disclosure Schedule 3.8, neither of CENIT or CENIT Bank, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain Changes or Events. Except as set forth in Disclosure Schedule 3.9, (a) since December 31, 2000, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of CENIT Shares other than dividends declared, paid and/or set aside in the ordinary course of business consistent with past practice, or (ii) any change or any event involving a prospective change in the Condition of CENIT on a consolidated basis, or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of CENIT on a consolidated basis or on CENIT or CENIT Bank generally, including, without limitation any change in the administration or supervisory standing or rating of CENIT or CENIT Bank with any Regulatory Authority, and, to the knowledge of CENIT, CENIT Bank or their respective subsidiaries, no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, neither of CENIT or CENIT Bank is a party to any, and there are no pending or, to the knowledge of CENIT and each CENIT subsidiary, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against CENIT or CENIT Bank challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of CENIT and each CENIT subsidiary as of the date hereof, there is no proceeding, claim, action or governmental investigation against CENIT or CENIT Bank; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against CENIT or CENIT Bank which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of CENIT on a consolidated basis; there is no default by CENIT or CENIT Bank under any material contract or agreement to which CENIT or CENIT Bank is a party which, individually or in the aggregate would have a Material Adverse Effect on the Condition of CENIT on a consolidated basis; and none of CENIT or CENIT Bank is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of CENIT or CENIT Bank and none of CENIT or CENIT Bank has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. (a) CENIT has previously delivered or made available to SouthTrust copies of the federal, state and local income tax returns of CENIT and, if consolidated returns do not exist for all periods, of CENIT Bank and each of its respective subsidiaries, for the years 1998 and 1999 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in Disclosure Schedule 3.11, CENIT, CENIT Bank and their respective subsidiaries have duly filed (or obtained extensions to file) in correct form in all material respects all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and CENIT, CENIT Bank and any of their respective subsidiaries have duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by CENIT, CENIT Bank or any of their respective subsidiaries to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of CENIT, CENIT Bank and any of their respective subsidiaries), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. None of CENIT, CENIT Bank nor any of their respective subsidiaries is responsible for the taxes of any other person other than CENIT, CENIT Bank and any of their respective subsidiaries, under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                  (b) Except as disclosed in Disclosure Schedule 3.11, neither of CENIT, CENIT Bank nor any of their respective subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of CENIT, CENIT Bank or any of their respective subsidiaries, have been adequately provided for in the Financial Statements of CENIT.

                  (c) Except as disclosed in Disclosure Schedule 3.11, neither of CENIT, CENIT Bank nor any of their respective subsidiaries has made any payment, is obligated to make any payment or is a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

                  (d)      There has not been an ownership change, as defined in
Section 382(g) of the Code, of CENIT, CENIT Bank or any of their respective subsidiaries that occurred during or after any taxable period in which CENIT, CENIT Bank or any of their respective subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of CENIT immediately preceding the date of this Agreement.

                  (e) (i) Proper and accurate amounts have been withheld by CENIT, CENIT Bank and their respective subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by CENIT, CENIT Bank and their respective subsidiaries for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor have been included by either CENIT or CENIT Bank in the Financial Statements of CENIT.

         Section 3.12 Employee Benefit Plans. (a) None of CENIT, CENIT Bank or any of their respective subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure Schedule 3.12(a) (the "Employee Benefit Plans"). CENIT, CENIT Bank and their respective subsidiaries have, with respect to each such plan, delivered to SouthTrust true and complete copies of: (i) all current plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all current summary plan descriptions and material employee communications; (iii) Forms 5500 filed for each of the most recent three plan years with respect to which Forms 5500 have been required to be filed (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets (if any); (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation ("PBGC")) during the current and next preceding three (3) plan years.

                  (b) No Employee Benefit Plan is a defined benefit pension plan and, except as described in Disclosure Schedule 3.12(b), neither CENIT, CENIT Bank nor any CENIT subsidiary has ever maintained a defined benefit plan. None of Cenit, Cenit Bank or any of their respective subsidiaries (or any pension plan maintained by any of them) has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                  (c) None of CENIT, CENIT Bank or any of their respective subsidiaries has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                  (d) All Employee Benefit Plans comply, in all material respects, with the provisions of ERISA and the Code that are applicable to them, including, but not limited to, COBRA, HIPAA and any applicable, similar state law. Except as described in Disclosure Schedule 3.12(d), none of CENIT, CENIT Bank or any of their respective subsidiaries has any material liability under any such plan that is not reflected in the Financial Statements of CENIT or the Thrift Financial Reports of CENIT Bank.

                           For purposes of this Agreement, "COBRA" means the
provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and "HIPAA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

                  (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Employee Benefit Plan (i) which would result in the imposition, directly or indirectly, of a material excise tax under
Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a Material Adverse Effect on the Condition of CENIT on a consolidated basis; and no actions have occurred which could result in the imposition of a penalty under any other section or provision of ERISA.

                  (f) Except as described in Disclosure Schedule 3.12(f), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of CENIT, CENIT Bank or any of their respective subsidiaries under any Employee Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

                  (g) No Employee Benefit Plan is a multiemployer plan as defined in Section 414(f) of the Code or Section 3(37) or 4001(a)(31) of ERISA. CENIT, CENIT Bank and their respective subsidiaries have never been a party to or participant in a multiemployer plan.

                  (h) There are no actions, liens, suits or claims pending or, to the knowledge of CENIT, CENIT Bank or any CENIT subsidiary, threatened (other than routine claims for benefits) with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan. No assets of CENIT, CENIT Bank or their respective subsidiaries are subject to any lien under
Section 302(f) of ERISA or Section 412(n) of the Code.

                  (i) Each Employee Benefit Plan which is intended to qualify under Section 401(a) or 403(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it so qualifies and that its related trust is exempt from taxation under Section 501(a) of the Code and each such Employee Benefit Plan has been operated in accordance with its terms. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

                  (j) No Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA. Except as set forth in Disclosure Schedule 3.12(j), no Employee Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

                  (k) Any Employee Benefit Plan that is an employee pension benefit plan, as defined in Section 3(2) of ERISA , that is not qualified under
Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Except as described in Disclosure Schedule 3.12(k), no assets of CENIT, CENIT Bank or their respective subsidiaries are allocated to or held in a "rabbi trust" or similar funding vehicle.

                  (l) Except as set forth on Disclosure Schedule 3.12(l), no Employee Benefit Plan provides benefits to any current or former employee of CENIT, CENIT Bank or their respective subsidiaries beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Except as set forth on Disclosure Schedule 3.12(l), any such plan may be amended or terminated at any time by unilateral action of CENIT, CENIT Bank or their respective subsidiaries.

         Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a), each of CENIT, CENIT Bank and their respective subsidiaries has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under the name of any of them on the Financial Statements of CENIT or the Thrift Financial Reports of CENIT Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2000), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank or incurred in the ordinary course of business after December 31, 2000, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of CENIT on a consolidated basis.

                  (b) All agreements pursuant to which CENIT, CENIT Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and to the knowledge of CENIT, CENIT Bank or any CENIT subsidiary there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis. Except as set forth in Disclosure Schedule 3.13(b), CENIT, CENIT Bank and their respective subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

                  (c) Other than real estate that was acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by CENIT, CENIT Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or defects which do not interfere in any material respect with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by CENIT, CENIT Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or defects which do not interfere in any material respect with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by CENIT, CENIT Bank or their respective subsidiaries or in which CENIT, CENIT Bank or their respective subsidiaries has any ownership or leasehold interest.

                  (b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which CENIT or CENIT Bank is the lessee of any real property and which relates in any manner to the operation of the businesses of CENIT or CENIT Bank.

                  (c) To the knowledge of CENIT or any CENIT subsidiary, none of CENIT, CENIT Bank or their respective subsidiaries has violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (d) As to each parcel of real property owned or used by CENIT, CENIT Bank or any of their respective subsidiaries, none of CENIT or CENIT Bank has received notice of any pending or, to the knowledge of CENIT and each CENIT subsidiary, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's liens.

         Section 3.15      Environmental Matters.

                  (a) Each of CENIT, CENIT Bank, the Participation Facilities (as defined below), and the Loan Properties (as defined below, and, with respect to the Participation Facilities and the Loan Properties, only to the knowledge of CENIT or any CENIT subsidiary) are, and have been, in compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (b) There is no litigation pending or, to the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which CENIT, CENIT Bank or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined below) or
(ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on or involving a site owned, leased or operated by CENIT, CENIT Bank or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (c) To the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, there is no litigation pending or threatened before any court, governmental agency or board or other forum in which any Loan Property (or CENIT or CENIT Bank in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (d) To the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement, except as will not have, individually or in the aggregate, a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (e) During the period of (i) ownership or operation by CENIT or CENIT Bank of any of their respective current properties, (ii) participation by CENIT or CENIT Bank in the management of any Participation Facility, or (iii) holding by CENIT or CENIT Bank of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

                  (f) Prior to the period of (i) ownership or operation by CENIT or CENIT Bank of any of their respective current properties, (ii) participation by CENIT or CENIT Bank in the management of any Participation Facility, or (iii) holding by CENIT or CENIT Bank of a security interest in any Loan Property, to the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of CENIT on a consolidated basis.

         Section 3.16 Commitments and Contracts. (a) Except as set forth in Disclosure Schedule 3.16(a), none of CENIT, CENIT Bank or their respective subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by CENIT or CENIT Bank);

                  (ii)     Any labor contract or agreement with any labor union;

                  (iii) Any contract covenants which limit the ability of CENIT or CENIT Bank to compete in any line of business or which involve any restriction of the geographical area in which CENIT or CENIT Bank may carry on its businesses (other than as may be required by law or applicable regulatory authorities);

                  (iv) Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $40,000 or more; or

                  (v) Any other contract or agreement which would be required to be disclosed in reports filed by CENIT with the SEC, the OTS or the FDIC and which has not been so disclosed.

                  (b) Except as set forth in Disclosure Schedules 3.5 or 3.16(b), to the knowledge of CENIT, CENIT Bank or any CENIT subsidiary, there is not, under any material agreement, lease or contract (including but not limited to the Environmental Remediation and Indemnity Agreement between CENIT Bank and D&C, LLC, dated December 21, 1998) to which CENIT, CENIT Bank or any of their respective subsidiaries is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

         Section 3.17 Regulatory, Accounting and Tax Matters. None of CENIT, CENIT Bank or any of their respective subsidiaries has taken or agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder, or (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Section 3.18 Registration Obligations. Neither of CENIT or CENIT Bank is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 Antitakeover Provisions. CENIT, CENIT Bank and their respective subsidiaries have taken all actions required to exempt CENIT, this Agreement, the Merger, the Subsidiary Merger Agreement, the Subsidiary Merger and the Stock Option Agreement from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

         Section 3.20 Insurance. CENIT, CENIT Bank and their respective subsidiaries are presently insured, and during each of the past three calendar years have been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of CENIT and CENIT Bank, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of CENIT and each CENIT subsidiary provide adequate coverage against loss, and the fidelity bonds in effect as to which CENIT or CENIT Bank is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.20.

         Section 3.21 Labor. (a) No work stoppage involving CENIT, CENIT Bank or any of their respective subsidiaries is pending as of the date hereof or, to the knowledge of CENIT, CENIT Bank and their respective subsidiaries, threatened. None of CENIT, CENIT Bank or any of their respective subsidiaries is involved in, or, to the knowledge of CENIT, CENIT Bank and their respective subsidiaries, threatened with or affected by, any proceeding asserting that CENIT, CENIT Bank or any of their respective subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on CENIT. No union represents or claims to represent any employees of CENIT, CENIT Bank or their respective subsidiaries, and, to the knowledge of CENIT, CENIT Bank and their respective subsidiaries, no labor union is attempting to organize employees of CENIT, CENIT Bank or their respective subsidiaries.

                  (b) CENIT, CENIT Bank or their respective subsidiaries have made available to SouthTrust a true and complete list of all employees of CENIT, CENIT Bank and their respective subsidiaries as of the date hereof, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees.

                  (c) CENIT, CENIT Bank and their respective subsidiaries are in compliance in all material respects with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

                  (d) Except as set forth on Disclosure Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and, to the knowledge of CENIT, CENIT Bank or any of their respective subsidiaries, there is not threatened any proceeding against or affecting CENIT, CENIT Bank or their respective subsidiaries relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting CENIT, CENIT Bank or their respective subsidiaries.

         Section 3.22 Compliance with Laws. Each of CENIT, CENIT Bank and their respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis. Except as disclosed in Disclosure Schedule 3.22, none of CENIT or CENIT
Bank:

                  (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on the Condition of CENIT on a consolidated basis; and

                  (b) has received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that CENIT or CENIT Bank is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on the Condition of CENIT on a consolidated basis,
                           (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on the Condition of CENIT on a consolidated basis, (iii) requiring CENIT or CENIT Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of CENIT or CENIT Bank, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

         Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable in all material respects to those made available to other nonaffiliated similarly situated customers of CENIT Bank at the time such deposits were entered into, (b) the loans listed on Disclosure Schedule 3.5, (c) the agreements listed on Disclosure
Schedule 3.16, (d) obligations under employee benefit plans of CENIT, CENIT Bank and their respective subsidiaries set forth in Disclosure Schedule 3.12 and (e) the items described on Disclosure Schedule 3.23, the arrangements described in Sections 1.4(b) and 1.4(c) above, and any loans or deposit agreements entered into in the ordinary course with customers of CENIT Bank, there are no contracts with or commitments to present or former stockholders who own or owned more that 10% of the CENIT Shares, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Derivative Contracts. Neither of CENIT or CENIT Bank is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of CENIT which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in Disclosure
Schedule 3.24.

         Section 3.25 Deposits. None of the deposits of CENIT Bank are "brokered" deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, limitations applicable to public deposits, escrow limitations and similar actions taken in the ordinary course of business), and no portion of deposits of CENIT Bank represents a deposit of any Affiliate of CENIT's except as set forth in Disclosure Schedule 3.25.

         Section 3.26 Accounting Controls. Each of CENIT, CENIT Bank and their respective subsidiaries has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of CENIT, CENIT Bank and their respective subsidiaries; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as CENIT, CENIT Bank and their respective subsidiaries or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of CENIT, CENIT Bank and their respective subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of CENIT, CENIT Bank and their respective subsidiaries; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

         Section 3.27 Proxy Materials. None of the information relating to CENIT or CENIT Bank to be included in the Proxy Statement which is to be mailed to the shareholders of CENIT in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 3.28 Deposit Insurance. The deposit accounts of CENIT Bank are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); CENIT Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.29 Intellectual Property. Except as set forth in Disclosure Schedule 3.29, each of CENIT, CENIT Bank and their respective subsidiaries owns or possesses valid and binding licenses and other rights to use without additional payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its businesses; neither of CENIT or CENIT Bank has received any notice of conflict with respect thereto that asserts the right of others.

         Section 3.30 SEC Filings. CENIT has filed all forms, reports and documents required to be filed by CENIT with the SEC since December 31, 1998 (collectively, the "CENIT SEC Reports"). The CENIT SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CENIT SEC Reports or necessary in order to make statements in CENIT's SEC Reports, in light of the circumstances under which they were made, not misleading.

         Section 3.31 Untrue Statements and Omissions. No representation or warranty contained in Article 3 of this Agreement or in the Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                              SOUTHTRUST AND ST-SUB

         SouthTrust and ST-Sub hereby jointly and severally represent and warrant to CENIT as follows as of the date hereof and also as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to CENIT.

                  (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.2 Organization and Related Matters of ST-Sub. (a) ST-Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. ST-Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by ST-Sub, or the character or location or the properties and assets owned or leased by ST-Sub make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the Certificate or Articles of Incorporation and Bylaws of ST-Sub, as each may be amended to the date hereof, will be made available to CENIT.

                  (b) ST-Sub has in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.3 Capitalization. As of March 31, 2001, the authorized capital stock of SouthTrust consisted of 500,000,000 shares of common stock, par value $2.50 per share, 169,968,256 shares (which includes the rights associated with such shares pursuant to that certain Amended and Restated Rights Agreement dated as of August 1, 2000 between SouthTrust and American Stock Transfer & Trust Company) of which are issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust) as of the date hereof, and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.4 Authorization. Each of SouthTrust and ST-Sub has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of any necessary consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Sub, and no other corporate proceedings on the part of SouthTrust or ST-Sub are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust and ST-

Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement by SouthTrust or ST-Sub, nor the consummation by SouthTrust or ST-Sub of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles of Incorporation or Bylaws of ST-Sub or,
(ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Sub under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Sub is a party, or by which SouthTrust or ST-Sub or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Sub or any of their respective material properties or assets, except for
(X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.4; and (Y) with respect to (B) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.5 Financial Statements. (a) SouthTrust has made available to CENIT copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 1999 and 2000. SouthTrust shall deliver to CENIT additional consolidated financial statements for the period ended March 31, 2001, and as of and for each subsequent calendar quarter or year of SouthTrust, contemporaneously with the filing of such additional financial statements with the applicable Regulatory Authorities. The previously delivered financial statements and the additional consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year are hereinafter referred to collectively as the "Financial Statements of SouthTrust".

                  (b) Each of the Financial Statements of SouthTrust (including the related notes where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of SouthTrust (including the related notes where applicable) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth, subject to normal year-end audit adjustments in amounts consistent with past experience in the case of unaudited statements.

                  (c) Since December 31, 2000, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 2000 in the ordinary course of business consistent with past practices. Since December 31, 2000, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

         Section 4.6 Absence of Certain Changes or Events. Since December 31, 2000, there has not been any material adverse change in the Condition of SouthTrust on a consolidated basis, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

         Section 4.7 Legal Proceedings, Etc. Except as set forth on Disclosure Schedule 4.7 hereto, or as disclosed in any document publicly filed by SouthTrust with the SEC and made available to CENIT hereunder, neither SouthTrust nor any of its affiliates is a party to any, and there have been no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to Item 103 of Regulation S-K promulgated by the SEC, or that otherwise, individually or in the aggregate, would have a Material Adverse Effect on SouthTrust.

         Section 4.8 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.9 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the respective shareholders of ST-Sub and CENIT; (iii) filing of Articles or Certificate of Merger with the States of Alabama and Delaware; and (iv) as disclosed in Disclosure Schedule 4.9, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Sub or, to the knowledge of SouthTrust, by CENIT of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.10 Proxy Materials. None of the information relating solely to SouthTrust or any Subsidiary to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of CENIT in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of CENIT to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 4.11 Accounting, Tax, Regulatory Matters. SouthTrust has not taken or agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement, including matters relating to the Community Reinvestment Act and protests thereunder.

         Section 4.12 No Broker's or Finder's Fees. Neither SouthTrust nor ST-Sub or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.13 Compliance with Laws. Each of SouthTrust, ST-Sub and their respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which individually or when taken together as a whole, will not have a Material Adverse Effect on SouthTrust. Except as disclosed in Disclosure Schedule 4.13, none of SouthTrust or ST-Sub:

                  (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have a Material Adverse Effect on SouthTrust; and

                  (b) has received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that SouthTrust or ST-Sub is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on SouthTrust, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on SouthTrust, (iii) requiring SouthTrust or ST-Sub to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SouthTrust or ST-Sub, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business.

         Section 4.14 SEC Filings. SouthTrust has filed all forms, reports and documents required to be filed by SouthTrust with the SEC since December 31, 1998 (collectively, the "SouthTrust SEC Reports"). The SouthTrust SEC Reports
(i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SouthTrust SEC Reports or necessary in order to make statements in SouthTrust's SEC Reports, in light of the circumstances under which they were made, not misleading.

         Section 4.15 Untrue Statements and Omissions. No representation or warranty contained in Article 4 of this Agreement or in the Disclosure Schedules of SouthTrust or ST-Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5

                            COVENANTS AND AGREEMENTS

         Section 5.1 Conduct of the Business of CENIT and CENIT Subsidiaries. (a) During the period from the date of this Agreement to the Effective Time of the Merger, CENIT shall, and shall cause CENIT Bank and its respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles,
(ii) use its best efforts to maintain and preserve intact for itself and for SouthTrust its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of CENIT or SouthTrust to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                  (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, CENIT shall not, and it shall not permit any CENIT subsidiary, without the prior written consent of SouthTrust which shall not be unreasonably withheld and which shall be granted or refused within 24 hours of request, to:

         (i) change, delete or add any provision of or to the Certificate of Incorporation or Bylaws of CENIT or Charter of CENIT Bank;

         (ii) (A) except for the issuance of CENIT Shares pursuant to the terms of the CENIT Options, change the number of shares of the authorized, issued or outstanding capital stock of CENIT, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of CENIT, or (B) declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of CENIT, except that CENIT may, but shall not be obligated to, declare and pay regular quarterly cash dividends on the CENIT Shares at a rate not in excess of $0.16 per share with usual and regular record and payment dates in accordance with past practice, provided that CENIT and SouthTrust will cooperate in selecting the Effective Time and in declaring the CENIT quarterly dividend to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of CENIT Shares do not become entitled to receive both a dividend in respect to their CENIT Shares and a dividend in respect to SouthTrust Shares, or fail to be entitled to receive any quarterly dividend;

         (iii) incur any material liabilities or material obligations (other than deposit liabilities, Federal Home Loan Bank borrowings and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (iv) make any capital expenditures individually in excess of $75,000, or in the aggregate in excess of $150,000 other than pursuant to binding commitments existing on March 31, 2001 and disclosed in a Disclosure Schedule delivered pursuant to Article

                  5 of this Agreement or in the annexed Disclosure Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

         (v) except as set forth in Disclosure Schedule 5.1(b)(v), and except with respect to any residential real property which will not result in a material loss or charge-off to CENIT Bank, sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $75,000;

         (vi) except as disclosed in Disclosure Schedule 5.1(b)(vi), pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement, provided, however, that no contributions shall be made to the Management Recognition Plan and Trust or awards made thereunder; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person other than with respect to those contracts listed on Disclosure Schedule 3.16(a); alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement (provided, the aggregate amount of such increases shall not exceed five percent (5%) of the aggregate compensation paid to such employees as of the date of this Agreement); grant any material increase in fees or other increase in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to CENIT or CENIT Bank that involves an aggregate of $25,000 or more, except to the extent management of CENIT determines in good faith that such action is necessary and required to maintain the safety and soundness of CENIT or CENIT Bank (provided that CENIT notifies SouthTrust prior to taking such action, and provided further that CENIT will use best efforts to ensure that any such new or amended agreement, lease or license does not constitute a long-term commitment and is entered into on economic terms favorable to CENIT, CENIT Bank, their successors and assigns;

         (viii) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing CENIT subsidiaries which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by CENIT Bank or any other CENIT subsidiary engaged in banking in a fiduciary capacity or (D) the creation of any new CENIT subsidiary organized to conduct and continue activities otherwise permitted by this Agreement;

         (ix) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with CENIT and CENIT Bank's past practices;

         (x) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in
                  Article 7 not being satisfied;

         (xi) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years, or any asset-backed security, other than those issued or guaranteed by the Government National

                  Mortgage Association, the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, or any Derivative Contract; or

         (xii) commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against CENIT, CENIT Bank or any of their respective subsidiaries for material money damages or restrictions upon any of their operations, other than claims which individually or in the aggregate do not exceed $50,000.

         Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, CENIT will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of CENIT. CENIT will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of CENIT or CENIT Bank, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting CENIT or a CENIT subsidiary, the institution or the threat of material litigation, claims, threats or causes of action involving CENIT or CENIT Bank, and will keep SouthTrust fully informed of such events. CENIT will furnish to SouthTrust, promptly after the preparation and/or receipt by CENIT thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, including, without limitation, monthly unaudited financial statements of CENIT Bank, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of CENIT and the Thrift Financial Reports of CENIT Bank.

         Section 5.3 Access to Properties; Personnel and Records. (a) For so long as this Agreement shall remain in effect, CENIT, CENIT Bank and their respective subsidiaries shall permit SouthTrust or its agents full access, during normal business hours and upon reasonable notice, to the properties of CENIT, CENIT Bank and their respective subsidiaries, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of CENIT or CENIT Bank, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and CENIT, CENIT Bank and their respective subsidiaries shall use their reasonable best efforts to provide SouthTrust and its representatives access to the work papers of CENIT's and CENIT subsidiaries' accountants. CENIT, CENIT Bank and their respective subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment, would violate any fiduciary obligations or duties of the officers or directors of CENIT or CENIT Bank or would violate any confidentiality agreement; provided that CENIT, CENIT Bank and their respective subsidiaries shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by CENIT, CENIT Bank and their respective subsidiaries.

                  (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five (5) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof so that such other party may seek a protective order or other appropriate remedy, and, provided further, in the event such other party is unable to obtain a protective order or other such remedy, the party that is subject to such legal requirement shall furnish only that portion of such information which it is advised by counsel is legally required and shall use best efforts to ensure that confidential treatment will be accorded such information. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 5.4 Approval of CENIT Shareholders. CENIT will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of CENIT will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and CENIT will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; provided, however, that the Board of Directors of CENIT will not be obligated to make any such recommendation if it has been advised in writing by its counsel that to do so could cause a breach of its fiduciary duties.

         Section 5.5 No Other Bids. For so long as this Agreement shall remain in effect, except with respect to this Agreement and the transactions contemplated hereby, neither CENIT nor any Affiliate thereof, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by CENIT, CENIT Bank or any of their respective subsidiaries shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any "takeover proposal" (as defined below) by any other party. Except to the extent CENIT's Board of Directors has been advised in writing by counsel to such Board of Directors that the failure to do so could cause a breach of its fiduciary duties, neither CENIT nor any Affiliate or representative thereof shall enter into a discussion with or furnish to a third party any non-public information or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its Affiliates or representatives not to engage in any of the foregoing. However, CENIT may communicate information about such a takeover proposal to its shareholders if the Board of Directors of CENIT has been advised in writing by its counsel that the failure to do so could cause a breach of its fiduciary duties. CENIT shall promptly notify SouthTrust orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. CENIT shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving CENIT, CENIT Bank or any of their respective subsidiaries or for the acquisition of a significant equity interest in CENIT, CENIT Bank or any of their respective subsidiaries or for the acquisition of a significant portion of the assets or liabilities of CENIT, CENIT Bank or any of their respective subsidiaries.

         Section 5.6 Notice of Deadlines. No later than twenty (20) days following the execution of this Agreement, CENIT will deliver to SouthTrust a schedule listing the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which CENIT or CENIT Bank is a party.

         Section 5.7 Affiliates. No later than thirty (30) days following the execution of this Agreement, CENIT shall deliver to SouthTrust a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of CENIT, "affiliates" of CENIT for purposes of Rule 145 under the Securities Act of 1933. In addition, CENIT shall use commercially reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to SouthTrust not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement substantially in the form of Exhibit 5.7 providing that such Person will not sell, pledge, transfer or otherwise dispose of CENIT Shares held by such Person, except as contemplated by such agreement or this Agreement, and will not sell, pledge, transfer or otherwise dispose of the SouthTrust Shares to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder. SouthTrust shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of SouthTrust Shares by such persons.

         Section 5.8 Maintenance of Properties. CENIT, CENIT Bank and their respective subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.9 Environmental Audits. At the election of SouthTrust, CENIT will, at its own expense, with respect to the operations center of CENIT Bank located at 225 West Olney Road, Norfolk, Virginia (the "Olney Property"), procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, whatever environmental audits as SouthTrust may request, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

         Section 5.10 Title Insurance. At the election of SouthTrust, CENIT will, at its own expense, with respect to each parcel of real property that CENIT or CENIT Bank owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, a commitment to issue owner's title insurance in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

         Section 5.11 Surveys and Legal Descriptions. At the election of SouthTrust, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.10, CENIT, at its own expense, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger. In addition, CENIT shall deliver to SouthTrust a complete legal description for each parcel of real estate or interest owned, leased or subleased by CENIT, CENIT Bank or their respective subsidiaries or in which CENIT, CENIT Bank or their respective subsidiaries has any ownership or leasehold interest.

         Section 5.12 Consents to Assign and Use Leased Premises. With respect to the leases disclosed in Disclosure Schedule 3.14(b), CENIT will, or shall cause CENIT Bank and each applicable subsidiary of CENIT and CENIT Bank to, use commercially reasonable efforts to obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of CENIT, CENIT Bank and their respective subsidiaries to ST-Bank and to permit the use and operation of the leased premises by ST-Bank.

         Section 5.13 Compliance Matters. Prior to the Effective Time of the Merger, CENIT shall take, or cause to be taken, all commercially reasonable steps requested by SouthTrust to cure any known deficiencies in regulatory compliance by CENIT or CENIT Bank; provided, however, neither SouthTrust nor ST-Sub shall be responsible for discovering or have any obligation to disclose the existence of such defects to CENIT nor shall SouthTrust or ST-Sub have any liability resulting from such deficiencies or attempts to cure them.

         Section 5.14 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, CENIT will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

         Section 5.15 Conforming Accounting and Reserve Policies. (a) At the request of SouthTrust, CENIT shall immediately prior to Closing establish and take such reserves and accruals as SouthTrust reasonably shall request to conform CENIT Bank's loan, accrual, reserve and other accounting policies to the policies of ST-Bank.

         (b) CENIT and CENIT Bank shall establish appropriate accruals with respect to the bonuses listed on Disclosure Schedule 5.1(b)(vi) and a reasonable estimate of the cost of the Supplemental Executive Retirement Plan between CENIT and Michael S. Ives (the "SERP") for the period commencing January 1, 2001 and ending on the Effective Time of the Merger. In addition, for purposes of calculating such bonuses and the estimated amount for the SERP, such accruals (net of tax) shall be netted against the net income of CENIT Bank.

         (c) The adjustments and accruals requested in this Section 5.15 shall not be taken into account as having a Material Adverse Effect on the condition of CENIT on a consolidated basis.

         Section 5.16 Subsidiary Merger Agreement. Prior to the Effective Time of the Merger, ST-Bank and CENIT Bank shall have executed and delivered the Subsidiary Merger Agreement substantially in the form annexed hereto as Exhibit
5.16. CENIT agrees that it shall vote by action by written consent or as otherwise required the shares of capital stock of CENIT Bank held by CENIT in favor of such Subsidiary Merger Agreement and the transactions contemplated thereby.

         Section 5.17 Signage. CENIT shall use commercially reasonable efforts to improve the location and visibility of the branch signage associated with the CENIT Bank branches located in Kmart stores.

         Section 5.18 Remediation Activities. CENIT and CENIT Bank shall proceed with diligence to obtain (a) a closure letter from the Virginia Department of Environmental Quality regarding the soil contamination located at the Olney Property, and (b) certificates of asbestos removal with respect to the first and third floors of the Olney Property from the respective companies which performed the asbestos removal, all as contemplated in that certain Environmental Remediation and Indemnity Agreement between CENIT Bank and D&C, LLC, dated December 21, 1998. In addition, CENIT shall deliver to SouthTrust an estimate for the cost of removing the asbestos from the second floor of the Olney Property.

         Section 5.19 Publicity. Except as otherwise required by law or the rules of NASDAQ, so long as this Agreement is in effect, neither ST-Sub nor CENIT shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

         Section 5.20 CENIT Stock Option Plans. CENIT shall use its best efforts to amend the CENIT Stock Option Plan and the Related Rights Agreements issued thereunder to provide that all CENIT SARs which have not been exercised as of the Effective Time of the Merger shall terminate as of the Effective Time of the Merger.

                                    ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters. (a) As promptly as practicable following the execution and delivery of this Agreement, SouthTrust and CENIT shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their commercially reasonable best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of CENIT. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

                  (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Other Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of CENIT, CENIT Bank or any of their respective subsidiaries or, except as otherwise explicitly provided herein by those agreements contemplated by
Section 8.9, an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                  (b) The parties agree that appropriate steps shall be taken to terminate the CENIT Retirement and Savings Plan (the "CENIT Savings Plan") as of a date prior to the Effective Time of the Merger, and SouthTrust shall take appropriate steps to wind up the CENIT Savings Plan and distribute the assets of its trust in accordance with the terms of the CENIT Savings Plan and applicable law, following the termination of the CENIT Savings Plan and receipt of a favorable determination letter from the Internal Revenue Service relating to such termination. In addition, the parties agree that appropriate steps shall be taken to terminate all of the Employee Benefit Plans other than the CENIT Savings Plan immediately prior to, at or as soon as administratively feasible following the Effective Time of the Merger, provided that the conditions of this Section 6.3(b) and of paragraphs (i)-(ii) below are then met and provided further that all employees of CENIT, CENIT Bank or any of their respective subsidiaries who were participating immediately prior to the Merger in the Employee Benefit Plans (other than the CENIT Savings Plan) for which SouthTrust maintains a corresponding plan shall commence participation in SouthTrust's corresponding plan upon the later of the Effective Time of the Merger or the date of termination of coverage under the employee benefit plans of CENIT, CENIT Bank or any of their respective subsidiaries without any gap or interruption in coverage (including any gap affecting any of CENIT employees' dependents), whether a gap in time of coverage or in waiting or elimination periods. Notwithstanding the foregoing, employees of CENIT, CENIT Bank and any of their respective subsidiaries shall not be entitled to participate in those SouthTrust plans described in Section 6.3(c) until the Applicable Date. Subject to Section 6.3(c) hereof and except as otherwise specifically provided below, SouthTrust agrees that the officers and employees of CENIT, CENIT Bank or any of their respective subsidiaries who SouthTrust or its subsidiaries employ shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans, sick leave, vacation, holiday pay and similar payroll practices and severance guidelines, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                           (i) with respect to each SouthTrust group health plan (within the meaning of Section 5000(b)(1) of the Code), SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the group medical insurance plan of CENIT, CENIT Bank or any of their respective subsidiaries during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                           (ii) credit for each such employee's past service with CENIT, CENIT Bank or any of their respective subsidiaries prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to each such employee, as if such service had been performed for SouthTrust, for purposes of:

                                    (A)      determining vacation, sick leave,
                  severance pay and other leave benefits and accruals, in accordance with the established policies of SouthTrust;

                                    (B)      establishing eligibility for
                  participation in and vesting under SouthTrust's welfare and fringe benefit plans, and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service.

                  (c) From and after the Applicable Date (as hereinafter defined) and subject to applicable law, SouthTrust shall recognize the service of all employees of CENIT, CENIT Bank or any of their respective subsidiaries for purposes of determining eligibility to participate in, and vesting in accrued benefits under the SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the SouthTrust Corporation Employees' Cash Profit Sharing Plan (the "ST Cash PS Plan"), and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") as follows:

                           (i) for purposes of vesting and eligibility under the SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the ST Cash PS Plan, the ST Retirement Plan and the ST Discount Stock Payroll Purchase Plan, all Past Service Credit shall be credited as if such service had been performed for SouthTrust and all service performed for SouthTrust from and after the Effective Time of the Merger shall be credited; and

                           (ii) for purposes of benefit accrual under the ST Retirement Plan, all service performed for SouthTrust from and after the Applicable Date shall be credited.

The "Applicable Date" with respect to a plan is as specified below:

                            Plan                              Applicable Date
                            ----                              ---------------
                  SouthTrust 401(k) Plan                      January 1, 2002

                  SouthTrust Employee Stock
                  Ownership Plan                              January 1, 2002

                  ST Cash PS Plan                             January 1, 2002

                  ST  Retirement Plan                         January 1, 2002

                  ST Discount Stock Payroll
                  Purchase Plan                               January 1, 2002

                  (d)      CENIT Employees Stock Ownership Plan

                           (i) Immediately following the execution of this Agreement, SouthTrust and CENIT agree that appropriate steps shall be taken to appoint, prior to the Effective Time and with the reasonable concurrence of the parties, an independent trustee (the "Successor Trustee) to replace the current ESOP Trustees (the "Current Trustees") of the CENIT Employees Stock Ownership Plan (the "ESOP") to act with respect to all matters related to the ESOP, including the consummation of the transactions contemplated herein as they relate to the ESOP.

                           (ii) Upon the consummation of the Merger and in accordance with Section 2.1 hereinabove, all CENIT Shares owned by the ESOP immediately prior to the Effective Time of the Merger, whether or not allocated to participant accounts, shall be converted into the right to receive shares of common stock of SouthTrust.

                           (iii) At the Effective Time of the Merger and in accordance the with Paragraph F of Article XIX of the ESOP, the ESOP shall be terminated (the "ESOP Termination"). Pursuant to the ESOP Termination, the Successor Trustee shall cause to be liquidated from the ESOP suspense account a sufficient number of shares of common stock of SouthTrust in order to fully satisfy the outstanding balance of the loan from CENIT to the ESOP, evidenced by that certain ESOP Loan Agreement, by and between CENIT (as lender) and the ESOP (as borrower), dated July 24, 1997 (the "ESOP Loan").

                           (iv)     Upon receipt of the proceeds of the
                  liquidation described in Section 6.3(d)(iii) above, the Successor Trustee shall remit said proceeds to CENIT (or its successors and assigns) in complete satisfaction of the ESOP Loan.

                           (v) Any shares of common stock of SouthTrust remaining in the ESOP suspense account after the complete satisfaction of the ESOP Loan shall then be released and allocated to the accounts of ESOP participants in accordance with the terms and conditions set forth in the ESOP.

                           (vi) Following the ESOP Termination, full satisfaction of the ESOP Loan and receipt of a favorable determination letter from the Internal Revenue Service relating to the ESOP Termination, the parties further agree that SouthTrust shall take appropriate steps to wind up the ESOP and distribute the assets of its trust in accordance with terms and conditions of the ESOP and applicable law.

         (e) SouthTrust agrees that, notwithstanding the Amendment to the CENIT Stock Option Plan Related Right Agreements dated as of March 29, 2001, each holder of outstanding CENIT SARs may elect to exercise such SARs for cash as of the Closing Date effective immediately prior to the Effective Time of the Merger, pursuant to the terms of the CENIT Stock Option Plan, the terms of the Related Rights Agreement under which each such CENIT SAR is granted, and subject to this Section 6.3(e). Such an election to exercise must be made by delivering written notice to the Treasurer of CENIT no later than 10:00 a.m. Eastern Daylight Time on the Closing Date. Each holder of CENIT SARs who exercises such CENIT SARs in accordance with this Section 6.3(e) shall be entitled to receive the exercise amount set forth in the Related Rights Agreement, provided that the fair market value of the CENIT Shares will be based on the reported last sales price for SouthTrust Shares on the Closing Date, multiplied by the Conversion Ratio. Any CENIT SARs not exercised as of the Closing Date or otherwise terminated will be subject to Section 2.2 herein.

         Section 6.4 Indemnification. (a) For a period of five (5) years after the Effective Time of the Merger, SouthTrust shall indemnify, defend and hold harmless each person entitled to indemnification from CENIT, CENIT Bank and/or their respective subsidiaries (each, an "Indemnified Party") against all liability arising out of actions or omissions occurring at or prior to the Effective Time of the Merger (including, without limitation, transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in CENIT's Certificate of Incorporation or Bylaws and CENIT Bank's federal charter, in each case as in effect as of the date hereof.

                  (b) After the Effective Time of the Merger, directors, officers and employees of CENIT and CENIT Bank, except for the indemnification rights provided for in this Section 6.4, shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of SouthTrust and its subsidiaries would be entitled under the Restated Certificate or Certificate or Articles of Incorporation and Bylaws of SouthTrust or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as SouthTrust may then make available to officers, directors and employees of SouthTrust and its subsidiaries.

                  (c) SouthTrust shall use its best efforts (and CENIT shall cooperate prior to the Effective Time of the Merger) to maintain in effect for a period of five (5) years after the Effective Time of the Merger CENIT's existing directors' and officers' liability insurance policy (provided that SouthTrust may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii)with the consent of CENIT (given prior to the Effective Time of the Merger) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time of the Merger and covering persons who are currently covered by such insurance; provided, that SouthTrust shall not be obligated to make aggregate premium payments for such five (5) year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to CENIT's and CENIT Bank's directors and officers, 150% of the highest annual premium payments during the last five (5) years on CENIT's current policy, as in effect as of the date of this Agreement multiplied by five (5) (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, SouthTrust shall use its reasonable efforts to maintain the most advantageous policies of director's and officer's liability insurance obtainable for a premium equal to the Maximum Amount.

                  (d) If SouthTrust or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of SouthTrust shall assume the obligations set forth in this Section 6.4.

         Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of CENIT and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.6 Registration Statement. SouthTrust shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act of 1933 and the general rules and regulations of the SEC promulgated thereunder. The Registration Statement shall include the form of Proxy Statement for the meeting of CENIT's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. CENIT, CENIT Bank and their respective subsidiaries will furnish to SouthTrust the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate. The legal responsibility for the contents of such Proxy Statement (other than information supplied by SouthTrust concerning SouthTrust or any SouthTrust Subsidiary) shall be and remain with CENIT, CENIT Bank and their respective subsidiaries. The legal responsibility for the contents of the information supplied by SouthTrust and relating solely to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

         Section 6.7 Reservation of Shares. SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

         Section 6.8 Consideration. SouthTrust shall issue the SouthTrust Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.

                                    ARTICLE 7

                          MUTUAL CONDITIONS TO CLOSING

         The obligations of SouthTrust and ST-Sub, on the one hand, and CENIT, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of CENIT and the sole shareholder of ST-Sub.

         Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or CENIT, based upon advice of counsel, would have a Material Adverse Effect with respect to the Conditions of SouthTrust or CENIT, as the case may be, each on a consolidated basis.

         Section 7.4 Proxy Statement and Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and SouthTrust shall have received all state securities laws, or "blue sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.

         Section 7.5 Employment Agreements. Those certain employment agreements between SouthTrust Bank and each of Michael S. Ives, Barry L. French and Alvin D. Woods, dated as of the date hereof and effective as of the Effective Time of the Merger, shall be in full force and effect.

                                    ARTICLE 8

             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

         The obligations of SouthTrust and ST-Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of CENIT set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement). For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Material Adverse Effect on the Condition of CENIT on a consolidated basis or the Condition of the Surviving Corporation.

         Section 8.2 Performance of Obligations. CENIT shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section 8.3 Certificate Representing Satisfaction of Conditions. CENIT shall have delivered to SouthTrust and ST-Sub a certificate executed by an executive officer of CENIT dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of CENIT under Article 3 of this Agreement.

         Section 8.4 Absence of Adverse Facts. No fact, event or condition exists or has occurred that, in the reasonable judgment of SouthTrust, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of CENIT on a consolidated basis or the consummation of the transactions contemplated by this Agreement, (b) would have a Material Adverse Effect on the interests of SouthTrust on a consolidated basis or (c) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Willcox & Savage, P.C. or other counsel to CENIT acceptable to SouthTrust in substantially the form set forth in Exhibit 8.5 hereof.

         Section 8.6 Consents Under Agreements. CENIT shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of CENIT under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the reasonable opinion of SouthTrust, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7 Consents Relating to Leased Real Property. CENIT shall have delivered evidence that each Consent described in Section 3.14(c) shall have been obtained by CENIT, CENIT Bank and any of their respective subsidiaries, as appropriate.

         Section 8.8 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or any SouthTrust Subsidiary, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of CENIT, CENIT Bank and their respective subsidiaries, or any other SouthTrust Subsidiary, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of CENIT or any SouthTrust Subsidiary, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks, savings associations and bank and savings association holding companies under similar circumstances.

         Section 8.9 Acknowledgment of Option Conversion. Each CENIT Option shall be assumed by SouthTrust in accordance with Section 2.2 and the terms of the particular CENIT Stock Option Plan under which such CENIT Options were issued as of the Effective Time of the Merger and each holder of a CENIT Option outstanding immediately prior to the Effective Time of the Merger who is employed by or a director of CENIT or CENIT Bank shall have executed and delivered to SouthTrust such documents as SouthTrust, with the advice of counsel, may deem necessary to evidence the assumption and conversion of such CENIT Options by SouthTrust.

         Section 8.10 Outstanding Shares of CENIT. The total number of CENIT Shares outstanding as of the Effective Time of the Merger and the total number of CENIT Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any CENIT Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for CENIT Shares, shall not exceed 4,767,465 shares in the aggregate.

         Section 8.11 Certification of Claims. CENIT shall have delivered a certificate to SouthTrust that CENIT is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of CENIT, CENIT Bank or any of their respective subsidiaries.

         Section 8.12 Increase in Borrowing. As of the date of any Financial Statement of CENIT or any Thrift Financial Report of CENIT Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of CENIT and the Thrift Financial Report of CENIT Bank that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iii) of Section 3.5 and in Disclosure Schedule 3.5.

                                    ARTICLE 9

                       CONDITIONS TO OBLIGATIONS OF CENIT


         The obligation of CENIT to consummate the Merger as contemplated herein is subject to fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust and ST-Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct, in all material respects, as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger), except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement. For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis or the Condition of the Surviving Corporation.

         Section 9.2 Performance of Obligations. SouthTrust and ST-Sub shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust and ST-Sub shall have delivered to SouthTrust and ST-Sub a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Sub under Article 4 of this Agreement.

         Section 9.4 Absence of Adverse Facts. No fact, event or condition exists or has occurred that, in the reasonable judgment of CENIT, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Consents Under Agreements. SouthTrust and ST-Sub shall have obtained the consent or approval of each Person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable judgment of CENIT, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated hereby.

         Section 9.6 Opinion of Counsel. CENIT shall have received the opinion of Bradley Arant Rose & White LLP, counsel to SouthTrust, dated the Effective Time of the Merger, to the effect set forth in Exhibit 9.6 hereof.

         Section 9.7 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

         Section 9.8 Tax Opinion. CENIT shall have received an opinion of Bradley Arant Rose & White LLP on or before the date on which the Proxy Statement of CENIT is to be mailed to holders of CENIT Shares in a form reasonably satisfactory to CENIT and its counsel, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of CENIT to the extent that they receive SouthTrust Shares in exchange for their CENIT Shares in the Merger.

         Section 9.9 Fairness Opinion. The Board of Directors of CENIT shall have received an Opinion Letter from Trident Securities (the "Fairness Opinion") dated prior to or as of the date the Proxy Statement is delivered to the shareholders of CENIT in connection with the solicitation of their approval of the Merger, stating that the Merger is fair, from a financial point of view, and the Fairness Opinion shall not have been withdrawn prior to or as of the Effective Time of the Merger.

                                   ARTICLE 10

                        TERMINATION, WAIVER AND AMENDMENT

         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                  (a) by the mutual consent in writing of the Board of Directors of SouthTrust, ST-Sub and CENIT; or

                  (b) by the Board of Directors of SouthTrust, ST-Sub, or CENIT if the Merger shall not have occurred on or prior to October 31, 2001, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                  (c) by the Board of Directors of SouthTrust, ST-Sub or CENIT (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of CENIT and
Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of CENIT and Section 9.1 of this Agreement in the case of SouthTrust; or

                  (d) by the Board of Directors of SouthTrust, ST-Sub or CENIT (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of CENIT and Section 9.1 in the case of SouthTrust or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

                  (e) by the Board of Directors of SouthTrust, ST-Sub or CENIT in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of CENIT fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at CENIT's shareholders' meeting where the transactions were presented to such shareholders for approval and voted upon; or

                  (f) by the Board of Directors of SouthTrust, ST-Sub or CENIT (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in this case of CENIT and
Section 9.1 in the case of SouthTrust or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement as the date after which such party may terminate this Agreement.

         Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except that the provisions of this Section 10.2, Section 10.5 and Article 11 of this Agreement shall survive any such termination and abandonment. In the event of termination by SouthTrust pursuant to Section 10.1(b), SouthTrust shall reimburse CENIT or CENIT Bank for the expenses incurred by CENIT or CENIT Bank in connection with procuring the environmental assessments, title insurance and surveys provided for in Sections 5.9, 5.10 and 5.11.

         Section 10.3 Amendments. To the extent permitted by law, this Agreement may be amended only by a subsequent writing signed by each of SouthTrust, ST-Sub, and CENIT.

         Section 10.4 Waivers. Subject to Section 11.12 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Sub, on the one hand, and CENIT, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations and Warranties. The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust or ST-Sub, or CENIT shall not survive the Effective Time of Merger, except that Sections 5.3(b), 6.3(b), 6.4, and 6.6 shall survive the Effective Time of the Merger, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, CENIT (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of SouthTrust, ST-Sub or CENIT contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Sub, on the one hand, and CENIT, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub or CENIT and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time of the Merger, ST-Sub shall be entitled to revise the structure of the Merger and/or the subsidiary Merger and related transactions in order to (x) substitute a SouthTrust subsidiary in the place of ST-Sub prior to the Merger, whereby such other SouthTrust subsidiary would be the Surviving Corporation upon consummation of the Merger or (y) provide that a different entity shall be the Surviving Corporation in the Merger provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not change the amount of consideration to be received by CENIT's shareholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein, (iii) not have a Material Adverse Effect on the rights of CENIT under this Agreement, and (iv) not otherwise be prejudicial to the interests of CENIT's shareholders. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

         Section 11.2 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                           "Affiliate" of a person shall mean (i) any other
person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or (other than Mid-Atlantic Investors) direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause
(ii) acts in any such capacity.

                           "Consent" shall mean a consent, approval or
authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

                           "Environmental Law" means any applicable federal,
state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by CENIT, CENIT Bank or any of their subsidiaries, or in which CENIT, CENIT Bank or any of their subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which CENIT, CENIT Bank or any of their subsidiaries has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility; "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R. ss. 300.1100(c).

                           "Material Adverse Effect," with respect to any party,
shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operation or financial performance of such party and their respective subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

                           "Regulatory Authorities" shall mean, collectively,
the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (the "OTS"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

         Section 11.3 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub and CENIT with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral; provided that the option with respect to CENIT Shares granted to SouthTrust by CENIT, as evidenced by the Stock Option Agreement dated May 3, 2001, shall continue in full force and effect. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                           If to CENIT:

                                    CENIT Bancorp, Inc.
                                    300 East Main Street, Suite 1350
                                    Norfolk, Virginia 23510
                                    Attention: Michael S. Ives
                                    Fax (757) 446-6700

                           with a copy to:

                                    Willcox & Savage, P.C.
                                    1800 Bank of America Center
                                    Norfolk, Virginia 23510-2197
                                    Attention: James J. Wheaton, Esq.
                                    Fax (757) 628-5566

                           If to ST-Sub or SouthTrust, then to:

                                    SouthTrust Corporation
                                    420 North 20th Street
                                    Birmingham, Alabama 35203
                                    Attention: Alton E. Yother
                                    Fax (205) 254-5022

                           with a copy to:

                                    Bradley Arant Rose & White LLP
                                    2001 Park Place, Suite 1400
                                    Birmingham, Alabama 35203-2736
                                    Attention: Paul S. Ware, Esq.
                                    Fax (205) 521-8800

                           All such notices or other communications shall be
deemed to have been delivered (i) upon receipt when delivery is made by hand,
(ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 11.5 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.6 Costs and Expenses. Expenses incurred by CENIT on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

         Section 11.7 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.9 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Sub to another affiliate of SouthTrust as contemplated in Section 11.1 above).

         Section 11.10 Governing Law; Arbitration. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Alabama (without respect to its conflicts of laws principles). ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by SouthTrust, one of whom shall be selected by CENIT, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this Agreement to arbitrate is governed by and enforceable under 9 U.S.C. ss.ss. 1 et seq. The place of arbitration shall be Birmingham, Alabama.

         Section 11.11 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.12 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.13 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.



[CORPORATE SEAL]
                                                   CENIT BANCORP, INC.


                                      By:  /s/ MICHAEL S. IVES
                                         ---------------------------------------
ATTEST                                              Michael S. Ives
                                              Its Chief Executive Officer

   /s/ JOHN O. GUTHRIE
----------------------------
     John O. Guthrie
      Its Secretary



[CORPORATE SEAL]
                                               SOUTHTRUST OF ALABAMA, INC.


                                      By:  /s/ ALTON E. YOTHER
                                         ---------------------------------------
ATTEST:                                              Alton E. Yother
                                               Its Secretary and Treasurer

    /s/ GARY E. KENNEDY
----------------------------
     Gary E. Kennedy
  Its Assistant Secretary



[CORPORATE SEAL]
                                                 SOUTHTRUST CORPORATION


                                      By:  /s/ ALTON E. YOTHER
                                         ---------------------------------------
ATTEST:                                              Alton E. Yother
                                         Its Secretary, Treasurer and Controller

    /s/ GARY E. KENNEDY
---------------------------
      Gary E. Kennedy
  Its Assistant Secretary

                                 AMENDMENT NO. 1
                                       TO
                        THE AGREEMENT AND PLAN OF MERGER
                         OF SOUTHTRUST OF ALABAMA, INC.
                             AND CENIT BANCORP, INC.
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION

                  This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER, dated as of the 19th day of June, 2001, by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and CENIT Bancorp, Inc., a Delaware corporation and a unitary savings and loan holding company ("CENIT"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust").

                                WITNESSETH THAT:

                  WHEREAS, ST-Sub, CENIT and SouthTrust are parties to that certain Agreement and Plan of Merger dated May 4, 2001 (the "Merger Agreement"); and

                  WHEREAS, ST-Sub, CENIT and SouthTrust desire to amend the Merger Agreement as set forth herein;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties agree as follows:

                  1. Capitalized terms used herein, but not defined, shall have the meaning assigned to them in the Merger Agreement.

                  2. Section 6.3(d)(iii) shall be amended to read as follows:

                           "(iii)   It is the intention of the parties that
immediately prior to the Effective Time of the Merger the ESOP shall be terminated (the "ESOP Termination"). In conjunction with the intended ESOP Termination, it is also contemplated that the Successor Trustee shall cause to be liquidated from the ESOP suspense account a sufficient number of shares common stock of SouthTrust in order to fully satisfy the outstanding balance of the loan from CENIT to the ESOP, evidenced by that certain ESOP Loan Agreement, by and between CENIT (as lender) and the ESOP (as borrower), dated July 24, 1997 (the "ESOP Loan"), such repayment to occur contemporaneously with the Merger or as soon as administratively possible thereafter."

                  3. Section 6.3(d) shall be amended further to add the following paragraphs:

                           "(vii)   The parties hereto agree and understand that
the Successor Trustee may decide that in order to satisfy its fiduciary obligations under ERISA, the course of action described in this Section 6.3(d) hereinabove should be modified, in whole or in part. In the event the Successor Trustee decides that the course of action described in this Section 6.3(d) hereinabove should be modified, in whole or in part, and such modification is acceptable to SouthTrust and CENIT, the modified course of action shall be implemented. In the event any such modification is unacceptable to SouthTrust or CENIT, or in the event the Successor Trustee has not made a definitive decision as to a course of action five business days prior to the date the shareholders of CENIT are scheduled to vote on the Merger, then the following shall occur:

                                    (A) prior to the date the shareholders of
CENIT are scheduled to vote on the Merger, CENIT shall amend the ESOP to delete Paragraphs C through G of Article XIX in their entirety; and

                                    (B) the Merger, as contemplated herein,
shall be consummated in accordance with and subject to the terms and conditions set forth in this Agreement, and the substitution of the course of action described in this Section 6.3(d)(vii) for the course of action described in this Section 6.3(d) hereinabove shall not constitute a fact, event or condition that will relieve SouthTrust, ST-Sub and CENIT from their obligations to consummate the Merger; and

                                    (C) upon the Effective Time, SouthTrust
shall become the plan administrator, plan sponsor and named fiduciary with respect to the ESOP and, in its sole discretion, retain the right in accordance with ERISA to direct the Successor Trustee (or the person or entity who is then serving as trustee for the ESOP) to transfer assets or liabilities between the ESOP and any other qualified retirement plan, spin-off ESOP assets or liabilities to any other qualified retirement plan, engage in a merger or consolidation of the ESOP with any other qualified retirement plan, terminate, amend or freeze the ESOP, or take such other actions with respect to the ESOP which are within its rights as plan administrator, plan sponsor and/or named fiduciary. In the event that SouthTrust shall determine to contribute to the ESOP after the Merger, SouthTrust, in its discretion, may defer the date for participation in the SouthTrust Employee Stock Ownership Plan by employees of CENIT, CENIT Bank and any of their respective subsidiaries who are participants in the ESOP during any period in which those employees accrue benefits under the ESOP that are attributable to contributions made by SouthTrust to the ESOP.

                           (viii)   The parties hereto recognize and understand
that SouthTrust does not intend to make any further contributions, in cash or in kind, to the ESOP and/or its related trust upon or after the Merger."

                  4. Except as provided herein, the terms of the Merger Agreement, as modified by this Amendment, shall remain otherwise unchanged, and continue in full force and effect.

                  5. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Amendment to be dated as of the date and year first above written.

[CORPORATE SEAL]
                                                 CENIT BANCORP, INC.


                                    By:          /S/MICHAEL S. IVES
                                       -----------------------------------------
ATTEST                                             Michael S. Ives
                                             Its Chief Executive Officer

       /S/JOHN O. GUTHRIE
--------------------------------
Name: John O. Guthrie
       Its Secretary

[CORPORATE SEAL]
                                             SOUTHTRUST OF ALABAMA, INC.


                                    By:           /S/ALTON E. YOTHER
                                       -----------------------------------------
ATTEST:                                             Alton E. Yother
                                              Its Secretary and Treasurer


       /S/GARY E. KENNEDY
--------------------------------
        Gary E. Kennedy
    Its Assistant Secretary

[CORPORATE SEAL]
                                                SOUTHTRUST CORPORATION


                                    By:           /S/ALTON E. YOTHER
                                       -----------------------------------------
ATTEST:                                             Alton E. Yother
                                        Its Secretary, Treasurer and Controller


       /S/GARY E. KENNEDY
--------------------------------
        Gary E. Kennedy
     Its Assistant Secretary

                                                                       EXHIBIT B



Board of Directors
CENIT Bancorp, Inc.
300 East Main Street
Suite 1350
Norfolk, Virginia  23510


Members of the Board:

         You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of the common stock, par value of $0.01 per share ("CENIT Common Stock"), of CENIT Bancorp, Inc. ("CENIT"), of the Exchange Ratio, as set forth in the Agreement and Plan of Merger dated as of May 4, 2001 (the "Agreement"), between CENIT, SouthTrust Corporation ("SouthTrust") and SouthTrust of Alabama, Inc.

         The Agreement provides for the merger ("Merger") of CENIT with and into SouthTrust of Alabama, Inc., a wholly-owned subsidiary of SouthTrust. Pursuant to the Agreement, at the Effective Time (as defined in the Agreement) each outstanding share of CENIT Common Stock will be exchanged for the right to receive 1.14 shares (the "Exchange Ratio") of the common stock, par value of $2.50 per share, of SouthTrust ("SouthTrust Common Stock"). Each option for the purchase of CENIT Common Stock will be converted into an option for the purchase of SouthTrust Common Stock. Certain outstanding Stock Appreciation Rights ("SARs") of CENIT may be redeemed for cash at the election of the holder of such SARs at the Effective Time. The terms and conditions of the Merger are more fully set forth in the Agreement.

         Trident Securities, a division of McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

         We have acted as CENIT's financial advisor in connection with, and have participated in certain negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

         (i) Reviewed CENIT's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 2000, December 31, 1999 and December 31, 1998, including the audited financial statements contained therein;

         (ii) Reviewed SouthTrust's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 2000, December 31, 1999 and December 31, 1998, including the audited financial statements contained therein;

         (iii) Reviewed certain other information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of CENIT and SouthTrust provided to us or publicly available;

Board of Directors
June __, 2001
Page 2


         (iv) Participated in meetings and telephone conferences with members of senior management of CENIT and SouthTrust concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

         (v) Reviewed certain stock market information for CENIT Common Stock and SouthTrust Common Stock, and compared it with similar information for certain companies, the securities of which are publicly traded;

         (vi) Compared the results of operations and financial condition of CENIT and SouthTrust with that of certain companies which we deemed to be relevant for purposes of this opinion;

         (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

         (viii)   Reviewed the Agreement and certain related documents; and

         (ix) Performed such other reviews and analyses as we have deemed appropriate.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of CENIT and SouthTrust contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either CENIT or SouthTrust, nor have we made or obtained or been furnished with any independent valuation or appraisal of any such assets, properties or facilities or any of the liabilities of either CENIT or SouthTrust. With respect to financial forecasts used in our analysis, we have assumed that such forecasts reflect the best currently available estimates and judgements of the management of CENIT and SouthTrust, as to the future performance of CENIT, SouthTrust, and CENIT and SouthTrust combined, as the case may be. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, including the tax-free treatment of the Merger to the holders of CENIT Common Stock, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

         We will receive a fee for our services as financial advisor to CENIT and for rendering this opinion, a substantial portion of which is contingent upon closing of the Merger. In the past, we have also provided certain other investment banking services for CENIT and have received compensation for such services.

         In the ordinary course of business, we may actively trade securities of CENIT and SouthTrust for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

         This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio to be received by the holders of CENIT Common Stock, and does not address the underlying business decision of CENIT's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any other terms

Board of Directors
June __, 2001
Page 3


of the Merger, and does not constitute a recommendation to any CENIT shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of CENIT Common Stock or SouthTrust Common Stock may be at the Effective Time of the Merger or as to the prospects of CENIT's business or SouthTrust's business.

         This opinion is directed to the Board of Directors of CENIT and may not be reproduced, summarized, described or referred to or given to any other person without our prior consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of CENIT Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in form reasonably acceptable to us and our counsel.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of CENIT Common Stock from a financial point of view.


                                       Very truly yours,


                                       TRIDENT SECURITIES
                                       A Division of McDonald Investments Inc.

                                                                       EXHIBIT C


                             STOCK OPTION AGREEMENT

                  This STOCK OPTION AGREEMENT, dated as of May 4, 2001 (the "Agreement"), is by and between CENIT Bancorp, Inc., a Delaware corporation ("Issuer"), and SouthTrust Corporation, a Delaware corporation ("Grantee").

                  WHEREAS, Issuer and SouthTrust of Alabama, Inc., an Alabama corporation and a wholly-owned subsidiary of Grantee ("ST-Sub"), have entered into an Agreement and Plan of Merger dated as of May 4, 2001 and joined in by Grantee (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into ST-Sub, with ST-Sub as the surviving corporation (the "Merger"); and

                  WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,184,426 shares (the "Option Shares") of Common Stock of Issuer, par value $0.01 per share ("Issuer Common Stock"), at a purchase price per Option Share (the "Purchase Price") equal to $ 46.36; provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

         3.       Exercise of Option.

         (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement,
(ii) Issuer shall not have the right to terminate the Merger Agreement in accordance with Section 10.1(c), (d) or (f) of the Merger Agreement, and (iii) no preliminary or permanent injunction or other order against the delivery of the Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time, but only following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force or effect upon the earlier to occur of (A) the Effective Time of the Merger, (B) the termination of the Merger Agreement in accordance with the terms thereof before the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 10.1(c), (d) or (f) of the Merger Agreement (an "Issuer Default Termination")); (C) the close of business on the 365th day after the occurrence of an Issuer Default Termination; and (D) the close of business on the 365th day after termination of the Merger Agreement (other than an Issuer Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event (hereinafter sometimes referred to as the "Termination Date"); provided that any purchase of Option Shares upon the exercise of the Option shall be subject to compliance with applicable law, and any required Consent of any Regulatory Authority. The rights set forth in
Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

         (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into a agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than transactions solely between Issuer's subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 10% or more of the consolidated assets of Issuer and its subsidiaries or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its significant subsidiaries;

                  (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more (unless such person or group is the beneficial owner of 10% or more on the date hereof, in which event a "Purchase Event" shall occur if such person or group acquires an additional 5% or more) of the voting power of Issuer or any of its significant subsidiaries;

                  (iii) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                  (iv) after a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Merger Agreement terminates, and thereafter Issuer shall have breached any representation, warranty, covenant or agreement in the Merger Agreement and such breach would entitle Grantee to terminate the Merger Agreement under Section 10.1 thereof (without regard to the cure period provided therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement).

         (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

         (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case, after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act of 1956, as amended, the Home Owners' Loan Act of 1933, as amended, the Bank Merger Act, as amended, the Change in Bank Control Act of 1978, as amended, or any other applicable law seeking approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.


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         (e)      In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) subject to the next sentence, a place and date not earlier than three (3) business days nor later than fifteen
(15) business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any Regulatory Authority is required in connection with such purchase, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period). Issuer shall co-operate with Grantee in the filing of any applications or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur immediately following receipt of such consent (or the filing of any such prior notification and the expiration of any mandatory waiting periods).

         (f) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:

                  (i) Grantee's Total Profit (defined below) exceed $4,400,000 and, if it otherwise would exceed such amount, Grantee at its sole election, may either (A) reduce any remaining shares of Issuer Common Stock subject to the Option, (B) deliver to Issuer for cancellation without consideration shares of Issuer Common Stock previously purchased by Grantee pursuant to the exercise of the Option, (C) pay cash to Issuer, or (D) any combination of the foregoing, so that Grantee's actual realized Total Profit shall not exceed $4,400,000 after taking into account the foregoing actions; or

                  (ii) the Option be exercised for a number of shares of Issuer Common Stock that would, as of the date of exercise, result in Grantee's Total Notional Profit (as defined below) exceeding $4,400,000.

                  As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) any net cash amounts received by Grantee pursuant to the sale of shares of Issuer Common Stock received pursuant to the exercise of the Option (or any other securities into which such shares shall be converted or exchanged) to any unaffiliated person less Grantee's purchase price of such shares; (ii) any amount received by Grantee pursuant to Issuer's repurchase of shares of Issuer Common Stock received pursuant to the exercise of the Option less Grantee's purchase price of such shares, and (iii) any amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof).

                  As used in this Agreement, the term "Total Notional Profit" with respect to any number of shares of Issuer Common Stock as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option was exercised on such date for such number of shares and assuming that such shares, together with all other shares held by Grantee or its affiliates as of such date that were issued pursuant to the exercise of the Option, were sold for cash at the last sale price per share of Issuer Common Stock as quoted on any national securities exchange (including the NASDAQ - National Market System) or, if Issuer Common Stock is not then quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee as of the close of business on the preceding trading day (less customary brokerage commissions).

         4.       Payment and Delivery of Certificates.

         (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified herein.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a) above, (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and
(B) if the Option is exercised in part only, a new Stock Option Agreement, executed by Issuer, with the same terms as this


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Agreement evidencing the right to purchase the balance of the shares of Issuer
Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MAY 4, 2001. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes (excluding Grantee's income, franchise, gross receipts or similar taxes) and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Grantee or its assignee, transferee, or designee.

         (e) Issuer agrees (i) that it shall at all times maintain, free from pre-emptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by amendment to its Certificate of Incorporation or Bylaws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying (if applicable) with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (B) in the event, under any federal or state law, prior notice to or Consent of any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Grantee in preparing any required application or notice and providing such information to such Regulatory Authority as such Regulatory Authority may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

         5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

         (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary


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corporate action to authorize and reserve for issuance all additional shares of
Issuer Common Stock or other securities which may be issued pursuant to Section 7 of this Agreement upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7 of this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any pre-emptive right of any shareholder of Issuer, but subject to the voting restrictions contained in the Certificate of Incorporation of Issuer.

         (c) No Violation. Except as disclosed pursuant to the Merger Agreement, the execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Certificate of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have a Material Adverse Effect on the Condition of Issuer on a consolidated basis.

         6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter to this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         7.       Adjustment upon Changes in Capitalization, etc.

         (a) In the event of any change in Issuer Common Stock by reason of a stock dividend stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option; provided, the number of shares of Issuer Common Stock subject to the Option following such adjustment shall remain subject to the limitations set forth in 3(f) above.

         (b) In the event that, prior to the Termination Date, Issuer shall enter into an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer where Issuer shall be the continuing or surviving corporation, but, in connection with such merger, (A) the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or (B) the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Option, notwithstanding the fact that as of the date of consummation of such transaction the Termination Date shall have occurred, shall be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such entity being referred to as the "Substitute Option Issuer").


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         (c)      The Substitute Option shall have the same terms as the Option
(including without limitation, the limitations set forth in Section 3(f) above), provided that, if the terms of the Substitute Option cannot, because of the applicability of any law or regulation, have the exact terms as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then- holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of each share of Substitute Common Stock subject to the Substitute Option (the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

         (e)      The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with respect to which Issuer is one of the parties (if other than Issuer), (y) the Issuer in a consolidation or merger or in which the Issuer is the continuing or surviving corporation, and (z) the transferee of all or any substantial part of the Issuer's assets (or the assets of its subsidiaries).

                  (ii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (z) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ
         - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement described in Section 7(b) above; provided, however, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

                  (iii) "Average Price" shall mean the average last sales price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, as quoted on any national securities exchange (including the NASDAQ - National Market System), and if the Substitute Common Stock is not quoted on any such national securities exchange, the average of the bid price for the one year period described above, as quoted on the principal trading market or securities exchange on which such Substitute Common Stock is traded, as reported by a recognized source, as chosen by Grantee, but in no event higher than the last sales price or closing price or the bid price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.


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                  (iv)     "Substitute Common Stock" shall mean the shares of
         capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option issuer.

         (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the amount of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) in excess of (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

         (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all of the obligations of Issuer hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguished from or have lesser economic value (other than any diminution resulting from the fact that the Shares of Substitute Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act) than other shares of common stock issued by the Substitute Option Issuer).

         (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price," and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price," and "Substitute Common Stock," respectively.

         8.       Repurchase at the Option of Grantee.

         (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending at the close of business 365 days thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to complete or partial exercise of the Option with respect to which Grantee then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

         (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing,


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to the extent that prior notification to or Consent of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, or Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver from time to time, and as permitted by applicable law or regulation, that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying within five business days after the date on which Issuer is no longer prohibited; provided, however, that if Issuer at any time is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Grantee the Section 8 Repurchase Consideration, in full (and Issuer hereby undertakes to use its best efforts to obtain all required consents of regulatory authorities and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may, at its option, revoke its request that Issuer repurchase the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Grantee that portion of the Section 8 Repurchase Consideration that Issuer is not prohibited from delivering; and (ii) deliver, to the Grantee either (A) a new Stock Option Agreement evidencing the right of Issuer to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then prohibited from repurchasing.

         Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the Termination Date of this Option pursuant to Section 3(a) of this Agreement.

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of: (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) below; (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) above; or (iii) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the Nasdaq - National Market) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the sixty (60) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

         9.       Registration Rights.

         (a) Demand Registration Rights. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the Securities Act (or similar document under analogous bank securities regulations) if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf" registration statement under Rule


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415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that the Issuer may elect not to cause all of the shares for which the Grantee has requested participation in such registration to be registered and included in such underwritten public offering if the underwriters, for good business reasons and in good faith, object to such inclusion.

         (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

                  (i) prior to the earliest of (a) termination of the Merger Agreement, and (b) a Purchase Event or a Preliminary Purchase Event;

                  (ii)     more than once during any calendar year; and

                  (iii) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested.

         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 270 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares.

         (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all of its expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses, legal expenses, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above.

         (e) Indemnification. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this subparagraph
(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or
(iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

         In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any national securities exchange (including the NASDAQ - National Market System) or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on any such national securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.      Miscellaneous.

         (a) Expenses. Except as otherwise provided in Section 9 of this Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision if such waiver is in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Alabama without regard to any applicable conflicts of law rules.

         (e) Descriptive Heading. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or a such other address for a party as shall be specified by like notice):

                     If to Issuer to:      CENIT Bancorp, Inc.
                                           300 East Main Street, Suite 1350
                                           Norfolk, Virginia 23510
                                           Telecopy Number: (757) 446-6700
                                           Attention: Michael S. Ives
                                           President and Chief Executive Officer

                     with a copy to:       Willcox & Savage, P.C.
                                           1800 Bank of America Center
                                           One Commercial Place
                                           Norfolk, Virginia 23510
                                           Telecopy Number: (757) 628-5566
                                           Attention: James J. Wheaton, Esquire

                     If to Grantee to:     SouthTrust Corporation
                                           420 North 20th Street
                                           Birmingham, Alabama  35203
                                           Telecopy Number: (205) 254-6695
                                           Attention: Alton E. Yother
                                           Senior Vice President

                     with a copy to:       Bradley Arant Rose & White LLP
                                           2001 Park Place, Suite 1400
                                           Birmingham, Alabama  35203
                                           Telecopy Number:  (205) 251-8800
                                           Attention: Paul S. Ware, Esq.

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole but not in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                    CENIT BANCORP, INC.

                                    By:   /s/ Michael S. Ives
                                        ----------------------------------
                                                    Michael S. Ives
                                              Its Chief Executive Officer


ATTEST:
By:    /s/ John D. Guthrie
    -----------------------
Name:     John D. Guthrie
      ---------------------
Its:    Secretary
     ----------------------



[CORPORATE SEAL]


                                                SOUTHTRUST CORPORATION

                                    By:           /s/ Alton E. Yother
                                       ----------------------------------------
                                                    Alton E. Yother
                                        Its Secretary, Treasurer and Controller
ATTEST:
By:    /s/ Gary E. Kennedy
    -------------------------
      Gary E. Kennedy
    Its Assistant Secretary



[CORPORATE SEAL]

                                 AMENDMENT NO. 1
                            TO STOCK OPTION AGREEMENT
                                 BY AND BETWEEN
                           CENIT BANCORPORATION, INC.
                                       AND
                             SOUTHTRUST CORPORATION

                  This Amendment No. 1 to Stock Option Agreement, dated as of the 19th day of June, 2001, by and between CENIT Bancorp, Inc., a Delaware corporation and a unitary savings and loan holding company ("CENIT"), and SouthTrust Corporation, a Delaware corporation ("SouthTrust").

                                WITNESSETH THAT:

                  WHEREAS, CENIT and SouthTrust are parties to that certain Stock Option Agreement dated May 4, 2001 (the "Stock Option Agreement"); and

                  WHEREAS, CENIT and SouthTrust desire to amend the Stock Option Agreement as set forth herein in order to correctly reflect the parties' understanding of the price at which the option granted in the Stock Option Agreement may be exercised;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties agree as follows:

1. Capitalized terms used herein, but not defined, shall have the meaning assigned to them in the Stock Option Agreement.

2. Section 2 of the Stock Option Agreement shall be amended so that the Purchase Price equals $26.43, which takes into account the 2-for-1 stock split on SouthTrust common stock declared by the SouthTrust Board of Directors on April 18, 2001, payable on May 11, 2001 to shareholders of record on April 30, 2001, and the Conversion Ratio as set forth in the Merger Agreement.

3. Except as provided herein, the terms of the Stock Option Agreement, as modified by this Amendment, shall remain otherwise unchanged, and continue in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

                            (SIGNATURE PAGE FOLLOWS)

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Amendment to be dated as of the date and year first above written.

[CORPORATE SEAL]
                                                  CENIT BANCORP, INC.


                                    By:           /S/ MICHAEL S. IVES
                                       -----------------------------------------
ATTEST                                              Michael S. Ives
                                              Its Chief Executive Officer


       /S/ JOHN O. GUTHRIE
----------------------------------
         John O. Guthrie
          Its Secretary

[CORPORATE SEAL]
                                                 SOUTHTRUST CORPORATION


                                    By:           /S/ ALTON E. YOTHER
                                       -----------------------------------------
ATTEST:                                             Alton E. Yother
                                        Its Secretary, Treasurer and Controller


       /S/ GARY E. KENNEDY
----------------------------------
         Gary E. Kennedy
     Its Assistant Secretary

                                                                       EXHIBIT D


                               CENIT BANCORP, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.      AUDIT COMMITTEE PURPOSE

        The Audit Committee ("Committee") is appointed by the Board of Directors ("the Board") of CENIT Bancorp ("the Company") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

        - Monitor the integrity of the Company's financial reporting process, and systems of internal controls regarding finance, accounting, and legal compliance.

        - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

        - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

        - The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

        Committee members shall be appointed by the Board and shall meet the requirements of The Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. The Board views experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities as acceptable criteria for the accounting or related financial management expertise requirement.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Chair of the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.    AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

        Review Procedures

        1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

        2. Review the Company's annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Discuss certain matters required to be communicated to audit committees in accordance with current auditing standards.

        3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

        4. Review with financial management and the independent auditors the Company's quarterly financial results. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with current auditing standards. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

        Independent Auditors

        5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

        6. Approve the fees and other significant compensation to be paid to the independent auditors.

        7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

        8. Review the independent auditors' audit plan - discuss scope, staffing, reliance upon management, and internal audit and general audit approach.

        Internal Audit Department

        9. Review the internal audit department charter, budget, annual audit plan, changes in the plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

        10. Review the appointment, performance, and replacement of the director of internal audit.

        11. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

        12. Review significant reports of inspections and examinations by regulators.

        13. Review annually the Company's reporting under the Federal Deposit Insurance Improvement Act (FDICIA).

        Other Committee Responsibilities

        14. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

        15. Perform any other activities consistent with this Charter, the Company's Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.



        16. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

[FRONT OF PROXY CARD]


[LOGO]               Meeting of Stockholders              STOCKHOLDERS MEETING
                     Thursday, August 2, 2001               ADMISSION TICKET
                     5:00 p.m. local time
                     Norfolk Waterside Marriott Hotel
                     235 East Main Street
                     Norfolk, Virginia

Please present this ticket for admittance of stockholder(s) named above.
Admittance will be based upon availability of seating.

Instruction for Voting Your Proxy
CENIT Bancorp, Inc. is now offering stockholders of record three alternative ways of voting your proxies:
  BY TELEPHONE (using a touch-tone telephone)   THROUGH THE INTERNET (using a browser)    BY MAIL (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

         TELEPHONE VOTING        Available only until 5:00 p.m. Eastern time on August 1, 2001.

                  This method of voting is available for residents of the U.S.
                  and Canada
                  On a touch tone telephone, call TOLL FREE 1-877-816-0834, 24 hours a day, 7 days a week
                  You will be asked to enter ONLY the control number shown below
                  Have your proxy card ready, then follow the simple instructions
                  Your vote will be confirmed and cast as you directed

         INTERNET VOTING         Available only until 5:00 p.m. Eastern time on August 1,2001.

                  Visit our Internet voting website at HTTP://PROXY.GEORGESON.COM
                  Enter the Company Number AND Control Number shown below and follow the instructions on your screen.
                  You will incur only your usual Internet charges.

         VOTING BY MAIL

                  Simply mark, sign and date your proxy card and return it in the postage-paid envelope
                  If you are voting by telephone or the Internet, please do not mail your proxy card

                               COMPANY NUMBER                CONTROL NUMBER



                               TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

[X]  Please mark
     votes as in
     this example


                  The Board of Directors recommends a vote "FOR" proposals l and 2

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 4, 2001, by and between SouthTrust of Alabama, Inc. and CENIT, joined in by SouthTrust Corporation, whereby CENIT will be merged with and into SouthTrust of Alabama in accordance with the terms of the Agreement and Plan of Merger as more fully described in the proxy statement/prospectus dated July 3, 2001.


             FOR                AGAINST                   ABSTAIN

2.       Election of Directors
         Nominees: John F. Harris, William H. Hodges, Roger C. Reinhold

         FOR ALL DIRECTORS                  WITHHOLD
           LISTED                           AUTHORITY


(Instruction: To withhold authority to vote for any individual nominee(s) write the name(s) of such nominee(s) in the following space.)

[BACK OF PROXY CARD]

3. To vote, in its discretion, upon any other matters that may properly come before the meeting or any adjournment thereof.


Date:                                      , 2001
     --------------------------------------



--------------------------------------------------------------------------------
Signature


--------------------------------------------------------------------------------
Signature

PLEASE SIGN your name exactly as it appears hereon. Joint accounts need only one signature, but all accountholders should sign if possible. When signing as an administrator agent, corporation officer, executor, trustee, guardian or similar position or under a power of attorney, please add your full title to your signature.



[BACK OF PROXY CARD]

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENIT BANCORP, INC., FOR USE ONLY AT THE MEETING OF STOCKHOLDERS TO BE HELD
                 ON AUGUST 2, 2001 AND ANY ADJOURNMENT THEREOF.


PROXY

         The undersigned hereby acknowledges prior receipt of the Notice of the Meeting of Stockholders and the proxy statement/prospectus describing the matters set forth on the reverse side of this proxy card, and indicating the date, time and place of the meeting, and hereby appoints the Board of Directors of CENIT Bancorp, Inc., or any of them, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

         This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR the merger and the election of the Director nominees listed. Please sign and date this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by CENIT no later than 5:00 p.m. August 2, 2001.

         This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of THE CENIT. Should the undersigned be present and wish to vote in person at the meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of THE CENIT on a form provided at the meeting.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The restated certificate of incorporation and the restated by-laws of the registrant provide that the registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, if he was not adjudged to be liable for negligence or misconduct.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

               The following exhibits are filed as part of this registration statement:

   **2         Agreement and Plan of Merger of SouthTrust of Alabama, Inc. and
               CENIT Bancorp, Inc. Joined in by SouthTrust Corporation, as
               amended (included as Exhibit A to the proxy statement/prospectus filed as part of this registration statement).
     3(a)      Composite Restated Bylaws of SouthTrust Corporation, as amended.
    *3(b)      Composite Restated Certificate of Incorporation of SouthTrust
               Corporation which was filed as Exhibit 3 to the Registration
               Statement on Form S-3 of SouthTrust Corporation (Registration No.
               333-34947).
    *4(a)      Certificate of Designation of Preferences and Rights of Series
               1999 Junior Participating Preferred Stock, adopted December 16,
               1998 and effective February 22, 1999, which was filed as Exhibit
               A to Exhibit 1 to SouthTrust Corporation's Registration Statement
               on Form 8-A (File No. 001-14781).
    *4(b)      Amended and Restated Shareholder's Rights of Agreement, dated as of August 1, 2000, between SouthTrust Corporation and American
               Stock Transfer & Trust Company, Rights Agent, which was filed as
               Exhibit 1 to SouthTrust Corporation's Registration Statement on
               Form 8-A (File No. 001- 14781).
    *4(c)      Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as Exhibit
               4(a) to SouthTrust Corporation's Registration Statement on Form
               S-3 (Registration No. 33-13637).
    *4(d)      Subordinated Indenture, dated as of May 1, 1992, between
               SouthTrust Corporation and Chemical Bank, which was filed as
               Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of
               SouthTrust Corporation (Registration No. 33-52717).
    *4(e)      Form of Senior Indenture which was filed as Exhibit 4(b)(i) to the Registration Statement on Form S-3 of SouthTrust Corporation
               (Registration No. 33-52717).
   **5         Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.
   **8         Form of opinion of Bradley Arant Rose & White LLP regarding certain tax matters.
  **10         Stock Option Agreement, dated as of May 4, 2001, between
               SouthTrust Corporation and CENIT Bancorp, Inc., as amended
               (included as Exhibit C to the proxy statement/prospectus filed as part of this registration statement).
  **23(a)      Consent of Arthur Andersen LLP (with respect to SouthTrust
               Corporation).
  **23(b)      Consent of KPMG LLP (with respect to CENIT Bancorp, Inc.).
    23(c)      Consent of PricewaterhouseCoopers LLP (with respect to CENIT
               Bancorp, Inc.).
  **23(d)      Consent of Trident Securities
  **23(e)      Consent of Bradley Arant Rose & White LLP (included in Exhibits 5 and 8).
  **24         Power of Attorney.
  **99(a)      Form of Opinion of Trident Securities (included as Exhibit
               B to the proxy statement/prospectus filed as part of this registration statement).


--------------
  *  Incorporated by reference.

 **  Previously filed.

ITEM 22.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      (1)      The undersigned registrant hereby undertakes as
                           follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 20, 2001.


                                          SOUTHTRUST CORPORATION


                               By:/s/ WALLACE D. MALONE, JR.
                                  -------------------------------------
                               Its: Chairman of the Board of Directors,
                               President and Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                                                Title                             Date
      ---------                                                -----                             ----

/s/ WALLACE D. MALONE, JR.                      Chairman, President, Chief Executive          June 20, 2001
---------------------------                               Officer, Director
  Wallace D. Malone, Jr.                            (Principal Executive Officer)



    /s/ ALTON E. YOTHER                               Secretary, Treasurer and                June 20, 2001
---------------------------                             Controller (Principal
      Alton E. Yother                                      Accounting and
                                                         Financial Officer)


             *                                                Director                        June 20, 2001
---------------------------                         (Chairman and Chief Executive
     Julian W. Banton                                 Officer, SouthTrust Bank)



             *                                                Director                        June 20, 2001
---------------------------
      Carl F. Bailey


                                                              Director
---------------------------
     John M. Bradford


             *                                                Director                        June 20, 2001
---------------------------
     William A. Coley


             *                                                Director                        June 20, 2001
---------------------------
     H. Allen Franklin

             *                                                Director                        June 20, 2001
---------------------------
     William C. Hulsey


             *                                                Director                        June 20, 2001
---------------------------
      Donald M. James


                                                              Director
---------------------------
   Allen J. Keesler, Jr.


             *                                                Director                        June 20, 2001
---------------------------
      Rex J. Lysinger


             *                                                Director                        June 20, 2001
---------------------------
       Van L. Richey


             *                                                Director                        June 20, 2001
---------------------------
      Judy M. Merritt


             *                                                Director                        June 20, 2001
---------------------------
     Garry N. Drummond

By /s/ ALTON E. YOTHER
   ------------------------
       Alton E. Yother
      Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT
   NO.                         DESCRIPTION
-------                        -----------
 **2        Agreement and Plan of Merger of SouthTrust of Alabama, Inc. and
            CENIT Bancorp, Inc. Joined in by SouthTrust Corporation, as
            amended (included as Exhibit A to the proxy statement/prospectus filed as part of this registration statement).
   3(a)     Composite Restated Bylaws of SouthTrust Corporation, which was filed as Exhibit 4(e) to the Registration Statement on Form S-4
            of SouthTrust Corporation (Registration No. 33-61557).
  *3(b)     Composite Restated Certificate of Incorporation of SouthTrust
            Corporation which was filed as Exhibit 3 to the Registration
            Statement on Form S-3 of SouthTrust Corporation (Registration No.
            333-34947).
  *4(a)     Certificate of Designation of Preferences and Rights of Series
            1999 Junior Participating Preferred Stock, adopted December 16,
            1998 and effective February 22, 1999, which was filed as Exhibit
            A to Exhibit 1 to SouthTrust Corporation's Registration Statement
            on Form 8-A (File No. 001-14781).
  *4(b)     Amended and Restated Shareholder's Rights of Agreement, dated as of August 1, 2000, between SouthTrust Corporation and American
            Stock Transfer & Trust Company, Rights Agent, which was filed as
            Exhibit 1 to SouthTrust Corporation's Registration Statement on
            Form 8-A (File No. 001-14781).
  *4(c)     Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a)
            to SouthTrust Corporation's Registration Statement on Form S-3
            (Registration No. 33- 13637).
  *4(d)     Subordinated Indenture, dated as of May 1, 1992, between
            SouthTrust Corporation and Chemical Bank, which was filed as
            Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of
            SouthTrust Corporation (Registration No. 33-52717).
  *4(e)     Form of Senior Indenture which was filed as Exhibit 4(b)(i) to the Registration Statement on Form S-3 of SouthTrust Corporation
            (Registration No. 33-52717).

 **5        Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.
 **8        Form of opinion of Bradley Arant Rose & White LLP regarding certain tax matters.
**10        Stock Option Agreement, dated as of May 4, 2001, between
            SouthTrust Corporation and CENIT Bancorp, Inc., as amended
            (included as Exhibit C to the proxy statement/prospectus filed as part of this registration statement).
**23(a)     Consent of Arthur Andersen LLP (with respect to SouthTrust
            Corporation).
**23(b)     Consent of KPMG LLP (with respect to CENIT Bancorp, Inc.).
  23(c)     Consent of PricewaterhouseCoopers LLP (with respect to CENIT
            Bancorp, Inc.).
**23(d)     Consent of Trident Securities
**23(e)     Consent of Bradley Arant Rose & White LLP (included in Exhibits 5 and 8).
**24        Power of Attorney.
**99(a)     Form of Opinion of Trident Securities (included as Exhibit
            B to the proxy statement/prospectus filed as part of this
            registration statement).


---------------
  *  Incorporated by reference.


**  Previously filed